EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              THE YORK GROUP, INC.,

                         COLONIAL ACQUISITION CORP., AND

                              COLONIAL GUILD, LTD.

                                FEBRUARY 17, 1998
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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I THE MERGER.........................................................2
            1.1   THE MERGER.................................................2
            1.2   PURCHASE PRICE.............................................2
            1.3   CLOSING DATE...............................................2
            1.4   CLOSING DELIVERIES.........................................3
            1.5   CONSUMMATION OF THE MERGER.................................3
            1.6   EFFECT OF THE MERGER.......................................4
            1.7   CERTIFICATE OF INCORPORATION; BYLAWS.......................4
            1.8   DIRECTORS AND OFFICERS.....................................4
            1.9   CONVERSION OF SECURITIES...................................4
            1.10  DISSENTING SHARES..........................................4
            1.11  SURRENDER AND PAYMENT......................................5
            1.12  NO FURTHER RIGHTS OR TRANSFERS.............................5
            1.13  TAKING OF NECESSARY ACTION; FURTHER ACTION.................5
            1.14  POST CLOSING CASH AND NET WORKING CAPITAL ADJUSTMENTS......6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................7
            2.1   ORGANIZATION, EXISTENCE AND GOOD STANDING..................7
            2.2   CAPITAL STOCK..............................................8
            2.3   AUTHORITY..................................................8
            2.4   CONSENTS AND APPROVALS; NO VIOLATION.......................9
            2.5   FINANCIAL STATEMENTS.......................................9
            2.6   BOOKS AND RECORDS.........................................10
            2.7   ABSENCE OF UNDISCLOSED LIABILITIES........................10
            2.8   RECEIVABLES...............................................10
            2.9   INVENTORIES...............................................11
            2.10  CUSTOMERS AND SUPPLIERS...................................11
            2.11  ABSENCE OF CHANGES........................................11
            2.12  AGREEMENTS, CONTRACTS AND COMMITMENTS.....................12
            2.13  TAX MATTERS...............................................14
            2.14  TITLE TO PROPERTIES AND RELATED MATTERS...................15
            2.15  CONDITION AND SUFFICIENCY OF ASSETS.......................16
            2.16  COMPENSATION AND BENEFIT PLANS............................16
            2.17  COMPLIANCE WITH LAWS......................................19
            2.18  LITIGATION................................................20
            2.19  EMPLOYMENT MATTERS........................................20
            2.20  INSURANCE.................................................21
            2.21  ENVIRONMENTAL MATTERS.....................................21
            2.22  INTELLECTUAL PROPERTY.....................................24
            2.23  BANK ACCOUNTS; POWERS OF ATTORNEY.........................25
            2.24  NO BROKER'S OR FINDER'S FEES..............................25
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            2.25  CERTAIN PAYMENTS..........................................25
            2.26  DISCLOSURE................................................26
            2.27  DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES...........26

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................27
            3.1   ORGANIZATION, EXISTENCE AND GOOD STANDING.................27
            3.2   AUTHORITY.................................................27
            3.3   CONSENTS AND APPROVALS; NO VIOLATION......................27
            3.4   NO BROKER'S OR FINDER'S FEES..............................27
            3.5   DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES...........28

ARTICLE IV OBLIGATIONS OF THE COMPANY PENDING CLOSING.......................28
            4.1   OPERATIONS................................................28
            4.2   ACCESS AND INFORMATION....................................29
            4.3   ENVIRONMENTAL INVESTIGATION...............................30
            4.4   CORPORATE MATTERS.........................................31
            4.5   COVENANT TO SATISFY CONDITIONS............................31
            4.6   FINANCIAL STATEMENTS AND OTHER REPORTS....................32
            4.7   COOPERATION AND OBLIGATION TO SUPPLEMENT INFORMATION......32
            4.8   RESTRICTED ACTIVITIES.....................................32
            4.9   OTHER INQUIRIES AND DISCUSSIONS...........................35
            4.10  NOTIFICATION..............................................35

ARTICLE V CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER..........35
            5.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES................35
            5.2   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING............35
            5.3   PERFORMANCE; COMPLIANCE WITH AGREEMENT....................36
            5.4   AUTHORIZATION; THIRD PARTY CONSENTS.......................36
            5.5   NO MATERIAL ADVERSE CHANGE................................36
            5.6   OPINION OF THE COMPANY'S COUNSEL..........................36
            5.7   NO PROHIBITION OF TRANSACTION.............................36
            5.8   COMPLIANCE WITH LAW.......................................36
            5.9   DOCUMENTATION.............................................37
            5.10  COVENANT AGAINST COMPETITION..............................37
            5.11  EMPLOYMENT AGREEMENTS.....................................37
            5.12  CONSENTS TO ASSIGNMENTS...................................37
            5.13  RELEASES..................................................37
            5.14  RECORDS...................................................37
            5.15  COMPANY SHAREHOLDERS MEETING..............................37
            5.16  EXERCISE OF OUTSTANDING OPTIONS...........................38
            5.17  ACTIONS SATISFACTORY......................................38

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY...........38
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            6.1   ACCURACY OF REPRESENTATIONS AND WARRANTIES................38
            6.2   REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING............38
            6.3   PURCHASER'S PERFORMANCE; COMPLIANCE WITH AGREEMENT........38
            6.4   AUTHORIZATION; THIRD PARTY CONSENTS.......................38
            6.5   OPINION OF THE PURCHASER'S COUNSEL........................39
            6.6   NO PROHIBITION OF TRANSACTION.............................39
            6.7   DOCUMENTATION.............................................39
            6.8   ACTIONS SATISFACTORY......................................39

ARTICLE VII MUTUAL COVENANTS................................................39
            7.1   EXPENSES..................................................39
            7.2   PUBLIC ANNOUNCEMENTS......................................40
            7.3   CONFIDENTIALITY...........................................40

ARTICLE VIII TERMINATION....................................................40
            8.1   TERMINATION EVENTS........................................40
            8.2   EFFECT OF TERMINATION.....................................41

ARTICLE IX INDEMNIFICATION..................................................41
            9.1   INDEMNIFICATION BY THE SHAREHOLDERS.......................41
            9.4   INDEMNIFICATION BY THE PURCHASER..........................48
            9.5   NOTICE AND DEFENSE OF THIRD PARTY CLAIMS..................48
            9.6   LIMITATIONS...............................................49
            9.7   PAYMENT; INTEREST.........................................50
            9.8   INCONSISTENT PROVISIONS...................................50
            9.9   SUBROGATION TO INDEMNITY RIGHTS...........................50
            9.10  RELEASE OF ESCROW DEPOSIT.................................50

ARTICLE X MISCELLANEOUS.....................................................52
            10.1  NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....52
            10.2  AMENDMENT AND MODIFICATION................................52
            10.3  WAIVER; CONSENTS..........................................52
            10.4  FURTHER ASSURANCES........................................52
            10.5  NOTICES...................................................52
            10.6  ASSIGNMENT................................................54
            10.7  GOVERNING LAW.............................................54
            10.8  COUNTERPARTS..............................................54
            10.9  INTERPRETATION............................................55
            10.10 ENTIRE AGREEMENT..........................................55
            10.11 SEVERABILITY..............................................55
            10.12 ATTORNEYS' FEES...........................................55
            10.13 SHAREHOLDERS' REPRESENTATIVE..............................55
            10.14 LOCKUP AGREEMENTS.........................................56
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Schedule 2.1 - Organization, Existence and Good Standing
Schedule 2.2 - Capital Stock
Schedule 2.4 - Consents and Approvals; No Violation
Schedule 2.7 - Absences of Undisclosed Liabilities
Schedule 2.10 - Customers and Suppliers
Schedule 2.11 - Absence of Changes
Schedule 2.12 - Contracts, Agreements and Commitments
Schedule 2.13 - Tax Matters
Schedule 2.14 - Title to Properties and Related Matters
Schedule 2.15 - Condition and Sufficiency of Assets
Schedule 2.16 - Compensation and Benefit Plans
Schedule 2.17 - Compliance with Laws
Schedule 2.18 - Litigation
Schedule 2.19 - Employment Matters
Schedule 2.20 - Insurance
Schedule 2.21 - Environmental Matters
Schedule 2.22 - Intellectual Property
Schedule 2.23 - Bank Accounts; Powers of Attorney
Schedule 2.24 - No Broker's or Finder's Fees
Schedule 3.3 - Consents and Approvals; No Violation

Exhibit A - Definitions
Exhibit B - Form of Employment Agreement
Exhibit C - Release of Claims
Exhibit D - Form of Noncompetition Agreement
Exhibit E - Opinion of Counsel for the Company
Exhibit F - Opinion of Counsel for the Purchaser
Exhibit G - Escrow Agreement
Exhibit H - Lockup Agreement
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                          AGREEMENT AND PLAN OF MERGER

      This Agreement and Plan of Merger (this "AGREEMENT") is entered into as of February 17, 1998, by and among The York Group, Inc., a Delaware corporation (the "PURCHASER"), Colonial Acquisition Corp., a Delaware corporation ("NEWCO"), and Colonial Guild, Ltd., a West Virginia corporation (the "COMPANY").

                                    RECITALS

      WHEREAS, the Shareholders of the Company are the owners of an aggregate of 511,330 shares of the common stock, par value $1.00 per share (the "Stock"), of the Company, such stock constituting all of the issued and outstanding capital stock (of all classes) of the Company; and

      WHEREAS, the Purchaser desires to acquire the Company upon the terms and conditions set forth herein; and

      WHEREAS, the Purchaser and the Company believe that the merger of Newco with and into the Company (the "MERGER") in the manner provided by, and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is desirable and in the best interests of their respective corporations and shareholders; and

      WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Board of Directors of the Purchaser, Newco and the Company have approved the Merger, whereby each issued and outstanding share of Stock will be exchanged for cash; and

      WHEREAS, the Shareholders of the Company currently own all of the issued and outstanding Stock and will receive substantial benefits from the transaction contemplated by this Agreement; and

      WHEREAS, all holders of options to purchase an aggregate of 23,876 shares of Stock will exercise their options prior to, and participate in, the Merger; and

      WHEREAS, the parties hereto desire to set forth certain representations, warranties, covenants and indemnities herein as an inducement to the consummation of the Merger; and

      WHEREAS, capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in EXHIBIT A;

      NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
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                                    ARTICLE I
                                   THE MERGER

      I.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the West Virginia Corporation Act (the "WVCA") and the Delaware General Corporation Law (the "DGCL"), at the Effective Date (as defined in SECTION 1.5), Newco shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Newco shall cease and the Company shall continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION"). From and after the Effective Date, without any other action, the Surviving Corporation shall
(a) succeed to all rights, privileges and powers of each of the Company and Newco and (b) possess all of the property, real and personal, tangible and intangible, of each of the Company and Newco.

      I.2 PURCHASE PRICE. Subject to the provisions of SECTION 1.11 and SECTION 1.14, the Purchaser shall pay to the Shareholders for the Stock an aggregate purchase price of $60,000,000 in cash, plus the value of cash, cash equivalents and marketable securities as recorded on the Company's books on the Closing Date (as hereinafter defined) (collectively, the "PRELIMINARY PURCHASE PRICE"). The parties acknowledge that the Preliminary Purchase Price is based on the Company's balance sheet dated as of July 31, 1997 ("JULY 31 BALANCE SHEET"), which reflected Net Working Capital of $2,902,000, and which shall be adjusted as set forth herein. Prior to the Closing (as hereinafter defined), the Company shall deliver to the Purchaser a balance sheet as of the most recent month end ("PRELIMINARY BALANCE SHEET"), which shall be used to (i) adjust the Preliminary Purchase Price based on the Net Working Capital reflected on the Preliminary Balance Sheet and (ii) determine the amount to be paid at Closing with respect to cash, cash equivalents and marketable securities. The Preliminary Purchase Price shall be increased (if a positive number) or decreased (if a negative number) by an amount equal to the difference between (x) the Net Working Capital reflected on the Preliminary Balance Sheet and (y) the Net Working Capital reflected on the July 31 Balance Sheet. The aggregate amount to be paid at Closing shall be referred to as the "INITIAL CASH CONSIDERATION." The Initial Cash Consideration as adjusted after the Closing as set forth in SECTION 1.14, shall be referred to herein as the "PURCHASE PRICE."

      I.3 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 3500 Chase Tower, 600 Travis, Houston, Texas 77002, at such time and on such date on or after March 2, 1998, as the parties shall mutually agree and as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLES V AND VI; provided, that the closing conditions set forth in ARTICLES V AND VI shall have been satisfied or waived at or prior to such time. Except as provided in ARTICLE VIII hereof, failure to consummate the Closing provided for in this Agreement on the date and time and at the place determined pursuant to this SECTION 1.3 shall not result in the termination of this Agreement and shall not relieve any parties to this Agreement of any obligation hereunder. For purposes of this Agreement, the date on which the Closing actually occurs is the "CLOSING DATE."

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      I.4   CLOSING DELIVERIES.

            (1)   At the Closing:

                  (1) each of Michael C. Matuska ("MATUSKA") , Karen Baylor ("BAYLOR") and, together with any other Company employees reasonably designated by the Purchaser, shall execute and deliver to the Purchaser Employment Agreements substantially in the form attached hereto as EXHIBIT B (the "EMPLOYMENT AGREEMENTS");

                  (2) each senior officer and director of the Company shall execute and deliver to the Purchaser a Release of Claims substantially in the form attached hereto as EXHIBIT C;

                  (3) each senior officer and director of the Company shall execute and deliver to the Purchaser a Noncompetition Agreement substantially in the form attached hereto as EXHIBIT D; and

                  (4) the Company shall deliver such other documents, including officers' certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by the Purchaser.

            (2) At the Closing the Purchaser shall:

                  (1) cause to be transferred to such account as the Company shall specify the Initial Cash Consideration in immediately available funds, such funds to be paid to the Shareholders in accordance with SECTION 1.11;

                  (2) execute and deliver to Matuska, Baylor and, together with any other Company employees reasonably designated by the Purchaser, the Employment Agreements;

                  (3) execute and deliver to each senior officer and director of the Company the Noncompetition Agreements; and

                  (4) deliver to the Company such other documents, including officers' certificates and opinions of counsel, as may be required by this Agreement or reasonably requested by the Company.

      I.5 CONSUMMATION OF THE MERGER. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the West Virginia Secretary of State a plan of merger, in such form as required by and executed in accordance with the relevant provisions of the WVCA, and by filing with the Delaware Secretary of State a certificate of merger in such form as required by and executed in accordance with the relevant

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provisions of the DGCL. The "EFFECTIVE DATE" of the Merger as that term is used in this Agreement shall mean the latest date on which a certificate of merger is issued by a Secretary of State with respect to the Merger, or such other effective time as may be specified therein.

      I.6 EFFECT OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the WVCA and the DGCL.

      I.7 CERTIFICATE OF INCORPORATION; BYLAWS. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended. The Bylaws of the Company, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      I.8 DIRECTORS AND OFFICERS. The directors and officers of Newco immediately prior to the Effective Date shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

      I.9 CONVERSION OF SECURITIES. Subject to the terms and conditions of this Agreement, at the Effective Date, by virtue of the Merger and without any action on the part of the Company, Newco or the shareholders of the Company, the shares of capital stock of each of the Company and Newco shall be converted or canceled as follows:

            (1) each share of Stock (i) held by the Company as treasury stock or
(ii) owned by the Purchaser or Newco shall be canceled without payment of any consideration therefor and without any conversion thereof;

            (2) each share of common stock of Newco then issued and outstanding shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation; and

            (3) all other shares of Stock then issued and outstanding (other than Dissenting Shares (as defined in SECTION 1.10) and shares of Stock referred to in SECTION 1.9(A)) shall be converted into the right to receive a share of the Purchase Price as set forth in SECTION 1.11.

      I.10 DISSENTING SHARES. Shareholders asserting dissenters' rights under the laws of the State of West Virginia shall have their rights determined pursuant to West Virginia Code ss.ss. 31-1-122 and -123 and shall be entitled to cash payment pursuant to the terms and provisions of said sections with funds to be paid from the Initial Cash Consideration. To the extent the funds remaining from the Initial Cash Consideration are insufficient to pay amounts, if any, to Shareholders asserting dissenters' rights, such amounts will be paid from the Escrow Deposit (as defined herein) without regard to the Shareholders' Minimum Amount (as defined herein).

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      I.11  SURRENDER AND PAYMENT.

            (1) WesBanco Bank Kingwood, Inc. shall serve as the paying agent (the "PAYING AGENT") for the purpose of paying the Purchase Price to the Shareholders of the Company in exchange for certificates representing shares of Stock. The Paying Agent shall be responsible for sending a notice and transmittal form to the Shareholders of the Company advising such Shareholders of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such shares for payment of the Purchase Price. The Paying Agent shall hold the funds representing the Purchase Price in trust and deliver such funds in accordance with this SECTION 1.11. The Purchaser shall have no responsibility as to any payments to the Shareholders of the Company; its sole responsibility being to make payment as set forth in this Section.

            (2) Each holder of a certificate or certificates representing shares of Stock which are converted pursuant to SECTION 1.9 into the right to receive a pro rata portion of the Purchase Price, upon surrender to the Paying Agent of such certificates for cancellation, together with any duly completed and recorded documentation, will be entitled promptly to receive a check representing cash in the amount of the Purchase Price, less the Escrow Deposit, times a fraction (x) the numerator of which is the number of shares of Stock represented by such certificates and (y) the denominator which is the total number of shares of Stock issued and outstanding (other than shares of Stock referred to in SECTION 1.9(A)), less any amount required to be withheld under applicable federal income tax regulations.

            (3) In the event any certificate representing shares of Stock to be exchanged for the Purchase Price has been lost, stolen or destroyed, the Paying Agent shall pay to the person claiming that such certificate has been lost, stolen or destroyed, the cash into which the shares theretofore represented by such certificate has been converted, as provided in SECTION 1.11(B), upon receipt of evidence of ownership of such certificate and appropriate indemnification, in each case satisfactory to the Paying Agent.

            (4) No interest shall accrue or be paid on any portion of the Purchase Price.

      I.12 NO FURTHER RIGHTS OR TRANSFERS. At the Effective Date, each holder of a certificate or certificates representing shares of Stock shall cease to have any rights as a shareholder of the Company and shall not be deemed to be a shareholder of, or be entitled to any rights of a shareholder with respect to, the Surviving Corporation, but thereafter shall have only the rights set forth in SECTIONS 1.9, 1.10 and 1.11. At the Effective Date, the stock transfer books of the Company shall be closed, and no transfer of any shares of Stock of the Company shall thereafter be made.

      I.13 TAKING OF NECESSARY ACTION; FURTHER ACTION. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Date, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers

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and franchises of the Company, the Company shall direct its officers and directors to take all such lawful and necessary action.

      I.14  POST CLOSING CASH AND NET WORKING CAPITAL ADJUSTMENTS.

            (1) The Preliminary Balance Sheet shall be utilized for computing the Initial Cash Consideration, including the value of cash, cash equivalents and marketable securities payable at Closing. The Surviving Corporation shall within thirty (30) days following the Closing, prepare and deliver to the Shareholders a (i) balance sheet dated as of the Closing Date ("CLOSING BALANCE SHEET") prepared in accordance with GAAP, consistently applied, and (ii) calculation of the Company's Net Working Capital as of the Closing Date (collectively, the "FINAL CLOSING STATEMENT"). The Initial Cash Consideration shall be increased (if a positive number) or decreased (if a negative number) on a pro rata basis among all outstanding shares of Stock which are not Dissenting Shares or SECTION 1.9(A) shares by an amount equal to the difference between (x) the Net Working Capital reflected on the Closing Balance Sheet and (y) the Net Working Capital reflected on the Preliminary Balance Sheet. The Initial Cash Consideration shall also be increased (if a positive number) or decreased (if a negative number) on a pro rata basis among all outstanding shares of Stock which are not Dissenting Shares or SECTION 1.9(A) shares by an amount equal to the difference between the value of (x) the cash, cash equivalents and marketable securities reflected on the Closing Balance Sheet and (y) the cash, cash equivalents and marketable securities reflected on the Preliminary Balance Sheet. If the Shareholders object to any item on the Final Closing Statement, the Shareholders shall inform the Surviving Corporation in writing within fifteen (15) days of receipt of the Final Closing Statement on the basis of its dispute. If the Shareholders do not deliver to the Surviving Corporation any objections in writing to the Final Closing Statement, or if the Shareholders acknowledge in writing that the Final Closing Statement is accurate, the Final Closing Statement shall be final, binding and conclusive on the parties. In the event of a dispute regarding adjustments to the Initial Cash Consideration, the items in dispute shall be submitted to Deloitte & Touche LLP or such other accounting firm as is jointly selected by the Purchaser and the Shareholders and whose decision with respect thereto shall be final and binding on the parties in all respects. Fees and expenses incurred by such accounting firm shall be borne equally by the Purchaser and the Paying Agent, using funds from the Retainage (as defined herein).

            (2) To facilitate the adjustment provisions provided for in this
SECTION 1.14, the Purchaser shall retain until the final resolution of the cash, cash equivalents and marketable securities and Net Working Capital adjustments under SECTION 1.14(A) a portion of the Initial Cash Consideration equal to $500,000 (the "RETAINAGE"). Any adjustments to the Initial Cash Consideration will be due and payable within five (5) days following the agreement of the parties to the Final Closing Statement or the resolution of any disputes with respect to the Final Closing Statement. Payments made pursuant to this Section shall be made in immediately available funds to such bank account as is specified by the receiving party on the same basis as SECTION 1.11. To the extent the Retainage is insufficient to pay to the Purchaser the Shareholders' share of any accounting firm fees under SECTION 1.14(A), the amount of any adjustments for cash, cash equivalents and marketable securities and Net Working Capital under

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SECTION 1.14(A), such adjustment amounts in excess of the Retainage shall be paid to the Purchaser from the Escrow Deposit without regard to the Shareholders' Minimum Amount.

      I.15 ESCROW ARRANGEMENTS. At Closing and in addition to the Retainage, Purchaser shall deliver to Chase Bank of Texas, National Association ("ESCROW AGENT") the sum of Ten Million Five Hundred Thousand Dollars ($10,500,000) ("ESCROW DEPOSIT"), which shall be paid from the Initial Cash Consideration, which Escrow Deposit shall be held by Escrow Agent for the purposes of securing the indemnification obligations of the Shareholders and applied in accordance with the terms and conditions of the Escrow Agreement (in substantially the form of EXHIBIT G attached hereto) and ARTICLE IX hereof.


                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby makes the representations and warranties set forth in this ARTICLE II to the Purchaser:

      II.1  ORGANIZATION, EXISTENCE AND GOOD STANDING.

            (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia and has full corporate power and authority to carry on its business as now being conducted, to own or lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the failure to be so qualified would have an adverse effect on the business or properties of the Company. Each such jurisdiction in which the Company is so qualified is listed on SCHEDULE 2.1.

            (2) SCHEDULE 2.1 contains a list of all Subsidiaries of the Company indicating in each case the name, type of entity, jurisdiction of organization, other jurisdictions in which it is authorized to do business, and capitalization (including the identity of each stockholder or other owner and number of shares or amount of other interest held by each). Each Subsidiary which is a corporation is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to carry on its business as it is now being conducted, to own or lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each Subsidiary which is not a corporation is duly organized and validly existing under all applicable laws and has all necessary power and authority to own or lease and operate its properties and assets, and to perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. Each Subsidiary which is a corporation or a limited partnership is duly qualified to do business as a foreign corporation or limited partnership and is in good standing under the laws of each state or other jurisdiction in which the failure to be so

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qualified would have an adverse effect on the business or properties of the
Company. SCHEDULE 2.1 lists each such jurisdiction.

            (3) The copies of the Articles of Incorporation (certified by the Secretary of State of the state of its incorporation) and the Bylaws (certified by the Secretary of the Company) of the Company and each Subsidiary included in
SCHEDULE 2.1 are true, correct and complete and reflect all amendments thereto as of the date hereof.

      II.2  CAPITAL STOCK.

            (1) The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $1.00 per share, of which 511,330 shares are issued and outstanding and 149,230 shares are held in treasury. There are outstanding options to purchase an aggregate of 23,876 shares of Stock.
SCHEDULE 2.2 accurately describes the ownership of the Company's capital stock and the holders of options to purchase Stock as of the date hereof. The shareholders as reflected on SCHEDULE 2.2 are and will be on the Closing Date the record holders of the capital stock indicated on SCHEDULE 2.2 to be owned by them. All of the outstanding shares of capital stock of the Company and each Subsidiary which is a corporation have been duly authorized and are validly issued, fully paid and nonassessable. All dividends and other distributions declared prior to the date hereof with respect to the issued and outstanding shares of the capital stock of the Company and each Subsidiary which is a corporation have been paid or distributed. Except as set forth on SCHEDULE 2.2, there are no existing subscriptions, rights, warrants, calls, options, commitments or agreements of any character relating to the capital stock of the Company which is authorized but unissued or held in the treasury or relating to the purchase or redemption of the Company's issued and outstanding capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments.

            (2) SCHEDULE 2.2 contains a list of all equity ownership by the Company or any Subsidiary in any Entity (the "OTHER SECURITIES"). The Company or the applicable Subsidiary owns each Other Security free and clear of all Encumbrances.

            (3) The certificates representing the Stock to be delivered pursuant to SECTION 1.11, and the signatures on the endorsements thereof or stock powers delivered therewith, will be valid and genuine.

            (4) No stock transfer taxes or other similar taxes are or will be required to be paid by the Purchaser or the Shareholders of the Company with respect to the surrender of the Stock as provided herein.

      II.3 AUTHORITY. The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action and, except for approval of the transactions contemplated by this Agreement by the holders of a majority of the capital stock of the Company as required by law, no further corporate actions or proceedings on the part of the Company or actions on the part of any Shareholder are necessary to authorize the execution and delivery of this Agreement, the performance of the obligations hereunder, or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes the legal, valid and binding agreement of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with its terms. The Escrow Agreement has been duly and validly executed and delivered by the Shareholders' Representatives (as hereinafter defined) and constitutes the legal, valid and binding agreement of the Shareholders, enforceable against the Shareholders in accordance within its terms.

      II.4 CONSENTS AND APPROVALS; NO VIOLATION. Except for filings as may be required by the HSR Act or as otherwise set forth on SCHEDULE 2.4, no filing or registration with, no notice to, or consent or approval of any third party, including, but not limited to, any Governmental Authority, creditor or other Person in a contractual relationship with the Company or any Subsidiary, is necessary in connection with the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby. Except as set forth on SCHEDULE 2.4, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by the Company with any of the provisions hereof will not, as of the Closing Date, (i) conflict with or violate any provision of the Certificate or Articles of Incorporation or Bylaws or other Organizational Document of the Company or any Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets may be bound, (iii) violate or conflict with any provision of any Governmental Authorization or Legal Requirement binding upon the Company or any Subsidiary; or (iv) result in, or require, the creation or imposition of, any Encumbrance upon or with respect to any of the properties now owned or used by the Company or any Subsidiary.

      II.5 FINANCIAL STATEMENTS. Sellers have delivered to the Purchaser: (a) consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of the years 1994 through 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flow for each of the fiscal years then ended, together with the report thereon of Ernst & Young, L.L.P., independent certified public accountants, and (b) the interim consolidated balance sheet for the Company and its consolidated Subsidiaries as of July 31, 1997 (the "BALANCE SHEET DATE") (the "BALANCE SHEET"), and the related interim consolidated statements of income (collectively, the "COMPANY'S FINANCIAL STATEMENTS"). Such financial statements and notes fairly present the financial condition and results of operations of the Company and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the Balance Sheet). The financial statements referred to in this section reflect the consistent application of such accounting principles throughout the periods involved.

      II.6 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of the Company and its Subsidiaries, all of which have been made available to the Purchaser, are complete and correct in all material respects and have been maintained in accordance with sound business practices and all Legal Requirements. The minute books of the Company and the Subsidiaries contain accurate and complete records of all meetings held of and corporate action taken by, the shareholders and boards of directors of the Company and the Subsidiaries and no meeting of such shareholders or of any such board of directors has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company and the Subsidiaries.

      II.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent (i) fully reflected or reserved against on the Balance Sheet or (ii) disclosed on
SCHEDULE 2.7, the Company and the Subsidiaries as of the Balance Sheet Date did not have any Liabilities, including, but not limited to, any Liabilities (i) resulting from failure to comply with any Legal Requirement applicable to the Company or any Subsidiary or any Tax Liabilities of any kind, or (ii) arising out of any transaction entered into or any state of facts existing, on or before the Balance Sheet Date. To the Company's Knowledge, there is no basis for any assertion against the Company or any Subsidiary, as of the Balance Sheet Date, of any Liabilities of any nature or in any amount not fully reflected or reserved against on the Balance Sheet or specifically referred to in the notes thereto. Since the Balance Sheet Date, neither the Company nor any Subsidiary has incurred any Liabilities except in the Ordinary Course of Business consistent with past practice. To the Company's Knowledge, there is no basis for any assertion against the Company or any Subsidiary, and will not be as of the Closing Date, of any Liabilities of any nature or in any amount not fully reflected or reserved against or referenced to in the notes to the Balance Sheet.

      II.8 RECEIVABLES. All accounts and notes receivable of the Company and the Subsidiaries that are reflected in the Balance Sheet or on the accounting records of the Company and the Subsidiaries represent or will represent as of the Closing Date valid obligations arising from sales actually made in the Ordinary Course of Business, and are current and collectible net of the respective reserves shown on the Balance Sheet or on the accounting records of the Company and the Subsidiaries as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserves as of the Closing Date, will not represent a greater percentage of the accounts and notes receivable as of the Closing Date than the reserves reflected in the Balance Sheet represented of the accounts and notes receivable reflected therein). Subject to such reserves, each of the foregoing accounts receivable either has been collected in full or will be collected in full, without any setoff.

      II.9 INVENTORIES. Except as set forth in SCHEDULE 2.9, all inventories of the Company and the Subsidiaries, whether or not reflected in the Balance Sheet, consist and on the Closing Date will consist of a quality and quantity usable and salable in the Ordinary Course of Business. All inventories not written off have been priced at the lower of cost or market value. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company or the applicable Subsidiary. All work in process and finished goods inventory is free of any defect or other deficiency.

      II.10 CUSTOMERS AND SUPPLIERS.

            (1) SCHEDULE 2.10 sets forth an accurate and complete list of all customers of the Company and the Subsidiaries, taken as a whole, which accounted for more than 1% of the Company's consolidated gross sales for the 12-month period ending with the Balance Sheet Date and the percentage of the Company's consolidated gross sales for such period accounted for by each such customer. Since the Balance Sheet Date, no customer listed on SCHEDULE 2.10 has stopped or materially decreased, or has given notice to the Company or any Subsidiary that it will stop or materially decrease, the rate of business done with the Company or its Subsidiaries.

            (2) SCHEDULE 2.10 sets forth a true and complete list of all suppliers to the Company and the Subsidiaries, taken as a whole, which accounted for more than 1% of the Company's consolidated purchases of inventory items for the 10-month period ending October 31, 1997, and the percentage of the Company's consolidated purchases of inventory items for such period accounted for by each such supplier. Since the Balance Sheet Date, no supplier listed on SCHEDULE 2.10 has stopped or materially decreased, or has given notice to the Company or any Subsidiary that it will stop or materially decrease, the rate of business done with the Company or its Subsidiaries.

      II.11 ABSENCE OF CHANGES. Except as disclosed on SCHEDULE 2.11, since the Balance Sheet Date there has not been (i) any Material Adverse Change, or any event, condition or contingency that is likely to result in a Material Adverse Change; (ii) any increase in or creation of compensation payable or to become payable by the Company or any Subsidiary to any of its directors, officers, employees or agents or in any stock option, bonus payment, service award, pension, retirement, severance, savings, insurance, expense allowance or other plan or arrangement made to or with any of them; (iii) any sale, assignment, lease, transfer, license, abandonment or other disposition by the Company or any Subsidiary of any interest in its assets in excess of $25,000, excluding inventory sold in the Ordinary Course of Business, and specifically including, but not limited to, any machinery, equipment or other operating asset, or any Intellectual Property Asset or other intangible asset; (iv) any declaration, setting aside or payment of any dividend or other distribution on or in respect of shares of the capital stock of the Company or any Subsidiary, or any direct or indirect redemption, retirement, purchase or other acquisition by the Company or any Subsidiary of any such shares; (v) any stock dividend, stock split, reorganization, recapitalization or other change of any type whatsoever in the outstanding capital stock of the Company or any Subsidiary; (vi) any amendment to the Certificate or

Articles of Incorporation or Bylaws or other Organizational Document of the Company or any Subsidiary; (vii) any change in the accounting methods followed by the Company or any Subsidiary; (viii) any entry into, termination or receipt of notice of termination of any material agreement or commitment; (ix) any dispute or any other occurrence, event or condition of any character, which is likely to give rise to a legal or administrative action or to a Material Adverse Change; or (x) any agreement to do any of the foregoing.

      II.12 AGREEMENTS, CONTRACTS AND COMMITMENTS.

            (1) SCHEDULE 2.12 contains a listing of all contracts, agreements, or commitments (whether written or oral, and whether or not legally binding or enforceable) described below to which the Company or any Subsidiary is a party, or by which the Company or any Subsidiary is bound. Such listing provides reasonably complete details concerning such contracts, identifying among other things, the parties to the contracts, the nature of the contract, the amount of the remaining commitment of the Company or any Subsidiary thereunder, and the office of the Company or Subsidiary where details relating to the contract are located. Copies of such contracts, agreements and commitments have been delivered to the Purchaser or are attached to on SCHEDULE 2.12.

                  (1) Each contract, agreement, or commitment, whether in the Ordinary Course of Business or not, which involves performance of services or delivery of goods and/or materials, by the Company or any Subsidiary of an amount or value in excess of $25,000;

                  (2) Each contract, agreement, or commitment out of the Ordinary Course of Business involving expenditures, capital or otherwise, or receipts of the Company or any Subsidiary in excess of $25,000;

                  (3) Each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract, agreement, or commitment affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

                  (4) Each licensing agreement or other agreement or commitment with respect to any Intellectual Property Asset or other intangible asset, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of intellectual property;

                  (5) Each employment agreement and each other contract, agreement, or commitment to which any employee, consultant, or contractor of the Company or any Subsidiary is bound, including, but not limited to, any which in any manner purports to (A) restrict such employee's, consultant's, or contractor's freedom to engage in any line of business or to compete with any other person, (B) assign to any other Person such employee's, consultant's, or contractor's rights to any invention, improvement, or discovery, or (C) keep any information confidential or secret;

                  (6) Each collective bargaining agreement or other contract or commitment to or with any labor union or other employee representative of a group of employees relating to wages, hours, or other conditions of employment;

                  (7) Each joint venture contract, joint operating agreement, partnership arrangement or other agreement (however named) involving a sharing of profits, losses, costs, or liabilities by the Company or any Subsidiary with any other Person or party;

                  (8) Each contract, agreement, or commitment containing covenants which in any way purport to restrict the Company's or any Subsidiary's business activity or purport to limit the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any Person;

                  (9) Each contract, agreement, or commitment providing for payments to or by any Person or entity based on sales, purchases or profits, other than direct payments for goods;

                  (10) Each power of attorney which is currently effective and outstanding;

                  (11) Each contract, agreement, or commitment entered into other than in the Ordinary Course of Business which contains or provides for an express undertaking by the Company or any Subsidiary to be responsible for consequential damages;

                  (12) Each warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company or any Subsidiary other than in the Ordinary Course of Business;

                  (13) Each sales, agency, distributorship or brokerage agreement or franchise;

                  (14) Each loan or credit agreement, security agreement, guaranty, indenture, mortgage, pledge, conditional sale or title retention agreement, equipment obligation, lease purchase agreement or other instrument evidencing or securing indebtedness;

                  (15) Each contract, agreement, or commitment presently in effect or entered into by any Shareholder of the Company, the Company or any Subsidiary prior to the date hereof, whether or not fully performed, in connection with the issuance of capital stock, bonds or other securities of the Company or any Subsidiary;

                  (16) Each contract, agreement, or commitment with any employee,

Shareholder of the Company or any Affiliate;

                  (17) Each contract, agreement or commitment which otherwise materially affects the condition (financial or otherwise), properties, assets, liabilities, business or prospects of the Company or any Subsidiary; and

                  (18) Each amendment, supplement, and modification in respect of any of the foregoing.

            (2) Except as set forth on SCHEDULE 2.12, all of the contracts, agreements, or commitments listed pursuant to paragraph (a) hereof are in full force and effect and are valid and enforceable in accordance with their terms, there are no defaults thereunder or breaches thereof, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a default or a basis for force majeure or other claim of excusable delay or non-performance thereunder. The terms and conditions of all such contracts, agreements, or commitments are reasonable and customary in the industries and trades in which the Company and the Subsidiaries operate, and there are no extraordinary terms contained therein.

            (3) There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any Subsidiary under current or completed contracts, agreements, or commitments with any person or entity having the contractual or statutory right to demand or require such renegotiation. No such person or entity has made written demand for such renegotiation.

            (4) The contracts, agreements, or commitments relating to the sale, design, manufacture, or provision of products or services by the Company or any Subsidiary have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, which is or would be in violation of any applicable Legal Requirement.

            (5) After the consummation of the transactions contemplated by this Agreement, the Surviving Corporation will have the same rights as the Company or any Subsidiary had prior to the consummation of the transactions contemplated herein in such contracts, agreements and commitments.

      II.13 TAX MATTERS. Except as set forth on SCHEDULE 2.13, the Company and each Subsidiary has duly filed on a timely basis all Tax Returns and statements required to be filed by any Governmental Authority with taxing power over it or its assets (the "FILED RETURNS"). All such Filed Returns were true, correct and complete in all respects. The Company and each Subsidiary has paid, or has established adequate reserves for the payment of, all Taxes and any interest or penalties payable in connection with the payment of any of the foregoing, required to be paid (whether or not shown on any Filed Return) with respect to the periods covered by the Filed Returns, except such Taxes which are described in SCHEDULE 2.13 and are being contested in good faith by the Company. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No dispute or claim has been made by an authority in a jurisdiction where neither the Company nor any Subsidiary files Tax Returns that it is or may be subject to Taxes in that jurisdiction. There are no security interests on any assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax. With respect to the periods for which returns have not yet been filed, the Company either has established or will establish adequate reserves, clearly and sufficiently reflected on the Company's Financial Statements, for the payment of all Taxes. The Company and the Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. To the Company's Knowledge, no authority plans to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth in SCHEDULE 2.13, to the Company's Knowledge, there is no dispute or claim concerning any Tax Liability of the Company or any Subsidiary either (a) claimed or raised by any authority in writing or (b) as to which the Company or any of the directors and officers (or employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such authority. SCHEDULE 2.13 lists all Tax Returns filed with respect to income and franchise taxes of the Company or any Subsidiary for taxable periods ended on or after January 1, 1992, and indicates those Tax Returns that had been audited, and indicates those Tax Returns that are currently the subject of audit. The Company has delivered to Purchaser true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since January 1, 1992. Except as set forth on SCHEDULE 2.13, neither the Company nor any Subsidiary has waived any statute of limitations in respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Neither the Company nor any Subsidiary has filed a consent under Section 341(f) of the Code concerning collapsible corporations. Neither the Company nor any Subsidiary has made any payments, is not obligated to make any payments nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280(G) of the Tax Code. Except as set forth on SCHEDULE 2.13, neither the Company nor any Subsidiary is party to any Tax allocation or sharing agreement. Neither the Company nor any Subsidiary (a) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group, the common parent of which was the Company) or (b) has any liability for the Taxes of any Person under Treas. Reg. ss.1.1502-6 (or any similar Legal Requirement), as A transferee or successor by contract, or otherwise. Except as set forth in SCHEDULE 2.13, neither the Company nor any Subsidiary has filed any Forms 1139 (Application for Tentative Refund).

      II.14 TITLE TO PROPERTIES AND RELATED MATTERS. SCHEDULE 2.14 provides an accurate and complete description of all real property, leaseholds or other interests in real property and all material machinery, equipment, furniture, fixtures, vehicles and other fixed assets owned or leased by the Company and its Subsidiaries. Except as set forth on SCHEDULE 2.14, the Company and its Subsidiaries have unencumbered, good, legal, indefeasible and marketable title to all of the assets, real and personal, including, but not limited to, all the properties and assets reflected as owned in the books and records of the Company, the Company's Financial Statements, SCHEDULE 2.14, and all properties and assets purchased or otherwise acquired by the Company or any Subsidiary since the Balance Sheet Date, except for those properties and assets disposed of for fair market value in the Ordinary Course of Business since the Balance Sheet Date and otherwise in accordance with this Agreement. The Company and each of its Subsidiaries hold good and legal title or good and valid leasehold or license rights to all properties and assets that are necessary for it to conduct its respective businesses as it is currently being conducted. The Company has made available to the Purchaser copies of the deeds, contracts, agreements, leases, commitments and other instruments (as recorded) by which the Company or the applicable Subsidiary acquired its interest in and to such real or personal property, and copies of all title insurance policies, opinions, abstracts and surveys in the Company's or any Shareholder's possession relating to the properties and assets of the Company and the Subsidiaries.

      II.15 CONDITION AND SUFFICIENCY OF ASSETS. Except as set forth on SCHEDULE 2.15, the buildings, plants, structures and equipment of the Company and the Subsidiaries are structurally sound with no known defects, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of the Company and the Subsidiaries are sufficient for the continued conduct of the Company's and the Subsidiaries' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

      II.16 COMPENSATION AND BENEFIT PLANS. Except as set forth on SCHEDULE 2.16, the following are true and correct:

            (1) With respect to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, policy, program, arrangement or understanding (whether or not legally binding) including, but not limited to, "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section (3)(1) of ERISA) (sometimes referred to herein as "WELFARE PLAN") (collectively, "PLANS") providing benefits to any current or former employee, officer or director of the Company that are in effect on the date hereof, and all Plans currently maintained, or contributed to, or required to be maintained or contributed to, by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Tax Code or Section 4001(a)(14) or 4001(b) of ERISA (each a "COMMONLY CONTROLLED ENTITY") (including each Pension Plan that the Company or any Commonly Controlled Entity that is, or within the last six (6) years was, subject to Title IV of ERISA and for which the Company could have material liability) (all of the foregoing such plans being herein referred to as "BENEFIT PLANS"), the Company has delivered to Purchaser true, complete and correct copies of (i) each Benefit Plan, (ii) annual reports (Forms 5500) and all schedules thereto filed with the Internal Revenue Service with respect to each Benefit Plan for the past five years (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (iv) each trust agreement, group annuity contract, investment management agreement, and any other insurance contract or funding arrangement relating to any Benefit Plan; (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA; and (vi) a list of the Benefit Plans.

            (2) SCHEDULE 2.16 lists each deferred compensation plan, bonus and incentive arrangement, stock option plan, restricted stock arrangement, "cafeteria plan" as described in Section 125 of the Tax Code and any other "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by the Company or to which the Company contributes or is required to contribute, and sets forth the amount of any liability of the Company for contributions more than 30 days past due with respect to each as of the date hereof and as of the end of any subsequent month ending prior to the Closing.

            (3) No Benefit Plan is a defined benefit plan (as defined in ERISA
Section 3(2) and is subject to Title IV of ERISA. No Benefit Plan has been the subject of a "reportable event" as defined in Section 4043 of ERISA and the consummation of this transaction will not constitute a reportable event. No event described in Sections 4062, 4063, 4064 or 4041 of ERISA has occurred or is expected to occur with respect to any Benefit Plan. Neither the Company nor any Commonly Controlled Entity has incurred or reasonably expects to incur any liability under Title IV of ERISA, including, but not limited to, any liability under Section 4069 of ERISA or any penalty imposed under Section 4071 of ERISA, other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course. The PBGC has not instituted proceedings to terminate any Benefit Plans. No Benefit Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, and no extensions of any amortization period within the meaning of
Section 412 of the Code or 302 of ERISA have been applied for with respect thereto. The present value of benefit liabilities (within the meaning of Section 4041 of ERISA) of any Benefit Plan, determined on a termination basis, using actuarial assumptions that would be used by the PBGC, does not exceed the value of the Plan's assets. All applicable premiums required to be paid to the PBGC with respect to any Benefit Plan have been paid. No facts or circumstances exist with respect to any Benefit Plan which would give rise to a lien on the assets of the Company or a Commonly Controlled Entity under Section 4068 of ERISA or otherwise. All assets of any Benefit Plan are invested in readily marketable securities or insurance contracts. No amendment has occurred with respect to any Benefit Plan which has required or could require the Company or any Commonly Controlled Entity to provide security pursuant to Code Section 401(a)(29).

            (4) No Welfare Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Tax Code and Sections 601-608 of ERISA.

            (5) Each Benefit Plan has been administered in accordance with its terms. All of the Benefit Plans and any related funding instruments comply, and have complied in the past, both as to form and operation in all material respects (including, but not limited to, applicable reporting and disclosure requirements) with the provisions of ERISA, the Tax Code and with all other applicable laws, rules and regulations. With respect to each Pension Plan that is intended to be tax-qualified under Section 401(a) of the Tax Code, a favorable determination letter as to the qualification under the Tax Code of each such Pension Plan and each amendment thereto has been issued by the IRS, including any such letter that covers the amendments required by the Tax Reform Act of 1986 (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in, the revocation of such determination). No event or condition exists which could reasonably be expected to adversely affect the qualified status of a Benefit Plan that is a Pension Plan.

            (6) Neither the Company nor any Commonly Controlled Entity, nor any plan fiduciary of any Benefit Plan or, to the Company's Knowledge, any other party in interest of any Benefit Plan, has engaged in any transaction in violation of Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in
Section 4975(c)(1) of the Tax Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Tax Code) or engaged in any other breach of fiduciary responsibility that could subject the Company, any officer of the Company or any Shareholder to tax or penalty under ERISA, the Tax Code or other applicable law. Neither any Benefit Plan that is a Pension Plan or a funded Welfare Plan nor any trust of such plan has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to a Benefit Plan that is a Pension Plan, as to which the Company could have any liability.

            (7) SCHEDULE 2.16 sets forth a true and complete list of all Multiemployer Plans (as defined in ERISA Sections 3(37) and 4001(a)(3), including any plan which is a pension plan or a welfare plan) to which the Company or any Commonly Controlled Entity may have an obligation or has had an obligation to contribute to or has or had any liability with respect thereto. To the Company's Knowledge, no multiemployer plan to which the Company or any Commonly Controlled Entity has or had any obligation to contribute to is in reorganization, insolvent or has been terminated and no such multiemployer plan is reasonably expected to be in reorganization, insolvent or terminated where such reorganization, insolvency or termination would result in any liability being imposed on the Company or any Commonly Controlled Entity.

      With respect to any multiemployer plan to which the Company or any Commonly Controlled Entity has any liability or has contributed (or has at any time contributed to or had any obligation to contribute or any liability): (i) the Company and each Commonly Controlled Entity has or will have, as of the Closing Date, made all contributions to each such multiemployer plan required by the terms of such multiemployer plan or any collective bargaining agreement;
(ii) neither the Company nor any Commonly Controlled Entity has incurred withdrawal liability under Title IV of ERISA or under the terms of controlling plan documents or would be subject to such liability if, as of the Closing Date, the Company or any Commonly Controlled Entity were to engage in a complete withdrawal (as defined in ERISA

Section 4203 or as defined in the controlling plan documents) or partial withdrawal (as defined in ERISA Section 4205 or as defined in the controlling plan documents) from any such multiemployer plan; and (iii) neither the Company nor any Commonly Controlled Entity has engaged in a transaction which could subject it to liability under ERISA Section 4212(c).

            (8) There are no claims pending with respect to, or under, any Benefit Plan other than routine claims for plan benefits, and there are no disputes or litigation pending or, to the Company's Knowledge, threatened with respect to any such plans.

            (9) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment to be made by the Company or any Commonly Controlled Entity (including, but not limited to, severance, unemployment compensation, golden parachute (defined in Section 280G of the Tax Code), or otherwise) becoming due to any employee, or (ii) increase or vest any benefits otherwise payable under any Benefit Plan.

            (10) With respect to any Benefit Plan that is a Welfare Plan (i) no such Benefit Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Tax Code, (ii) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Tax Code, complies in all material respects with the applicable requirements of
Section 4980B of the Tax Code and Sections 601-609 of ERISA, and (iii) each such Benefit Plan may be amended or terminated without any liability to the Company or any Commonly Controlled Entity on or at any time after the consummation of this Agreement.

            (11) SCHEDULE 2.16 lists all employment, consulting, severance, termination or indemnification agreements, arrangements or understandings which currently exist between the Company and any current or former employee, officer or director of the Company.

            (12) Except as set forth on SCHEDULE 2.16, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any employee, officer or director of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Tax Code).

      II.17 COMPLIANCE WITH LAWS.

            (1) Except as set forth on SCHEDULE 2.17, (i) the Company and the Subsidiaries are, and at all times during the five-year period prior to the date hereof have been, in compliance with all Legal Requirements applicable to them or to the ownership of their properties and assets or the operation of their respective businesses, and (ii) neither the Company nor any Subsidiary has, to its Knowledge, any basis to expect, nor has received, during the five-year period prior to the date hereof, any Order, notice, or other communication from any Governmental Authority of any alleged, actual, or potential violation and/or failure to comply with any such Legal Requirement, or of any alleged, actual, or potential obligation to undertake or bear the cost of remedial action at any property now owned or previously owned or leased by the Company or any Subsidiary or to which hazardous materials generated by the Company or any Subsidiary may have been transported.

            (2) Set forth on SCHEDULE 2.17 are all the Governmental Authorizations held by the Company or any Subsidiary on the date hereof, which constitute all of the Governmental Authorizations necessary to permit the Company or any Subsidiary to own, operate, use, and maintain their properties and assets in the manner in which they are now operated and maintained and to conduct their respective businesses as now being conducted. All required filings with respect to such Governmental Authorizations have been timely made and all required applications for renewal thereof have been timely filed. All such Governmental Authorizations are in full force and effect and there are no Proceedings pending or, to the Company's Knowledge, threatened that seek the revocation, cancellation, suspension, or adverse modification thereof. After the consummation of the transactions contemplated herein, the Purchaser will have the same rights as the Company or the Subsidiary had prior to the consummation of the transactions contemplated herein in such Governmental Authorizations.

      II.18 LITIGATION. Except as set forth on SCHEDULE 2.18, (i) neither the Company nor any Subsidiary is, or at the Closing will be, subject to any Order in which relief is sought involving, affecting, or relating to the ownership, operation, or use of their properties or assets or the conduct of their businesses, (ii) there are no, and at the Closing there will be no, Proceedings pending or, to the Company's Knowledge, threatened against, involving, affecting, or relating to the Company or any Subsidiary or to their ownership, operation, or use of their properties or assets or to the conduct of their businesses, or (iii) to the Company's Knowledge, there exist no facts to serve as a reasonable basis for the institution of any Proceeding against the Company or any of the Subsidiaries.

      II.19 EMPLOYMENT MATTERS. Except as set forth on SCHEDULE 2.16 and
SCHEDULE 2.19, none of the Company or its Subsidiaries is a party to any oral or written employment contracts or agreements, any collective bargaining agreement or any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or its Subsidiaries before any Governmental Authority and no similar claims pending before any similar state, local or foreign agency. The Company and the Subsidiaries have complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings ("EMPLOYMENT LAWS"). To the Company's Knowledge, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or its Subsidiaries, nor any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. To the Company's Knowledge, none of the Company or its Subsidiaries is engaged in any unfair labor practice.

      II.20 INSURANCE.

            (1) SCHEDULE 2.20 contains an accurate and complete description of all policies of property, fire and casualty, product liability, workers' compensation, liability and other forms of insurance owned or held by the Company or any Subsidiary. Such description provides reasonably complete details concerning such policies, identifying among other things, (i) the issuer of each such policy, (ii) the amount of coverage still available and outstanding under each such policy, (iii) whether each such policy is a "claims made" or an "occurrences" policy, and (iv) any retrospective premium adjustments of which the Company or the Subsidiaries have Knowledge. Copies of such policies have been delivered to the Purchaser or are included on SCHEDULE 2.20 attached hereto.

            (2) All policies described in paragraph (a) hereof (i) are issued by insurance companies reasonably believed by the Company and the Subsidiaries to be financially sound and reputable, (ii) are sufficient for material compliance with all Legal Requirements and of all applicable agreements to which the Company or any Subsidiary is a party or by which any of them is bound, (iii) are valid, outstanding, and enforceable policies, (iv) provide adequate insurance coverage for the assets and the operations of the Company and the Subsidiaries for all material risks normally insured against by a person or entity carrying on the same business or businesses as the Company and the Subsidiaries, and (v) will not in any way be affected by, terminate, or lapse by reason of, the transactions contemplated by this Agreement.

            (3) Neither the Company nor any Subsidiary has received (i) any notice of cancellation of any policy described in paragraph (a) hereof or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy or other insolvency laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

      II.21 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 2.21 and addressed in SECTION 9.3:

            (1) None of the Company, its Subsidiaries or the Business Facilities is in violation of or is in non-compliance with or, during its ownership or operation of the Business Facilities has violated or has been in non-compliance with, any Environmental Laws in connection with the ownership, use, maintenance or operation of, or conduct of the business of the Company, its Subsidiaries, or any of the Business Facilities. An accurate listing of the Company's and its Subsidiaries' Business Facilities is listed on SCHEDULE 2.21.

            (2) Without in any manner limiting the generality of subparagraph
(a) above:

                  (1) Except in compliance with Environmental Laws (including, but not limited to, by obtaining necessary Environmental Permits), no Materials of Environmental Concern have been used, generated, extracted, mined, beneficiated, manufactured, stored, treated, or disposed of, or in any other way released (and no release is threatened), on, under or about any Business Facility (or from any property adjacent thereto) or transferred or transported to or from any Business Facility;

                  (2) None of the Company or its Subsidiaries is currently subject to any: (a) Environmental Claim, (b) contingent liability in connection with any release or threatened release of any Materials of Environmental Concern into the environment whether on or off any Business Facility; (c) reclamation, decontamination or Remediation requirements under Environmental Laws, or any reporting requirements related thereto; or (d) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

                  (3) There are no Environmental Claims Known, pending or, to the Company's Knowledge, threatened against the Company, its Subsidiaries or any Business Facility, and, to the Company's Knowledge, there is no basis for any such Environmental Claims;

                  (4) The Company, its Subsidiaries and all Business Facilities have all Environmental Permits necessary to comply with Requirements of Environmental Laws governing the Company, its Subsidiaries and/or their respective businesses; the Company and its Subsidiaries have all environmental and pollution control equipment necessary for compliance with all Environmental Laws (including, but not limited to, for compliance with all applicable Environmental Permits) and operation of the businesses of the Company and its Subsidiaries as presently conducted; and the Company, its Subsidiaries and the Business Facilities are in compliance with all terms and conditions of such required Environmental Permits; and the consummation of the transactions contemplated hereby will not cause a violation of or noncompliance with the terms and conditions of such Environmental Permits;

                  (5) There are no, nor have there ever been any, storage tanks or solid waste management units located on or under any Business Facility, and there are no Materials of Environmental Concern on any Business Facility in an amount exceeding background levels for such geographic area or which would require reporting to any Governmental Authority or Remediation to comply with Requirements of Environmental Laws;

                  (6) To the Company's Knowledge, none of the off-site locations where Materials of Environmental Concern generated from any Business Facility (or for which the Company or any Subsidiary has arranged for their disposal) have been stored, treated, recycled, disposed of or released has been nominated or identified as a facility which is subject to an existing or potential claim under Environmental Laws;

                  (7) None of the Company or its Subsidiaries has been named as a potentially responsible party under, and no Business Facility has been nominated or identified as a facility which is subject to an existing or potential claim under CERCLA or comparable

Environmental Laws, and no Business Facility is subject to any lien arising under Environmental Laws;

                  (8) None of the Company or its Subsidiaries has received any written notice of any release or threatened release of Materials of Environmental Concern, or of any violation of, noncompliance with, or remedial obligation under, Environmental Laws or Environmental Permits, relating to the ownership, use, maintenance, or operation of any Business Facility, nor, to the Company's Knowledge, is there any basis for any of the foregoing, nor has the Company voluntarily undertaken Remediation or other decontamination or cleanup of any facility or site or entered into any agreement for the payment of costs associated with such activity;

                  (9) To the Company's Knowledge, there are no Requirements of Environmental Laws that will require future compliance costs on the part of the Company or its Subsidiaries in excess of $10,000 above costs currently expended in the Ordinary Course of Business;

                  (10) To the Company's Knowledge, there are no present or past events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance by the Company or its Subsidiaries with Requirements of Environmental Laws or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against the Company, its Subsidiaries or any of the Business Facilities;

                  (11) There are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which the Company or any of its Subsidiaries has agreed to, assumed or retained, by contract (whether written or oral, and whether enforceable or unenforceable) or otherwise;

                  (12) The Company has filed all notices, notifications, financial security, waste management plans, or applications which are required to be obtained or filed by the Company or any Subsidiary for the operation of their businesses or the use or operation of any Business Facility, and

                  (13) To the Company's Knowledge, no current Business Facility (or equipment thereon) contains any friable asbestos-containing materials or polychlorinated biphenyls in any form nor any wetland areas or other land subject to restricted development under Environmental Laws related to natural resources wildlife or wildlife habitant present on such Business Facility.

      II.22 INTELLECTUAL PROPERTY.

            (1) The term "INTELLECTUAL PROPERTY ASSETS" shall include the Company's and Subsidiaries' foreign and domestic names, all fictitious business names, trade names, trade dress brand names, registered and unregistered trademarks, service marks and applications (collectively, "Marks"), all patents and patent applications (collectively, "PATENTS"), all copyrights in published works, unpublished registered and unregistered works (collectively, "COPYRIGHTS"), and all inventions, processes, formulas, patterns, designs, know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints (collectively, "TRADE SECRETS") owned, used or licensed by the Company or any Subsidiary.

            (2) Except for any license implied by the sale of a product and common software programs with a value of less than $500, SCHEDULE 2.22 sets forth an accurate and complete listing and summary description, including any royalties paid or received by the Company or any Subsidiary, of all agreements relating to the Intellectual Property Assets to which the Company or any Subsidiary is a party. There are no outstanding or threatened disputes or disagreements with respect to any such agreement.

            (3) (i) The Intellectual Property Assets are all those necessary for the operation of the Company's and the Subsidiaries' businesses as they are currently conducted or proposed to be conducted. Except as set forth on SCHEDULE 2.22, the Company and the Subsidiaries are the owners of all right, title and interest in and to each of the Intellectual Property Assets free and clear of all Encumbrances and have the right to use without payment to a third party all the Intellectual Property Assets.

                  (ii) No employee of the Company or any Subsidiary has entered into any agreement which restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than the Company or a Subsidiary.

            (4) (i) SCHEDULE 2.22 contains an accurate and complete listing and summary description of all Patents, Marks and registered Copyrights.

                  (ii) All filed and pending, issued, and registered Patents, Marks, and Copyrights identified as such on SCHEDULE 2.22 are currently active and in compliance with all Legal Requirements and are titled properly to the Company except as set forth on SCHEDULE 2.22 and are not subject to any required payment of governmental fees or taxes due within ninety (90) days after the date of Closing.

                  (iii) No Patent, Mark or Copyright has been or is now involved in any interference, reissue, re-examination, invalidation, cancellation or opposition proceeding other than those listed on SCHEDULE 2.22. The Company and the Subsidiaries have no Knowledge of any potentially interfering patent or patent application, trademark or trademark application, or copyright or copyright application of any third party, or of any actions threatened with respect to the Patents, Marks or Copyrights other than those listed on SCHEDULE
2.22. To the Company's Knowledge, all of the Patents, Marks and Copyrights are valid and enforceable.

                  (iv) To the Knowledge of the Company and the Subsidiaries, no Patent, Mark or Copyright is infringed or has been challenged or threatened in any way other than those listed on SCHEDULE 2.22. To the Company's Knowledge, none of the products manufactured and sold, nor any processes or know-how used, by the Company or any Subsidiary infringe or are alleged to infringe any patent or other proprietary right of any other person other than those listed on
SCHEDULE 2.22. To the Company's Knowledge, none of the Marks or Copyrights used by the Company or any Subsidiary infringe or are alleged to infringe any trade name, trademark, service mark or copyright of any third party other than those listed on SCHEDULE 2.22.

            (5) (i) The Company and the Subsidiaries have taken all commercially reasonable precautions to protect the secrecy, confidentiality and value of the Trade Secrets.

                  (ii) The Company or a Subsidiary has good title and an absolute (although not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not known to be part of the public knowledge or literature, nor, to the Knowledge of the Company and the Subsidiaries, have they been used, divulged, or appropriated for the benefit of any person other than the Company or a Subsidiary or to the detriment of the Company or any Subsidiary other than pursuant to a non-disclosure agreement that protects the Company's and Subsidiaries' interests in such Trade Secrets.

      II.23 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 2.23 sets forth (i) the name of each bank, savings and loan or other financial institution in which the Company or any Subsidiary has any account or safe deposit box, the style and number of each such account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto, and (ii) the name of each Person holding a general or special power of attorney from the Company or any Subsidiary and a summary of the terms thereof.

      II.24 NO BROKER'S OR FINDER'S FEES. Except as set forth on SCHEDULE 2.24, no agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of the Shareholders, the Company or any Subsidiary in connection with this Agreement or the transactions contemplated hereby, and no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

      II.25 CERTAIN PAYMENTS. Neither the Company nor any Subsidiary has, and, to the Knowledge of the Company or the Subsidiaries, no director, officer, employee, agent, representative or other Person associated with or acting for or on behalf of the Company or any Subsidiary has, in violation of applicable Legal Requirements, (a) directly or indirectly made, any contribution, gift, bribe, kickback or other payment (including any political contribution with corporate funds, any payment from corporate funds not recorded on the books and records of the Company or a Subsidiary, any payment from corporate funds that was falsely recorded on the books and records of the Company or a Subsidiary, any payment from corporate funds to governmental officials for improper purposes or payments from corporate funds to obtain or retain business) to any Person, regardless of form whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained for or in respect of the Company or any Subsidiary or any Affiliate of the Company or any Subsidiary, or (iv) or in any other manner or for any other purpose which violates applicable Legal Requirements, or (b) established or maintained any fund or asset which has not been recorded in the books and records of the Company or a Subsidiary.

      II.26 DISCLOSURE.

            (1) To the Company's Knowledge, no representation or warranty of the Company contained in this Agreement or statement in any Schedule or Exhibit hereto contains any untrue statement. No representation or warranty of the Company contained in this Agreement or statement in any Schedule or Exhibit hereto omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

            (2) To the Company's Knowledge, no supplement to any Schedule or Exhibit hereto made pursuant to SECTION 4.7 will contain any untrue statement. No supplement to any Schedule or Exhibit hereto made pursuant to SECTION 4.7 will omit to state a material fact necessary in order to make the representations, warranties or statements therein or in this Agreement, in light of the circumstances under which they were made, not misleading.

            (3) There is no fact Known to the Company which materially adversely affects the assets, liabilities, properties, business, prospects, condition (financial or otherwise) or operations of the Company and the Subsidiaries considered as a whole which has not been set forth in this Agreement.

            (4) In the event of any inconsistency between the statements in the body of this Agreement (excluding any Schedule and Exhibit hereto) and those in any Schedule or Exhibit hereto (other than an exception expressly set forth as such in any Schedule or Exhibit hereto in relation to a specifically identified representation or warranty), those in the body of this Agreement shall control.

      II.27 DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES. The Company and the Subsidiaries are making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in ARTICLE II of this Agreement.

                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser represents and warrants to the Shareholders as follows:

      III.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      III.2 AUTHORITY. The Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The Purchaser's execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes the legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms.

      III.3 CONSENTS AND APPROVALS; NO VIOLATION. Except for any filings required by the HSR Act or as otherwise set forth on SCHEDULE 3.3, no filing or registration with, no notice to and no Governmental Authorization, consent or approval of any Governmental Authority, creditor or other person in a contractual relationship with the Purchaser is necessary in connection with the Purchaser's execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance by the Purchaser with any of the provisions hereof will, as of the Closing Date, (i) conflict with or violate any provision of the Certificate or Articles of Incorporation or Bylaws or other charter document of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties or assets may be bound, (iii) violate or conflict with any provision of any Legal Requirement binding upon the Purchaser; or (iv) result in, or require, the creation or imposition of any Encumbrance upon or with respect to any of the properties now owned or used by the Purchaser.

      III.4 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of the Purchaser in connection with this Agreement or the transactions contemplated hereby, and, subject to the representations of the Company contained in SECTION 2.24, no Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.

      III.5 DISCLAIMER OF ADDITIONAL AND IMPLIED WARRANTIES. The Purchaser is making no representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in ARTICLE III of this Agreement.

                                   ARTICLE IV
                  OBLIGATIONS OF THE COMPANY PENDING CLOSING

      During the period commencing on the date of this Agreement through the Closing Date, the Company hereby covenants and agrees to comply, and to cause the Subsidiaries to comply, with the covenants and agreements contained in this
ARTICLE IV, to wit:

      IV.1  OPERATIONS.  The Company and each Subsidiary shall:

            (1) conduct its business consistent with past practice in its usual manner and maintain its books of account in a manner that fairly and accurately reflects its income, expenses and liabilities in accordance with GAAP;

            (2) duly and punctually perform all of its material contractual obligations in accordance with the terms thereof;

            (3) give prompt written notice to the Purchaser of any notice received by it of any material default or breach or alleged material default or breach under any instrument or agreement to which it is a party or by which it is bound and take all reasonable steps to cure any such default or breach;

            (4) use its Best Efforts (without making or increasing any commitment which would be binding on the Company or any Subsidiary) to preserve the goodwill of, and its good relationships with, its suppliers, customers, landlords and others having business relations with it;

            (5) maintain and keep all its properties and facilities in good condition and working order, except for ordinary wear and tear;

            (6) comply with all Legal Requirements applicable to it and the conduct of its business;

            (7) give prompt written notice to the Purchaser of the commencement of any Proceeding or the assertion of any Known material claim or threat to commence any Proceeding against the Company or any Subsidiary, and keep the Purchaser fully and promptly informed as to any developments in any pending Proceeding.

            (8) use its Best Efforts and cooperate with the Purchaser in taking all steps (which steps may include furnishing information, testimony and other assistance before a Governmental Authority) necessary to obtain any consent, approval or Governmental Authorization required by Legal Requirements, agreement or otherwise to allow the performance of this Agreement and the consummation of the transactions contemplated hereby, including the approval and authorization of any Governmental Authority having jurisdiction over the transactions contemplated hereby, and such steps will be taken as soon as practicable;

            (9) use its Best Efforts to preserve its business organization intact and retain the services of its present officers, employees and agents except, following consultation with the Purchaser, in instances in which the Company reasonably believes that the termination of any officer, employee or agent is in the best interests of the Company or a termination for cause;

            (10) maintain in full force and effect insurance policies on all properties real and personal providing coverage and amounts of coverage comparable to the coverage and amounts of coverage provided under its policies of insurance now in effect;

            (11) permit the Purchaser and its representatives to review before filing each Tax Return and Tax report which is a federal or state income or franchise tax return, and after filing for each other Tax Return and Tax report required to be filed by the Company or any Subsidiary prior to the Closing Date;

            (12) provide to the Purchaser copies of all insurance policies or binders issued to the Company or any Subsidiary after the date hereof promptly following their receipt by the Company or any Subsidiary; and

            (13) use its Best Efforts to cause all conditions to the consummation of the transactions contemplated hereby to be satisfied.

      IV.2 ACCESS AND INFORMATION. The Company shall afford the Purchaser and its counsel, accountants and other representatives, reasonable access, during normal business hours, to all of the properties, facilities, documents, books, contracts, commitments, and records, including Tax Returns, of the Company and its Subsidiaries and shall furnish to the Purchaser, all such information concerning the affairs of the Company and its Subsidiaries, including financial and operating data and other information, as the Purchaser may reasonably request including, but not limited to, such copies and extracts of pertinent records and data as the Purchaser may reasonably request, except for reports to, discussions and considerations by, and resolutions of the Board of Directors of the Company concerning or relating to negotiations with any Person for the sale of shares or assets or the merger or consolidation of the Company (other than specific resolutions approving this Agreement and the transactions contemplated hereby). On the Purchaser's request, the Company and its Subsidiaries shall deliver to the Purchaser detailed schedules and workpapers accessible to the Company using reasonable efforts describing the assets and liabilities which comprise the asset and liability categories reflected on any balance sheet of the Company or any Subsidiary. The Company shall afford the Purchaser and its counsel, accountants and other representatives, full and free access, during normal business hours, to all of the books, contracts, commitments, and other records of the Company relating to any transaction between the Company or any Subsidiary and any Shareholder, and shall furnish to the Purchaser all such other information concerning any such transaction between the Company or any Subsidiary and the Shareholder as the Purchaser may reasonably request, including, but not limited to, such copies and extracts of pertinent records and data as the Purchaser may reasonably request. The Purchaser shall be entitled to audit, or engage an independent accountant to audit, any of the Company's books and records or financial statements; provided however, that the Purchaser agrees that any information relating to the Company, any Subsidiary or any Shareholder which is confidential, proprietary or not in the public domain and which is or has been delivered to or made available to the Purchaser and its representatives by the Company or any Subsidiary (i) will be treated as confidential, (ii) except as required by law, will not be directly or indirectly divulged, disclosed or communicated to any person, firm or corporation other than the Purchaser and its representatives, (iii) will be used exclusively pursuant to this Agreement, and
(iv) will be returned to the Company if the transaction contemplated by this Agreement is not consummated. The Company, the Subsidiaries and the Shareholders shall cooperate fully with the Purchaser and its independent auditors in connection with any audit. The furnishings of any information to the Purchaser and any investigation by the Purchaser shall not affect the Purchaser's right to rely on the representations and warranties made in this Agreement. Notwithstanding any provisions to the contrary contained in this Agreement, the Company and Purchaser shall mutually and reasonably agree upon the time and manner of any inspection contemplated by SECTIONS 4.2 and 4.3 of this Agreement.

      IV.3  ENVIRONMENTAL INVESTIGATION.

            (1) The Purchaser and its consultants, agents and representatives, shall have the right, but not the obligation or responsibility, during normal business hours, to the same extent that the Company has such right, to inspect any property (whether real or personal) which the Company or any Subsidiary owns, leases, operates or controls in any manner ("PROPERTY") and the Company agrees to permit the Purchaser and its consultants, agents and representatives to inspect the Property, including, but not limited to, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("ENVIRONMENTAL INSPECTIONS") at any time. The Purchaser shall notify the Company at least two (2) business days prior to any physical inspections of Property.

            (2) The Company agrees to indemnify and hold harmless the Purchaser for any claims for damage to property or injury or death to Persons in connection with any Environmental Inspection directly or indirectly attributable to the negligent actions or negligent omissions of the Company or its agents or representatives except to the extent caused by the negligence of the Purchaser or its agents or representatives. The Purchaser agrees to indemnify and hold harmless the Company for any claims for damage to the Property directly or indirectly attributable to the negligent actions or negligent omissions of the Purchaser, or its agents or representatives, in performing any Environmental Inspection except to the extent caused by the negligence of the Company or its agents or representatives. The Purchaser shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, or other environmental survey prepared by a third party. If this Agreement is terminated, then except as otherwise required by law, the Purchaser shall not make any reports to any Governmental Authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, but such reporting shall remain the responsibility of and within the discretion of the Company. To the extent that the Purchaser is required by law to make a report to any Governmental Authority of the results of any Environmental Inspection, secondary investigation or other environmental survey, the Purchaser shall not have any liability to the Company or any other Person for making any report of such results to any Governmental Authority; provided, that the Purchaser shall notify the Company of any and all such reports and provide the Company a reasonable opportunity to consult and comment on such reports.

            (3) The Company agrees to make available to the Purchaser and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property including, but not limited to, the results of other environmental inspections and surveys. The Company also agrees that it will use its Best Efforts to ensure that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with the Purchaser and shall be entitled to certify the same in favor of the Purchaser and its consultants, agents and representatives and make all other data available to the Purchaser and its consultants, agents and representatives. The Purchaser agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

      IV.4 CORPORATE MATTERS. The Company and each Subsidiary shall maintain its corporate existence and good standing, and shall maintain its qualification to do business in the State of West Virginia or its respective state of incorporation and each other jurisdiction in which it owns or leases property or conducts business. Minutes of all annual and special meetings and proceedings of the directors and shareholders of the Company or any Subsidiary held on or after the date hereof and prior to the Closing Date will be delivered to the Purchaser within five (5) days after such meetings or proceedings are held, but in no event later than the day prior to the Closing Date, except for reports to, discussions and considerations by, and resolutions of the Board of Directors of the Company concerning or relating to negotiations with any Person for the sale of shares or assets or the merger or consolidation of the Company (other than specific resolutions approving this Agreement and the transactions contemplated hereby).

      IV.5 COVENANT TO SATISFY CONDITIONS. The Company shall use its Best Efforts prior to the Closing to satisfy or cause to be satisfied all of the conditions precedent to the Purchaser's obligations under this Agreement, including, but not limited to, to the extent that its action or inaction can control or influence the satisfaction of same, all requirements of any Governmental Authority.

      IV.6 FINANCIAL STATEMENTS AND OTHER REPORTS. The Company shall deliver to the Purchaser, as soon as practicable and in any event within thirty (30) days after the end of each calendar month, the unaudited consolidated balance sheet and statements of operations, without notes, of the Company and its Subsidiaries as of and for each month ending after the date of this Agreement and prior to the Closing Date, and for the fiscal year to date. The Company shall immediately advise the Purchaser in writing of the loss of any material customer, the loss of a significant product or vendor line, the termination by the Company, any Subsidiary, or the employee of the employment of any employee of the Company or any Subsidiary whose rate of current annual compensation is $100,000 or more, or any other Material Adverse Change.

      IV.7 COOPERATION AND OBLIGATION TO SUPPLEMENT INFORMATION. The Company shall at all times prior to the Closing Date cooperate fully with the Purchaser for the purpose of consummating the transactions contemplated hereby. The Company shall, from time to time through the Closing Date, promptly supplement the Schedules, Exhibits, lists and other documents referred to herein and delivered pursuant hereto to reflect changes in the subject matter thereof occurring through the Closing Date which materially change any representation or warranty made by the Company in this Agreement or any statement made in such Schedules, Exhibits, lists and other documents.

      IV.8 RESTRICTED ACTIVITIES. Without the prior written consent of the Purchaser which shall not be unreasonably withheld, neither the Company nor any Subsidiary shall:

            (1) enter into any employment agreement or increase the rate of compensation payable or to become payable by the Company or any Subsidiary to any of its directors, officers, employees or agents or increase or agree to increase the benefits payable under any bonus, insurance, pension or Benefit Plan, payment or arrangement, except for increases required pursuant to a contract in existence on the date hereof;

            (2) make any change in any Benefit Plan which would affect its qualification or tax-exempt status under the Code, materially increase its liability under such Benefit Plan, or, when considered in the aggregate with changes to other Benefit Plans, result in a material increase in the aggregate liability of the Company and its Subsidiaries under the Benefit Plans of the Company and its Subsidiaries;

            (3) enter into any contracts, or make any commitments, whether directly or by way of guarantee or otherwise, for capital expenditures aggregating in excess of $200,000;

            (4) incur or agree to incur, or otherwise guarantee or become liable for, any indebtedness for money borrowed or any commitment, obligation or liability, absolute or contingent, other than in the Ordinary Course of Business;

            (5) fail to maintain its tangible properties in good condition and repair;

            (6) loan or advance any funds to, or borrow or take down any funds from, any Person, whether under an existing agreement or not, except for (i) extensions of credit in the Ordinary Course of Business for merchandise purchased, (ii) customary advances to salesmen against commissions, and (iii) payments under existing agreements in the Ordinary Course of Business;

            (7) change its accounting practices or policies or its application thereof;

            (8) except in the Ordinary Course of Business (including in connection with purchases or sales of inventory in the Ordinary Course of Business), enter into, become a party to, waive any material right under or cancel any contract, lease, commitment, option or agreement, or make or permit to be made any amendment or termination of any contract, lease, commitment, option or agreement;

            (9) except in the Ordinary Course of Business (which shall include purchases or sales of inventory in the Ordinary Course of Business), make or permit any material change in its assets, liabilities or financial condition;

            (10) dispose of or acquire assets with an aggregate book value or purchase price, respectively, exceeding $25,000, except for any purchases and sales of inventory at fair value in the Ordinary Course of Business;

            (11) enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, or cause or permit any lien, security interest, mortgage, encumbrance or charge of any kind to attach upon any of its assets, whether now owned or hereafter acquired, except for capital leases and liens for taxes, assessments or governmental charges or levies which are not delinquent;

            (12) permit any insurance policy naming the Company or any Subsidiary as a beneficiary, insured or loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such cancellation or termination replacement policies providing substantially the same or greater coverage with comparable insurance carriers are in full force and effect;

            (13) amend its Articles of Incorporation or Bylaws or other charter document;

            (14) issue (except for shares representing the exercise of options granted by the Company), sell, transfer or otherwise dispose of any shares of capital stock of the Company or any Subsidiary or create any obligation to issue, sell, transfer or otherwise dispose of any shares of capital stock of the Company or any Subsidiary;

            (15) except for cash dividends paid in the Ordinary Course of Business, directly or indirectly declare, set aside, pay or make any distribution in respect of, or directly or indirectly purchase, cancel, retire, redeem or otherwise acquire, or agree to purchase, cancel, retire, redeem or otherwise acquire, any capital stock or other securities of the Company or any Subsidiary;

            (16) declare or effect any stock dividend or stock split, dissolve, liquidate, reorganize, recapitalize, merge, consolidate or otherwise make any change in its capital stock, capital structure, corporate structure or existence;

            (17) enter into any business dealing or transaction, directly or indirectly, with any shareholder or any other Affiliate of the Company or any Subsidiary, make any payments to any shareholder or any Affiliate of the Company or any Subsidiary or conduct or account for any existing transaction with any shareholder or any Affiliate of the Company or any Subsidiary on other than an arm's length basis;

            (18) misrepresent to, or fail to correct any misrepresentation to, or misunderstanding of which it has Knowledge by, any person, or permit any employee of the Company or any Subsidiary or other person controlled by the Company or any Subsidiary or any of the Shareholders to misrepresent to, or fail to correct any misrepresentation to or misunderstanding of which such person has Knowledge by, any person regarding the duties and obligations of the parties to this Agreement, including in particular any such misrepresentation or misunderstanding regarding any purported responsibility of the Purchaser for Company or Subsidiary Liabilities or any purported financial support or benefit to be provided to the Company or any Subsidiary by the Purchaser at any time;

            (19) except in the Ordinary Course of Business, enter into any lease of personal property;

            (20) except for renewals of leases of premises now occupied and used by the Company or any Subsidiary, enter into any lease of real property;

            (21) use of any of its assets for other than proper corporate purposes and in the Ordinary Course of Business;

            (22) grant any general or special power of attorney;

            (23) knowingly waive any material right without receiving fair consideration;

            (24) violate or continue to violate any Legal Requirement;

            (25) fail to notify the Purchaser of any fact or occurrence which, if it existed on the date hereof, would constitute a breach of the representations and warranties in ARTICLE II; or

            (26) agree to do any of the things described in clauses (a) through
(y) of this SECTION 4.8.

      IV.9 OTHER INQUIRIES AND DISCUSSIONS. During the period commencing on the date hereof through the Closing Date, neither the Company nor any Affiliate of the Company shall contact, respond to inquiries from, or have discussions or negotiations with, any Person regarding a merger or consolidation, sale of the capital stock or assets of, or other business combination involving the Company or any of its Subsidiaries. If any of the Shareholders, the Company, any Subsidiary or any Affiliate of the Company or any Subsidiary is contacted by any Person concerning, or receives any other type of inquiry regarding, a merger or consolidation, sale of the capital stock or assets of or any other business combination involving the Company or any of its Subsidiaries, the Company shall immediately notify the Purchaser thereof and will provide the Purchaser such information regarding the contact or inquiry as the Purchaser may reasonably request.

      IV.10 NOTIFICATION. The Company will promptly notify the Purchaser in writing if the Company becomes aware of any fact or condition which makes untrue, or shows to have been untrue, any representation or warranty made by the Company in this Agreement, and shall promptly notify the Purchaser of any breach by the Company of any covenant or agreement in this Agreement.


                                    ARTICLE V
                           CONDITIONS PRECEDENT TO THE
                          OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser to consummate the transactions contemplated by this Agreement at the Closing are subject to fulfillment of the following conditions, any one or more of which may be waived in whole or in part by the Purchaser in the manner provided for herein:

      V.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in this Agreement, including the Schedules and Exhibits hereto (without giving effect to any updating or corrective information provided pursuant to SECTION 4.7 or otherwise) shall have been true, correct and complete in all material respects as of the date hereof. The Company shall have delivered to the Purchaser a certificate, executed by an officer of the Company and dated the Closing Date, to the foregoing effect.

      V.2 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Except for changes expressly contemplated by this Agreement and the agreements and other documents to be executed or delivered pursuant to this Agreement and except for representations expressly made as of a particular date, the representations and warranties of the Company contained in this Agreement, including the Schedules and Exhibits hereto, shall be true, correct and complete in all material respects as of the Closing Date. The Schedules and any other documents referred to herein and delivered by the Company pursuant hereto, as supplemented pursuant to SECTION 4.7 hereof, shall be true, correct and complete in all material respects with respect to the subject matter thereof as of the Closing Date. The Company shall have delivered to the Purchaser a certificate, executed by an officer of the Company and dated the Closing Date, to the foregoing effect.

      V.3 PERFORMANCE; COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied with all obligations, agreements, covenants and conditions required by this Agreement to be performed, or complied with, by the Company on or before the Closing Date. The Company shall have delivered to the Purchaser a certificate, executed by an officer of the Company and dated the Closing Date, to the foregoing effect.

      V.4 AUTHORIZATION; THIRD PARTY CONSENTS. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement shall have been duly and validly taken. All consents, approvals and waivers from third parties and Governmental Authorities required to be obtained to consummate the transactions contemplated by this Agreement (including, but not limited to, any waiting period required by the HSR Act and those necessary to be in compliance with all Legal Requirements) shall have been obtained. The Company shall have delivered to the Purchaser a certificate, executed by an officer of the Company and dated the Closing Date, to the foregoing effect.

      V.5 NO MATERIAL ADVERSE CHANGE. During the period from the date hereof through the Closing Date, there shall not have been any Material Adverse Change, there shall not have been any material loss or damage to the assets of the Company or any Subsidiary, whether or not insured, which materially affects the ability of the Company or any Subsidiary to conduct its business, and none of the events described in SECTION 2.11 of this Agreement shall have occurred. The Company shall have delivered to the Purchaser a certificate, executed by an officer of the Company and dated the Closing Date, to the foregoing effect, and further to the effect that the Company and its consolidated Subsidiaries have no Liabilities as of the Closing Date that are not reflected on the Balance Sheet other than those incurred since the Balance Sheet Date in the Ordinary Course of Business and consistent with past practice.

      V.6 OPINION OF THE COMPANY'S COUNSEL. The Company shall have delivered to the Purchaser an opinion of counsel to the Company, dated the Closing Date, in the form of EXHIBIT E attached hereto.

      V.7 NO PROHIBITION OF TRANSACTION. No Proceeding, regulation or legislation shall have been instituted, threatened or proposed before, nor any Order issued by, any Governmental Authority to enjoin, restrain, prohibit or obtain substantial damages (a) in respect of, which is related to, or which arises out of, this Agreement, or (b) which, in the reasonable judgment of the Purchaser, could have a material adverse effect on the assets, Liabilities, business, prospects, results of operations or condition (financial or otherwise) of the Company or any Subsidiary.

      V.8 COMPLIANCE WITH LAW. There shall have been obtained any and all Governmental Authorizations which counsel for the Purchaser may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement will be in compliance with Legal Requirements.

      V.9 DOCUMENTATION. The Company shall have made all deliveries required pursuant to ARTICLE I of this Agreement. In addition, the Company shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as the Purchaser may reasonably request for the purpose of (a) enabling its counsel to provide the opinion required under this Agreement, or
(b) evidencing the accuracy and completeness of any of the representations, warranties or statements of the Company or any Subsidiary, the performance of any obligations, covenants or agreements of the Company, or the compliance by the Company with any of the conditions to the Purchaser's performance, all as contained or referred to in this Agreement.

      V.10 COVENANT AGAINST COMPETITION. The Purchaser shall have received a Noncompetition Agreement substantially in the form of EXHIBIT D attached hereto from each of the persons referenced in SECTION 1.4 (A)(III) hereof.

      V.11 EMPLOYMENT AGREEMENTS. The Purchaser shall have received an Employment Agreement substantially in the form of EXHIBIT B attached hereto from each of the persons referenced in SECTION 1.4(A)(I) hereof.

      V.12 CONSENTS TO ASSIGNMENTS. On or prior to the Closing Date, the Company shall have furnished the Purchaser with evidence of consents, including those identified in the Schedules attached hereto, as shall be required to enable the Purchaser to continue to enjoy the benefit of any Governmental Authorization, lease, license, permit, contract or other agreement or instrument to or of which the Company or any Subsidiary is a party or a beneficiary and which can, by its terms (with consent) and consistent with applicable law, be so enjoyed after the transfer of the Stock to the Purchaser. If there is in existence any license, permit or other Governmental Authorization that by its terms or applicable law expires, terminates or is otherwise rendered invalid upon the transfer of the Stock to the Purchaser and is required in order for the business of the Company or any Subsidiary to continue to be conducted following the transfer of the Stock in the same manner as conducted previously, the Purchaser shall have obtained or been furnished by the Company an equivalent of that license, permit or other Governmental Authorization, effective as of and after the Closing Date.

      V.13 RELEASES. The Purchaser shall have received a Release of Claims in favor of the Company and each Subsidiary executed by these persons referenced in
SECTION 1.4(A)(II) in substantially the form of EXHIBIT C attached hereto.

      V.14 RECORDS. The Purchaser shall have received possession of all corporate, accounting, business and Tax records of the Company and each Subsidiary.

      V.15 COMPANY SHAREHOLDERS MEETING. The Company shall promptly take all action reasonably necessary in accordance with the WVCA and its articles of incorporation and bylaws to convene a special meeting of its Shareholders to consider and vote upon the adoption and approval of the Merger and this Agreement. The Board of Directors of the Company shall recommend at such meeting that the Shareholders of the Company vote to adopt and approve the Merger and this Agreement, and shall use its reasonable efforts to solicit from shareholders of the Company proxies in favor of such adoption and approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Shareholders of the Company.

      V.16 EXERCISE OF OUTSTANDING OPTIONS. All outstanding options to purchase Stock as described in SECTION 2.2 shall have been exercised by the option holders and such shares of Stock issuable upon exercise shall be validly issued, fully paid and nonassessable.

      V.17 ACTIONS SATISFACTORY. The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to the Purchaser and its counsel.

                                   ARTICLE VI
                           CONDITIONS PRECEDENT TO THE
                           OBLIGATIONS OF THE COMPANY

      The obligations of the Company to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by the Company in the manner provided for herein:

      VI.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Purchaser in this Agreement shall have been true, correct and complete in all material respects as of the date hereof. The Purchaser shall have delivered to the Company a certificate, executed by the Purchaser and dated the Closing Date, to the foregoing effect.

      VI.2 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Except for changes expressly contemplated by this Agreement and the agreements and other documents to be executed or delivered pursuant to this Agreement, the representations and warranties of the Purchaser contained in this Agreement shall be true, correct and complete in all material respects as of the Closing Date. The Purchaser shall have delivered to the Company a certificate, executed by the Purchaser and dated the Closing Date, to the foregoing effect.

      VI.3 PURCHASER'S PERFORMANCE; COMPLIANCE WITH AGREEMENT. The Purchaser shall have performed and complied with all obligations, agreements, covenants and conditions required by this Agreement to be performed or complied with by the Purchaser on or before the Closing Date. The Purchaser shall have delivered to the Company a certificate, executed by the Purchaser and dated the Closing Date, to the foregoing effect.

      VI.4 AUTHORIZATION; THIRD PARTY CONSENTS. All corporate action necessary to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated by this Agreement shall have been duly and validly taken. All consents, approvals and waivers from third parties and Governmental Authorities required to be obtained to consummate the transactions contemplated by this Agreement shall have been obtained (including, but not limited to, any waiting period required by the HSR Act and those necessary to be in compliance with all Legal Requirements). The Purchaser shall have delivered to the Company a certificate, executed by the Purchaser and dated the Closing Date, to the foregoing effect.

      VI.5 OPINION OF THE PURCHASER'S COUNSEL. The Purchaser shall have delivered to the Company an opinion of counsel to the Purchaser, dated the Closing Date, in the form of EXHIBIT

F attached hereto.

      VI.6 NO PROHIBITION OF TRANSACTION. No Proceeding, regulation or legislation shall have been instituted, threatened or proposed before, nor any Order issued by, any Governmental Authority to enjoin, restrain, prohibit or obtain substantial damages (a) in respect of, which is related to, or which arises out of, this Agreement, or (b) which, in the reasonable judgment of the Purchaser, could have a material adverse effect on the assets, Liabilities, business, prospects, results of operations or condition (financial or otherwise) of the Company or any Subsidiary.

      VI.7 DOCUMENTATION. The Purchaser shall have paid the Initial Cash Consideration and made all other deliveries required pursuant to ARTICLE I of this Agreement. In addition, the Purchaser shall have delivered all other documents, certificates and instruments as the Company may reasonably request for the purpose of (a) enabling their counsel to provide the opinion required under this Agreement, or (b) evidencing the accuracy and completeness of any of the representations, warranties or statements of the Purchaser, the performance of any obligations, covenants or agreements of the Purchaser or the compliance by the Purchaser with any of the conditions, all as contained or referred to in this Agreement.

      VI.8 ACTIONS SATISFACTORY. The form and substance of all actions, proceedings, instruments and documents required to consummate the transactions contemplated by this Agreement shall have been satisfactory in all reasonable respects to the Company and its counsel.


                                   ARTICLE VII
                                MUTUAL COVENANTS

      VII.1 EXPENSES. Except as otherwise expressly provided herein, (i) the Purchaser shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants, and (ii) the expenses of the Shareholders and the Company incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, accountants, brokers, investment bankers and similar persons (including those described on SCHEDULE
2.24 attached hereto) shall be accrued on the Closing Balance Sheet. In the case of termination of this Agreement, the obligation of each party to pay its own expenses shall be subject to any rights of such party arising from a breach of this Agreement by another party.

      VII.2 PUBLIC ANNOUNCEMENTS. Except as required by law, any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby at any time prior to Closing shall be issued, if at all, at such time and in such manner as the Purchaser and the Company shall mutually agree. Unless consented to by the other parties in advance or required by law, prior to the Closing, each party shall keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any Person, except for reasonable and necessary disclosure to Shareholders relating to their vote to approve the transactions contemplated hereby. The Company and the Purchaser will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of the transactions contemplated hereby, and the Purchaser shall have the right to be present for any such communication.

      VII.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of another party any written, oral or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated hereby (i) without the prior written consent of the applicable party, (ii) unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, (iii) unless the use of such information is necessary or appropriate in evaluating the transactions contemplated hereby or in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (iv) unless the furnishing or use of such information is required by any Proceeding.

      If the transactions contemplated by this Agreement are not consummated, each party will return all of such written information, including, but not limited to, all copies, summaries or synopses thereof.


                                  ARTICLE VIII
                                   TERMINATION

      VIII.1 TERMINATION EVENTS. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

            (1)   By mutual written consent of the Purchaser and the Company;

            (2) By the Purchaser (i) if any of the representations and warranties contained in ARTICLE II were incorrect when made or at any time thereafter, or (ii) if any of the conditions to Closing contained in Article V shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived in writing by the Purchaser;

            (3) By the Company (i) if any of the representations and warranties contained in ARTICLE III were incorrect when made or at anytime thereafter, or
(ii) if the material conditions to Closing contained in ARTICLE VI shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived in writing by the Company;

            (4) By the Purchaser or the Company if the Closing Date shall not have occurred on or before April 15, 1998, or such later date agreed to in writing by the Purchaser and the Shareholders; and

            (5) By the Purchaser or the Company if any court of competent jurisdiction in the United States of America or other (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

      VIII.2 EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to SECTION 8.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in SECTIONS 7.1 and 7.3 shall survive; provided, that if this Agreement is so terminated by a party because of an untrue, incorrect or incomplete representation or warranty, because of a default on or breach of any covenant, agreement or warranty contained herein, or because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other party's failure or refusal to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies for breach of contract or otherwise, including, but not limited to, damages relating thereto, shall also survive such termination unimpaired. The exercise of the right to terminate this Agreement pursuant to
SECTION 8.1 or otherwise shall not be an election of remedies.


                                   ARTICLE IX
                                 INDEMNIFICATION

      IX.1  INDEMNIFICATION BY THE SHAREHOLDERS.

            (1) In addition to and not in lieu of the indemnification obligations set forth in SECTION 9.2, the Shareholders unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless the Purchaser and each of the Purchaser's Subsidiaries, shareholders, Affiliates, officers, directors, employees, counsel, agents, contractors, successors, assigns, heirs and legal and personal representatives (the Company, the Purchaser and such persons are collectively referred to as the "PURCHASER'S INDEMNIFIED PERSONS") from and against, and shall reimburse the Purchaser's Indemnified Persons for, each and every Loss, paid, imposed on or incurred by the Purchaser's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of, or any allegation by any third party of (i) any inaccuracy in any representation or warranty of the Company under this Agreement, the Schedules, the Exhibits or any agreement or certificate delivered or to be delivered by the Company pursuant hereto in any respect, whether or not the Purchaser's Indemnified Persons relied thereon or had Knowledge thereof, or any breach or nonfulfillment of any covenant, agreement or other obligation of the Company under this Agreement or any agreement or document delivered pursuant hereto; (ii) any undisclosed Liabilities, even if not required to be disclosed on a balance sheet in accordance with GAAP; (iii) the business of the Company or the occupancy, condition, management, operation or use of the Company's or any Subsidiary's assets prior to the Closing Date and the products manufactured or sold by the Company or any Subsidiary prior to the Closing Date, including, but not limited to, those matters described on Schedule 2.18; (iv) without limiting any of the foregoing, any and all tax deficiencies, assessments (including any interest and penalties) or other tax Liabilities, including, but not limited to, with respect to the Company's Tax Returns for the years 1994-1997 and for the period beginning January 1, 1998, and ending on the Closing Date (the "SHORT PERIOD") ("TAX CLAIMS"); or (v) any failure of any nature of the Purchaser to obtain good, valid and indefeasible record and beneficial title to all of the capital stock of the Company, free and clear of any adverse claim of any other Person, including, but not limited to, any Encumbrance.

            (2) With respect to matters not involving Proceedings brought or asserted by third parties, within ten (10) days after notification from the Purchaser's Indemnified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling the Purchaser's Indemnified Persons to indemnity hereunder, the Shareholders, at no cost or expense to the Purchaser's Indemnified Persons, shall diligently commence resolution of such matters in a manner reasonably acceptable to the Purchaser's Indemnified Persons and shall diligently and timely prosecute such resolution to completion; provided, however, with respect to those claims that may be satisfied by payment of a liquidated sum of money, the Shareholders shall promptly pay the amount so claimed to the extent supported by reasonable documentation out of the Escrow Deposit or otherwise, as the case may be, in accordance with the Escrow Agreement, subject to the provisions of SECTION 9.6. If litigation or any other Proceeding is commenced or threatened, the provisions of SECTION 9.5 shall control.

      IX.2 ENVIRONMENTAL INDEMNIFICATION. IN ADDITION TO AND NOT IN LIEU OF THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9.1, THE SHAREHOLDERS UNCONDITIONALLY, ABSOLUTELY AND IRREVOCABLY AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS PURCHASER'S INDEMNIFIED PERSONS FROM AND AGAINST ANY AND ALL DAMAGES DIRECTLY OR INDIRECTLY RESULTING FROM, RELATING TO OR ARISING OUT OF (A) ANY ENVIRONMENTAL CLAIM ASSERTED AGAINST PURCHASER OR FOR WHICH PURCHASER OTHERWISE BECOMES LIABLE OR BEARS RESPONSIBILITY TO CORRECT OR IMPLEMENT ANY REMEDY UNDER ANY LIABILITY PROVISION (INCLUDING, BUT NOT LIMITED TO, STRICT LIABILITY PROVISIONS) OF ANY ENVIRONMENTAL LAW, (B) ANY ACTUAL OR ASSERTED VIOLATION OF OR NON-COMPLIANCE WITH, OR REMEDIATION OBLIGATION ARISING UNDER, ANY ENVIRONMENTAL LAW; OR (C) ANY EVENT, FACT, CONDITION, CIRCUMSTANCE, ACTIVITY, PRACTICE, INCIDENT, ACTION OR PLAN TO THE EXTENT EXISTING, COMMENCING, OR OCCURRING IN WHOLE OR IN PART PRIOR TO THE CLOSING DATE RELATING IN ANY WAY TO THE COMPANY, OR ANY OF ITS SUBSIDIARIES OR ANY OF THEIR RESPECTIVE BUSINESS FACILITIES (INCLUDING, BUT NOT LIMITED TO, THE OWNERSHIP, OPERATION OR USE OF ANY OF THEIR BUSINESS FACILITIES, AND THE CONDUCT OF THE BUSINESS OF THE COMPANY PRIOR TO THE CLOSING) THAT FORMS THE BASIS OF AN ENVIRONMENTAL CLAIM; PROVIDED, HOWEVER, IN ALL EVENTS THE MATTER AT ISSUE SHALL BE DEEMED TO EXIST, COMMENCE OR OCCUR PRIOR TO THE CLOSING DATE IF PURCHASER HAS CONTINUED OPERATIONS CONSISTENT WITH THOSE EXISTING ON OR BEFORE THE CLOSING DATE OR IN A MANNER THAT DOES NOT EXACERBATE THE MATTER AT ISSUE; (D) THE PRESENCE OF ANY MATERIALS OF ENVIRONMENTAL CONCERN AT, IN, ON, UNDER OR AFFECTING ALL OR ANY PORTION OF ANY OF THE BUSINESS FACILITIES OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, AND ANY RELEASE OR

THREATENED RELEASE WITH RESPECT TO SUCH MATERIALS OF ENVIRONMENTAL CONCERN; AND/OR (E) THE STORAGE, DISPOSAL OR TREATMENT, OR TRANSPORTATION FOR STORAGE, DISPOSAL OR TREATMENT, OF MATERIALS OF ENVIRONMENTAL CONCERN; BUT EXCLUDING ANY VIOLATION OF OR NON-COMPLIANCE WITH, OR REMEDIAL OBLIGATION ARISING UNDER, ANY ENVIRONMENTAL LAWS THAT IS SOLELY ATTRIBUTABLE TO A CHANGE BY THE PURCHASER IN THE STRUCTURE, USE OR CONDITION OF ANY OF THE ASSETS OF THE COMPANY, OR ANY OF ITS SUBSIDIARIES AFTER THE CLOSING. WITH RESPECT TO THOSE CLAIMS THAT ARE UNDISPUTED, THE SHAREHOLDERS SHALL PROMPTLY PAY THE AMOUNT SO CLAIMED OUT OF THE ESCROW DEPOSIT IN ACCORDANCE WITH THE ESCROW AGREEMENT. IF LITIGATION OR SOME OTHER PROCEEDING IS COMMENCED OR ASSERTED, THE PROVISIONS OF SECTION 9.5 SHALL CONTROL TO THE EXTENT SUCH PROVISION DOES NOT CONFLICT WITH ANYTHING IN THIS
SECTION 9.2 OR IN SECTION 9.3. IN THE EVENT THAT ANY DISPUTE EXISTS AS TO THE EXISTENCE OF A CLAIM AS DESCRIBED IN CLAUSES (A)-(E) ABOVE OR ANY OTHER MATTER RELATING TO A RESPONSE ACTION, THE PURCHASER AND SHAREHOLDERS AGREE THAT (A) A CLAIM SHALL BE CONCLUSIVELY ESTABLISHED UNDER THIS SECTION 9.2 WHEN THE INDEMNIFIED PERSONS PROVIDE THE SHAREHOLDERS EVIDENCE OF SUCH CLAIM EITHER (I) ASSERTED AGAINST PURCHASER BY ANY THIRD PARTY, (II) DESCRIBED IN A WRITTEN SETTLEMENT, AGREED ORDER, OR SIMILAR DOCUMENT WHICH INCLUDES A GOVERNMENT AUTHORITY AS A PARTY THAT RESOLVES CLAIMS OR ALLEGATIONS THAT ARE OR COULD GIVE RISE TO AN ENVIRONMENTAL CLAIM, OR (III) ESTABLISHED BY A REPORT OR OPINION GENERATED BY AN UNAFFILIATED THIRD PARTY REASONABLY ACCEPTABLE TO AND APPROVED IN ADVANCE AND IN WRITING BY THE SHAREHOLDERS WHICH APPROVAL WILL NOT BE WITHHELD UNREASONABLY STIPULATING THAT SUCH CLAIM EXISTS OR THAT THE PURCHASER IS LEGALLY OBLIGATED OR OTHERWISE REQUIRED UNDER ENVIRONMENTAL LAWS TO IMPLEMENT, CORRECT, REMEDY OR REPAIR THE MATTER WHICH IS GOVERNED BY ENVIRONMENTAL LAWS, AND (B) ANY OTHER DISPUTE SHALL BE GOVERNED BY THE DISPUTE RESOLUTION PROCEDURES SET FORTH IN THE ESCROW AGREEMENT, INCORPORATED HEREIN BY REFERENCE.

      IX.3  RESPONSE ACTION.

            (1) DEFINITIONS. For purposes of this Agreement, the term "RESPONSE ACTION" shall refer to any investigation, monitoring, clean-up, treatment, correction, containment, restoration, removal or Remediation in response to Materials of Environmental Concern or violations (or alleged violations) of any applicable Environmental Law in effect or proposed and published as of the Closing Date, or to comply with any agreements affecting any Business Facility or other property because of, or in connection with, any matter, occurrence or event described in SECTION 9.2 above. Purchaser has identified conditions at or related to the Company's Business Facilities at Kingwood, West Virginia ("KINGWOOD"), and Portland, Oregon ("PORTLAND"), for which the Shareholders have agreed to conduct Response Action and pay all reasonable costs and expenses associated with the performance of such Response Action from the Escrow Deposit (pursuant to the Escrow Agreement) without regard to the Shareholders' Minimum Amount (as defined in SECTION 9.6), but limited to the amount of the Escrow Deposit held by the Escrow Agent pursuant to SECTION 1.15.

                  (i) KINGWOOD REMEDIAL WORK. Response Action at Kingwood relates, but is not limited to, the necessity for Remediation or other action to comply with Requirements of Environmental Law resulting from the actual presence of Materials of Environmental Concern at, in, on, under and/or emanating from the facility which either (A) exceeds, on or before the Closing Date, any standards or benchmarks (in effect as of the Closing Date, or proposed and published, and apply to the facility's operations) set forth in any Environmental Law (in effect as of the Closing Date, or proposed and published, and apply to the facility's operations) or Environmental Permit (in effect as of the Closing Date, or proposed and published, and apply to the facility's operations) ("APPLICABLE BENCHMARKS") or (B) otherwise requires Remediation or other action to comply with Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations ("Kingwood Remedial Work").

                  (ii) KINGWOOD WASTE AND STORM WATER WORK. Response Action regarding each of storm water runoff and/or discharges, and waste water discharges from the facility, relates to the necessity of treatment and/or pre-treatment and/or other action to comply with (A) any Applicable Benchmarks and (B) all other Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations ("KINGWOOD WASTE AND STORM WATER WORK").

                  (iii) PORTLAND REMEDIAL WORK. Response Action at Portland relates, but is not limited to, the necessity for Remediation or other actions to comply with Requirements of Environmental Laws resulting from the presence of Materials of Environmental Concern at, in, on, under, and/or emanating from the facility which either (A) exceeds on or before the Closing Date, any Applicable Benchmarks or (B) otherwise requires Remediation or other action to comply with Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations ("PORTLAND REMEDIAL WORK"),

                  (iv) PORTLAND STORM WATER WORK. Response Action regarding storm water runoff and/or discharges from the facility relates to the necessity of treatment and/or pretreatment and/or other actions to comply with (A) any Applicable Benchmarks and (B) all other Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations ("PORTLAND STORM WATER WORK").

            (2) The Kingwood Remedial Work, the Portland Remedial Work, the Kingwood Waste and Storm Water Work, and the Portland Storm Water Work are sometimes referred to herein collectively as the "SHAREHOLDERS' ENVIRONMENTAL ESCROW OBLIGATIONS." Conditions which form the basis of the Shareholders' Environmental Escrow Obligations are more particularly described in a letter agreement between the Purchaser and the Company dated of even date herewith. The Shareholders shall use their best efforts to fully perform all Environmental Escrow Obligations on or before the date two (2) years after the Closing Date.

            (3) KINGWOOD REMEDIAL WORK AND PORTLAND REMEDIAL WORK. As and when required by Requirements of Environmental Laws, the Shareholders shall notify applicable Governmental Authorities regarding conditions which are the basis of the Kingwood Remedial Work and the Portland Remedial Work, and shall diligently and promptly commence, and thereafter diligently and expeditiously pursue completion of each and every phase or stage of the same in compliance with all Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations, and in a manner that does not, unreasonably interfere with operations at the facility in question. The Shareholders shall use such environmental consultants, contractors, professionals, plans, and specifications as are reasonably acceptable to and approved in advance and in writing by Purchaser. Shareholders shall continue the Kingwood Remedial Work and the Portland Remedial Work until such time as the Shareholders provide to Purchaser written evidence ("COMPLETION EVIDENCE") in form and substance acceptable to Purchaser in its sole but reasonable discretion that (i) the Kingwood Remedial Work and Portland Remedial Work is each complete, (ii) no further action is required with respect thereto for the same to comply with all Requirements of Environmental Law which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations, and (iii) conditions at or affected by each of the facilities or associated therewith (whether on or off the facility) comply with all Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations. All Completion Evidence will be deemed to satisfy Shareholders' obligations hereunder when (i) sufficient documentation and other evidence is provided to Purchaser's environmental consultants such that Purchaser's environmental consultants can render an opinion in their reasonable judgment that no future action is required under applicable Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations with regard to the Kingwood Remedial Work and the Portland Remedial Work as the case may be or at the option of the Shareholders,
(ii) all applicable Governmental Authorities provide in writing that no further action is required to meet all Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations. Unless approved in writing by Purchaser, Shareholders shall use permanent remedies that do not subject the Kingwood or Portland facilities, or any owner or operator thereof, to any continuing engineering or institutional controls, or other requirements, which require the expenditure of money associated with such condition other than normal routine environmental operations consistent with those of the Company in the past.

            (4) KINGWOOD WASTE AND STORM WATER WORK. Using such environmental consultants, contractors, professionals, plans, and specifications as are reasonably acceptable to and approved in advance and in writing by Purchaser, the Shareholders agree to undertake and complete within thirty (30) days after the date of this Agreement, sampling of storm water and waste water discharges at Kingwood at a frequency and location designed to establish the representative characteristics of such discharges into the storm sewer (which includes any conduits or pathways to state or United States' waters) or sanitary sewer system at the facility and determine whether the facility's discharges at appropriate compliance points are subject to pretreatment or other treatment requirements to meet any Applicable Benchmarks and/or any applicable Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations. Purchaser shall receive prior notice of the date and time of such sampling events and shall have the right (but not the obligation) to be present. If the results of such sampling and analyses demonstrate that the facility's discharges must be treated or pretreated to comply with any Applicable Benchmarks and all Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations, then using such environmental consultants, contractors, professionals, plans, and specifications as are reasonably acceptable to and approved in writing and in advance by Purchaser, the Shareholders shall diligently and promptly take all necessary actions and acquire and install all necessary fixtures, equipment, and capital items and shall otherwise cause the implementation of any necessary storm/waste water treatment/pretreatment in compliance with all Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations. The Shareholders' obligations under this SECTION 9.2(C) shall be deemed satisfied when (i) sufficient documentation and other evidence is provided to Purchaser's environmental consultants such that Purchaser's environmental consultants can render an opinion in their reasonable judgment that the discharges of the Waste and Storm Water from the Kingwood facility comply (and will continue to comply) with any Applicable Benchmarks and all Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations, provided those operations remain consistent with those currently conducted or in a manner that does not exacerbate the matter at issue, and that Purchaser implements reasonable management practices (but excluding any capital expenditures), set forth in reasonable operational plans recommended by the Shareholder's environmental consultants (in the event that any cleanup or Remediation of soil or groundwater is required to address the Response Action associated with Waste or Storm Water, it will be addressed under Section 9.3(b) or (c), as appropriate) or at the option of the Shareholders, (ii) all applicable Governmental Authorities provide in writing that no further action is required to meet all Requirements of Environmental Laws which as of the Closing Date are in effect or proposed and published, and apply to the facility's operations.

            (5) PORTLAND STORM WATER WORK. Using such environmental consultants, contractors, professionals, plans, and specifications as are reasonably acceptable to and approved in advance and in writing by Purchaser, the Shareholders agree to undertake and complete within thirty (30) days after the date of this Agreement, sampling of storm water discharges at Portland at a frequency and location designed to establish the representative characteristics of such discharges into the storm sewer (which includes any conduits or pathways to state or United States' waters) at the facility and determine whether the facility's discharges at appropriate compliance points are subject to pretreatment or other treatment requirements to meet any Applicable Benchmarks and/or any Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations. Purchaser shall receive prior notice of the date and time of such sampling events and shall have the right (but not the obligation) to be present. If the results of such sampling and analyses demonstrate that the facility's discharges must be treated or pretreated to comply with any Applicable Benchmarks and all Requirements of Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations, then using such environmental consultants, contractors, professionals, plans, and specifications as are reasonably acceptable to and approved in writing and in advance by Purchaser, the Shareholders shall diligently and promptly take all necessary actions and acquire and install all necessary fixtures, equipment, and capital items and shall otherwise cause the implementation of any necessary storm water treatment/pretreatment in compliance with all Requirements of

Environmental Laws which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations. The Shareholders' obligations under this SECTION 9.2(e) shall be deemed satisfied when (i) sufficient documentation and other evidence is provided to Purchaser's environmental consultants such that Purchaser's environmental consultants can render an opinion in their reasonable judgment that the discharges of Storm Water from the Portland facility comply (and will continue to comply) with any Applicable Benchmarks and all Requirements of Environmental Laws, provided those operations remain consistent with those currently conducted or in a manner that does not exacerbate the matter at issue, and that Purchaser implements reasonable management practices (but excluding any capital expenditures), set forth in reasonable operational plans recommended by the Shareholder's environmental consultants (in the event that any cleanup or Remediation of soil or groundwater is required to address the Response Action associated with Waste or Storm Water, it will be addressed under Section 9.3(b) or (c), as appropriate) or at the option of the Shareholders, (ii) all applicable Governmental Authorities provide in writing that no further action is required to meet all Requirements of Environmental Laws, which as of the Closing Date are in effect, or proposed and published, and apply to the facility's operations.

            (6) SHAREHOLDERS/PURCHASER COORDINATION. The Shareholders shall not submit any report, data, correspondence, or other document or communication to any Governmental Authority without first submitting such document or communication to Purchaser and obtaining Purchaser's consent (which will not be withheld unreasonably) as to the content and form of such document or communication. Purchaser shall at all times have the right to comment and provide input regarding any communication with Governmental Authorities, and to participate in any communication, meeting, or other contact with Governmental Authorities concerning the matters which are the subject of Shareholders' Environmental Escrow Obligations. Purchaser shall at all times have the right, but not the obligation, to be present at any sampling event and the opportunity to split samples, meet with Governmental Authorities or participate in any other inspection, meeting, or conference regarding Shareholders' Environmental Escrow Obligations; provided, however, that the Purchaser shall not meet independently with Governmental Authorities concerning the Shareholders' Escrow Obligations unless (i) it occurs during an unplanned on-site inspection, or (ii) (a) the Purchaser has made reasonable efforts to contact the Shareholders' Representatives to the extent practicable and (b) the meeting or communication is required by Requirements of Environmental Laws.

            (7) OTHER RESPONSE ACTIONS. If Response Action is required for matters, events or occurrences subject to indemnification under SECTION 9.2 other than the Shareholders' Environmental Escrow Obligations as described in this SECTION 9.3, the Purchaser shall cause the performance of such Response Action, and all reasonable costs and expenses associated with performance of such Response Action, including, but not limited to, those of third party independent consultants and/or contractors, shall, subject to the Shareholders' Minimum Amount, be paid from the Escrow Deposit in accordance with the terms of the Escrow Agreement upon review and approval of statements and invoices associated with such costs and expenses by Shareholders' Representative. For any such Response Action, Purchaser's Indemnified Parties will select the contractors and a consulting engineer to oversee the Response

Action who shall be reasonably acceptable to, and approved in advance in writing by any Shareholders' Representative (such approval not to be withheld unreasonably). All costs and expenses of such Response Action, subject to the Shareholders' Minimum Amount, shall be paid either directly or in the form of reimbursement to Purchaser's Indemnified Parties by the Shareholders from the Escrow Deposit. Costs and expenses of a Response Action shall include, but not be limited to, the charges of such contractor(s), the consulting engineer, and Purchaser's Indemnified Parties' reasonable attorneys' and paralegals' fees and costs incurred in connection with monitoring or review of such Response Actions. If such Shareholders' Representative disputes the reasonableness of any costs or expenses associated with such Response Action undertaken by Purchaser, the Shareholders' Representative shall consent to the payment of such costs or expenses as are not disputed, and the payment dispute procedure set forth in the Escrow Agreement shall apply.

            (8) ENVIRONMENTAL COSTS. On or before the first, second and third anniversaries of the Closing Date, the Purchaser shall calculate (i) the total costs and expenses deducted from the Escrow Deposit during the previous year for the performance of the Shareholders' Environmental Escrow Obligations, ("INCURRED ENVIRONMENTAL COSTS"), and (ii) the Purchaser's reasonable best estimate of all future costs and expenses to be incurred in performing Shareholders' Environmental Escrow Obligations which shall be based on a written report by independent third party consultants reasonably acceptable to and approved in advance in writing (such approval not to be withheld unreasonably), by any Shareholders' Representative ("PROJECTED ENVIRONMENTAL COSTS"). Incurred Environmental Costs and Projected Environmental Costs, as determined under this
SECTION 9.3(H), are collectively referred to herein as "SHAREHOLDERS' ENVIRONMENTAL COSTS." If the Shareholders' Representative disputes the reasonableness of Purchaser's best estimate of Projected Environmental Costs, the Shareholders' Representative shall consent to the payment of such costs or expenses as are not disputed, and the payment dispute procedure set forth in the Escrow Agreement shall apply.

      IX.4 INDEMNIFICATION BY THE PURCHASER. The Purchaser unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless the Shareholders and each of their respective subsidiaries, shareholders, Affiliates, officers, directors, employees, counsel, agents, contractors, successors, assigns, heirs and legal and personal representatives (the Shareholders and such persons are collectively referred to as the "SHAREHOLDERS' INDEMNIFIED PERSONS") from and against, and shall reimburse the Shareholders' Indemnified Persons for, each and every Loss paid, imposed on or incurred by the Shareholders' Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of (a) any inaccuracy in any representation or warranty of the Purchaser under this Agreement or any agreement, certificate or other document delivered or to be delivered by the Purchaser pursuant hereto in any respect, whether or not the Shareholders' Indemnified Persons relied thereon or had Knowledge thereof, (b) any breach or nonfulfillment of any covenant, agreement or other obligation of the Purchaser under this Agreement or any agreement or document delivered pursuant hereto, or
(c) any Loss or debt arising, accruing or incurred with respect to the operations of the Company or its assets after the Closing Date.

      IX.5 NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. If any Proceeding shall be brought or asserted under this Article against an indemnified party or any successor thereto (the "INDEMNIFIED PERSON") in respect of which indemnity may be sought under this Article from an indemnifying person or any successor thereto (the "INDEMNIFYING PERSON"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure so to notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person's obligations and liability under and pursuant to the indemnifications set forth in this Article. In addition, actual or threatened action by a Governmental Authority or other Person is not a condition or prerequisite to the Indemnifying Person's obligations under this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article. In the event that the Indemnifying Person, within five days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding. As a condition to asserting any rights under this Article, each of the Purchaser's Indemnified Persons must appoint the Purchaser, and each of the Shareholders' Indemnified Persons must appoint the Shareholders' Representatives, as their sole agent for all matters relating to any claim under this Article.

      IX.6  LIMITATIONS.

            (1) An Indemnifying Person shall have no liability under this Article unless notice of a claim for indemnity, or notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within three (3) years after the Closing Date, except that the Purchaser may give notice of and may make a claim relating to Tax Claims within four (4) years after the Closing Date.

            (2) In addition to the rights and remedies of the parties specifically provided for by this Article, each party hereto shall have such other remedies as shall be available under applicable law or in equity for the other party's breach of the representations and warranties contained herein, or the failure to perform any of its covenants, agreements or obligations under or contained in this Agreement or in any document furnished or delivered pursuant hereto.

            (3) The Shareholders shall have no liability with respect to the matters described in this ARTICLE IX until the aggregate of all claims brought hereunder exceed Four Hundred Thousand Dollars ($400,000) (the "SHAREHOLDERS' MINIMUM AMOUNT"), and then only for the amount by which such aggregate claims exceed the Shareholders' Minimum Amount; provided, however, that the liability of the Shareholders for the Shareholders' Environmental Escrow Obligations and Tax Claims shall be without respect to the Shareholders' Minimum Amount. Further, the aggregate liability of the Company and the Shareholders pursuant to this ARTICLE IX shall not exceed the amount of the Escrow Deposit held by the Escrow Agent pursuant to SECTION 1.15 and EXHIBIT H hereof, nor shall such aggregate liability exceed the remaining amount of the Escrow Deposit from time to time.

      IX.7 PAYMENT; INTEREST. The Indemnifying Party shall make any payment required to be made under this Article in cash and on demand. Any Losses or other payments required to be paid by an Indemnifying Party under this Article which are not paid within five business days of receipt by the Indemnifying Party of the Indemnified Party's demand therefor shall thereafter be deemed delinquent, and the Indemnifying Party shall pay to the Indemnified Party immediately upon demand interest at the highest non-usurious rate per annum allowed by applicable law from the date such payment becomes delinquent to the date of payment of such delinquent sums.

      IX.8 INCONSISTENT PROVISIONS. The provisions of this Article shall govern and control over any inconsistent provisions of this Agreement, including any exculpatory or non-recourse provisions.

      IX.9 SUBROGATION TO INDEMNITY RIGHTS. If the Shareholders fail to perform their obligations under this Article, the Purchaser shall be subrogated to any rights the Shareholders may have under any rights of contribution or indemnity from any former shareholders of the Company or any Subsidiary, any present or former owners, tenants or other occupants or users of the Business Facilities, or any other Person relating to the matters covered by this Article.

      IX.10 RELEASE OF ESCROW DEPOSIT. The Escrow Deposit shall be released by the Escrow Agent in accordance with the following schedule:

      (a) Within fifteen (15) days after the first anniversary date of the Closing Date (the "FIRST ANNIVERSARY DATE"), the Purchaser shall instruct the Escrow Agent in writing to distribute to the Paying Agent an amount from the Escrow Deposit (an "ESCROW DEPOSIT RELEASE") equal to (i) $3.5 million less (ii) Shareholders' Environmental Costs as of the First Anniversary Date and less
(iii) any and all Tax Claims as of the First Anniversary Date and less (iv) any amounts for payment from the Escrow Deposit pursuant to
SECTION 1.14(B) and less (v) the collective amount of all other claims by the Purchaser for indemnity pursuant to this ARTICLE IX (including, but not limited to, any Response Action) (collectively, "INDEMNITY CLAIMS") as of the First Anniversary Date in excess of $1.5 million.

      (b) Within fifteen (15) days after the second anniversary date of the Closing Date (the "SECOND ANNIVERSARY DATE"), the Purchaser shall instruct the Escrow Agent in writing to distribute to the Paying Agent an amount from the Escrow Deposit equal to (i) $3.0 million less (ii) any Shareholders' Environmental Costs as of the Second Anniversary Date for which amounts were not retained as of the First Anniversary Date less (iii) any and all Tax Claims as of the Second Anniversary Date for which amounts were not retained as of the First Anniversary Date less (iv) all other Indemnity Claims as of the Second Anniversary Date for which amounts were not retained as of the First Anniversary Date.

      (c) Within fifteen (15) days after the third anniversary date of the Closing Date (the "THIRD ANNIVERSARY DATE"), the Purchaser shall instruct the Escrow Agent in writing to distribute to the Paying Agent an amount from the Escrow Deposit equal to (i) $2.0 million less (ii) any Shareholders' Environmental Costs as of the Third Anniversary Date for which amounts were not retained as of the Second Anniversary Date less (iii) of any and all Tax Claims as of the Third Anniversary Date for which amounts were not retained as of the Second Anniversary Date less (iv) all other Indemnity Claims as of the Third Anniversary Date for which amounts were not retained as of the Second Anniversary Date.

      (d) Within fifteen (15) days after the fourth anniversary date of the Closing Date (the "FOURTH ANNIVERSARY DATE"), the Purchaser shall instruct the Escrow Agent in writing to distribute to the Paying Agent all remaining amounts in the Escrow Deposit less (i) any and all Tax Claims as of the Fourth Anniversary Date for which amounts were not retained as of the Third Anniversary Date less (ii) all other amounts withheld from all previous Escrow Deposit Releases relating to matters which have not been fully and finally resolved as of the Fourth Anniversary Date. All amounts remaining in the Escrow Deposit, if any, after the Fourth Anniversary Date shall remain with the Escrow Agent until the full and final resolution of the circumstances or issues giving rise to such claim in accordance with this ARTICLE IX, after which time any remaining Escrow Deposit with respect to such claim shall be paid to the Paying Agent.

      (e) In calculating the amount of any Escrow Deposit Release, the Purchaser shall be entitled to deduct a Tax Claim against the amount of the scheduled Escrow Deposit Release only if (i) either the Purchaser or the Company and the majority of the Shareholders' Representatives mutually agree in writing (each in its or his own discretion) to extend the time period within which an assessment of any tax can be made by the IRS against the Company (or York solely as the parent corporation of the Company) with respect to any of the Company's taxable years 1994-1997 or the Short Period, (ii) the IRS issues a notice of any tax deficiency against the Company (or York solely as the parent corporation of the Company) for any such year or the Short Period or (iii) the occurrence of some other similar event.

      (f) In addition to the foregoing, the Purchaser shall be entitled to reimbursement from the Escrow Deposit for, and to deduct from any Escrow Deposit Release, one-half (1/2) of any and all fees, disbursements, expenses, losses, costs and damages it may be required to pay to the Escrow Agent pursuant to the terms of the Escrow Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

      X.1 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. After September 5, 1997, all statements of fact contained in any memorandum, certificate, instrument, schedule, or other document delivered by or on behalf of the Company or the Shareholders, on the one hand, or the Purchaser, on the other hand, for the information of, or reliance by, the other party to this Agreement pursuant hereto, shall be deemed to be representations and warranties as of the date thereof by the party delivering same. All representations, warranties and covenants, including covenants of indemnification, made by the parties and contained in this Agreement shall survive for a period of three (3) years after the Closing Date, subject to the provisions of SECTION 9.6 hereof.

      X.2 AMENDMENT AND MODIFICATION. Except as provided otherwise in this Agreement, this Agreement may be amended, modified, terminated, rescinded or supplemented only by written agreement of the parties hereto.

      X.3 WAIVER; CONSENTS. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the each party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any condition or any breach of any obligation, term, covenant, representation, warranty or agreement contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other condition or any other breach of the same or any other obligation, term, covenant, representation, warranty or agreement. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

      X.4 FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request, for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

      X.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered personally, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified by like notice; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

if to the Shareholders, to:

Harry E. Van Iderstine           and   Chase Bank of Texas, National Association
812 Timberlane Drive.                  Corporate Trust/Escrow Section
New Smyrna Beach, Florida 32168        600 Travis, Suite 1150
Telephone No: 904/423-0740             Houston, Texas 77002
Telecopy No.:  904/428-9725            Attn: May Ng
                                       Telecopy No. 713/216-5476

Paul B. Wilson
4782 N.W.Aberdeen Circle
Palm City, Florida 34990
Telephone No.: 561/287-1563
Facsimile No.:  561/287-8421

R. Buford Sears
M&T Bank
One Fountain Plaza, 12th Floor
Buffalo, New York 14203-1495
Telephone No.: 716/848-7334
Facsimile No.:   716/848-7318

with a copy to:

Paying Agent                     and   Jackson & Kelly
WesBanco Bank Kingwood, Inc.           1600 Laidley Tower
106 West Main Street                   P.O. Box 553
P. O. Box 546                          Charleston, West Virginia 25322
Kingwood, West Virginia 26537-0546     Attn: Charles D. Dunbar, Esq.
Attn: Stephen F. Decker.               Telecopy No. 304/340-1080

if to the Company, to:

Colonial Guild, Ltd.
125 Sisler Street
Kingwood, West Virginia 28537-0790
Attn: Michael C. Matuska
Telecopy No. 800/457-2583

with a copy to:

Ernst & Young, L.L.P             and   Jackson & Kelly
1300 Huntington Building               1600 Laidley Tower
925 Euclid Avenue                      P.O. Box 553
Cleveland, Ohio 44115-1405             Charleston, West Virginia 25322
Attn: Thomas P. McDonald               Attn: Charles D. Dunbar, Esq.
Telecopy No. 216/861-2595              Telecopy No. 304/340-1080

if to the Purchaser, to:

The York Group, Inc.
9430 Old Katy Road
Houston, Texas 77055
Attn: General Counsel
Telecopy No. 713/984-5517

with a copy to:

Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
600 Travis, Suite 3500
Houston, Texas 77002-3095
Attn: Marcus A. Watts
Telecopy No. 713/223-3717

      X.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Purchaser may, without the prior written consent of the Company or the Shareholders, assign its rights and interests hereunder after the Closing (i) to any direct or indirect Subsidiary or Affiliate of the Purchaser or (ii) in connection with a transfer of all or substantially all of the assets or stock of the Purchaser or a merger or consolidation of the Purchaser with and into another corporation or entity.

      X.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of

Texas (regardless of the laws that might otherwise govern under applicable Texas principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

      X.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      X.9 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Unless otherwise provided, all references in this Agreement to articles and sections refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular article, section, subsection, paragraph, clause or other subdivision hereof. Whenever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept to which reference is made."

      X.10 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, the documents, instruments and schedules referred to herein and all other documents dated hereof, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      X.11 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws in any jurisdiction, that provision shall be ineffective to the extent of such illegality, invalidity or unenforceability in that jurisdiction and such holding shall not, consistent with applicable law, invalidate or render enforceable such provision in any other jurisdiction, and the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect in all jurisdictions.

      X.12 ATTORNEYS' FEES. In the event any party hereto institutes a Proceeding against any other party hereto for a claim arising out of or to enforce this Agreement, the parties agree that the judge in any such Proceeding shall be entitled to determine the extent to which any party shall pay the reasonable attorneys' fees incurred by the other party in connection with such Proceeding, which determination shall take into consideration the outcome of such Proceeding and such other factors as the judge may determine to be equitable in the circumstances.

      X.13 SHAREHOLDERS' REPRESENTATIVE. Each of the Shareholders, by their approval of this Agreement, hereby appoints Harry Van Iderstine, Paul Wilson and Buford Sears, or any of them acting alone (collectively, the "SHAREHOLDERS' REPRESENTATIVES"), to act as the agents and attorneys-in-fact of such Shareholder in consummating the transaction contemplated by this Agreement, including, but not limited to, executing and delivering for and on behalf of such Shareholder all assignments, certificates, notices, receipts, waivers, agreements, papers, instruments and other documents in connection with such transaction which such agents or attorneys-in-fact deem necessary or appropriate. Any requirement in this Agreement to provide notice to the Shareholders or to correspond with the Shareholders shall be satisfied by corresponding with the Shareholders' Representatives. Upon the death, disability or other failure or refusal to serve of any Shareholder Representative, the remaining Shareholder Representatives may appoint a replacement who shall then be considered a Shareholder Representative for all purposes under this Agreement and all related agreements. This appointment shall be coupled with an interest and shall be irrevocable and binding in all respects upon each of the Shareholders and his, her or its respective successors, assigns, heirs and personal representatives.

      X.14 LOCKUP AGREEMENTS. Concurrently with the execution of this Agreement, Megamike L.P., Paul B. Wilson, R. Buford Sears, Matuska, Baylor and such other shareholders as are necessary to provide a majority of the issued and outstanding shares entitled to vote at the meeting of Company shares at which this Agreement and the transactions contemplated hereby are considered are delivering to the Purchaser lockup agreements whereby such shareholders acknowledge and agree to vote the shares owned by them in favor of the authorization and approval of the Merger and this Agreement, a copy of which is attached hereto as EXHIBIT H.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                                    THE YORK GROUP, INC.

                                    By: /S/ BILL W. WILCOCK
                                           Bill W. Wilcock, President

                                    COLONIAL ACQUISITION CORP.

                                    By: /S/ BILL W. WILCOCK
                                            Bill W. Wilcock, President

                                    COLONIAL GUILD, LTD.

                                    By: /S/ MICHAEL C. MATUSKA
                                            Michael C. Matuska, President

      Each of the Shareholders' Representatives hereby executes this Agreement for the purpose of confirming the indemnification obligations of the Shareholders set forth in ARTICLE IX.

                                     /S/ HARRY E. VAN IDERSTINE
                                         Harry E. Van Iderstine

                                     /S/ PAUL B. WILSON
                                         Paul B. Wilson

                                     /S/ R. BUFORD SEARS
                                         R. Buford Sears

Exhibit A - Definitions
Exhibit B - Form of Employment Agreement
Exhibit C - Release of Claims
Exhibit D - Form of Noncompetition Agreement
Exhibit E - Opinion of Counsel for the Company
Exhibit F - Opinion of Counsel for the Purchaser
Exhibit G - Escrow Agreement
Exhibit H - Lockup Agreement

                                    EXHIBIT A

                                   DEFINITIONS

      For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement. Where a defined term in this Agreement derives its meaning from a statutory reference, for the purposes of this Agreement any regulatory definition promulgated pursuant to the applicable statute shall be deemed to be applicable to the extent its definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it. Any specific references to a law shall include any amendments to it promulgated from time to time.

      Notwithstanding the following definitions, if any Environmental Law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. To the extent that the laws or regulations of the State of Texas establish a meaning for a term defined in this Agreement through reference to federal Environmental Law that is broader than the meaning specified in such federal Environmental Law, such broader meaning set forth in the state Environmental Law shall apply.

      "ABOVEGROUND STORAGE TANK" means a nonvehicular device constructed of nonearthen materials located above the ground surface or above the floor of a structure that is below the ground and that is designed to contain Materials of Environmental Concern.

      "ACM" means asbestos or any material containing more than one percent (1%) asbestos (as determined under Environmental Laws) that is friable or which bears a risk of becoming friable if not abated.

      "AFFILIATE" means, with respect to a specified Person, (a) any Entity of which such Person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity security thereof or other financial interest therein; (b) if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse (such relative being related to the individual in question within the second degree) and any Entity of which any such relative, spouse, or relative of spouse is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the Beneficial Owner of 10% or more of any class of equity security thereof or other financial interest therein; (c) if such Person is an Entity, any director, executive officer, partner, trustee or other fiduciary or any direct or indirect Beneficial Owner of 10% or more of any class of equity security of, or other financial interest in, such Entity; (d) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified, or (e) with respect to the Company, any Shareholder. For purposes of this definition, "executive officer" means the president, any vice president in charge of a principal business unit, division or function such as sales, administration, research and development, or finance, and any other officer, employee or other Person who performs a policy making function or has the same duties as those of a president or vice president. For purposes of this definition, "control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. When used without reference to a particular Person, "Affiliate" means an Affiliate of the Company or the Shareholders.

      "AGREEMENT" means this Agreement and Plan of Merger by and among The York Group, Inc., Colonial Acquisition Corp., Colonial Guild, Ltd. and certain Shareholders of Colonial Guild, Ltd., including the Schedules, Exhibits and appendices thereto, which are incorporated by reference herein.

      "BALANCE SHEET" shall have the meaning set forth in SECTION 2.5.

      "BALANCE SHEET DATE" shall have the meaning set forth in SECTION 2.5.

      "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934 as in effect as of the date of this Agreement.

      "BEST EFFORTS" means those commercially reasonable best efforts which a prudent individual desirous of achieving a result would exert in his sound business judgment in similar circumstances to ensure that such result is achieved as expeditiously as possible.

      "BUSINESS FACILITY" means any land, building, structure, installation, equipment, pipe or pipeline (including any pipe into a sewer or publicly owned treatment works), well, pit, pond, lagoon, impoundment, ditch, landfill, storage container, motor vehicle, rolling stock, vessel or aircraft now or previously owned, leased, operated or controlled by the Company and/or any Subsidiary.

      "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 ET. SEQ.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

      "DAMAGES" includes damages, Losses (including, but not limited to, any diminution in value), shortages, liabilities, payments, obligations, penalties, claims, causes of action, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, but not limited to, fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation, testing and preparation) of any kind or nature whatsoever.

      "DISPOSAL" (or "DISPOSED") shall have the meaning specified in RCRA.

      "DISSENTING SHARES" shall have the meaning set forth in SECTION 1.10.

      "EMPLOYMENT LAWS" shall have the meaning set forth in SECTION 2.19.

      "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title, restriction on or condition to the voting of any security, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any security or other asset, and restriction on the possession, use, exercise or transfer of any other attribute of ownership, whether based on or arising from common law, constitutional provision, statute or contract.

      "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature.

      "ENVIRONMENTAL CLAIM" means any claim; demand; action; cause of action; suit; liability (including but not limited to strict liability), criminal liability, judgment, governmental or private investigation relating to Remediation or compliance with Requirements of Environmental Laws; proceeding; lien; personal injury; or property damage, whether threatened, sought, brought or imposed, that is related to or that seeks to recover Costs related to, or seeks to impose liability regarding the Company or any Subsidiary, any Business Facility or operations conducted at any Business Facility for (i) improper use or treatment of wetlands, pinelands or other protected lands or the protection or preservation of wildlife species; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials); (iv) explosives; (v) pollution, contamination, preservation, protection, remediation or clean-up of the air, surface water, ground water, soil or wetlands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation; (vii) exposure of persons or property to Materials of Environmental Concern and the effects thereof; (viii) the manufacture, processing, distribution in commerce, use, treatment, storage, disposal or Remediation of Materials of Environmental Concern; (ix) injury to, death of or threat to the health or safety of any person or persons caused directly or indirectly by Materials of Environmental Concern; (x) destruction caused directly or indirectly by Materials of Environmental Concern or the release of any Materials of Environmental Concern on any property (whether real or personal); (xi) the implementation of spill prevention and/or disaster plans relating to Materials of Environmental Concern; (xii) community right-to-know and other disclosure laws or (xiii) maintaining, disclosing or reporting information to Governmental Authorities under any Environmental Law. The term "Environmental Claim" also includes any

Costs incurred in responding to efforts to require Remediation and any claim based upon any asserted or actual breach or violation of any Requirements of Environmental Law, or upon any event, occurrence or condition as a consequence of which, pursuant to any Requirements of Environmental Law, (y) any owner, operator or person having any interest in any Business Facility shall be legally obligated to undertake actions to comply with Requirements of Environmental Laws or otherwise be liable with respect to any Environmental Claim or otherwise suffer any loss or disability or (z) any Business Facility shall be subject to any restriction on use, ownership or transferability. An "Environmental Claim" further includes a proceeding to issue, modify, revoke or terminate an Environmental Permit, or to adopt or amend a regulation to the extent that such a proceeding or occurrence attempts to redress violations of any applicable Environmental Permit or will materially impair the Company's or any Subsidiary's current financial condition or its ability to conduct its business operations or to continue in business as a going concern. It shall not be necessary that a notice of violation or demand or written claim be received or made for an Environmental Claim to arise.

      "ENVIRONMENTAL LAWS" means any and all laws, rules, regulations, ordinances, orders or guidance documents now or hereafter in effect of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority or any judicial or administrative decision relating thereto that relate to (i) wetlands, pinelands or other protected lands or the protection and preservation of wildlife species; (ii) noise; (iii) radioactive materials (including naturally occurring radioactive materials); (iv) explosives; (v) pollution, contamination, preservation, protection, or clean-up of the air, surface water, ground water, soil or wetlands; (vi) solid, gaseous or liquid waste generation, handling, discharge, release, threatened release, treatment, storage, disposal or transportation;
(vii) exposure of persons or property to Materials of Environmental Concern and the effects thereof; (viii) injury to, death of or threat to the safety or health of employees and any other persons; (ix) the manufacture, processing, distribution in commerce, use, treatment, storage, disposal or Remediation of Materials of Environmental Concern; (x) destruction, contamination of, or the release onto any property (whether real or personal) directly or indirectly connected with Materials of Environmental Concern; (xi) the implementation of spill prevention and/or disaster plans relating to Materials of Environmental Concern; (xii) community right-to-know and other disclosure laws or (xiii) maintaining, disclosing or reporting information to Governmental Authorities under any Environmental Law. The term "Environmental Laws" includes, but is not limited to, the following federal Environmental Laws: Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 ET SEQ. as amended by the Superfund Amendments and ReauthorizatIon Act of 1986; Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET SEQ.; CleaN Water Act, 33 U.S.C. ss. 1251 ET SEQ., as amended by the Oil Pollution Act oF 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990); Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f - 300j-26;

Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., as amended by the Clean Air AcT Amendments of 1990, Pub.L. No. 101-549, 104 Stat. 2399 (1990); Resource
Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 ET. SEQ.; The Oil Pollution Act of 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990);

Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 ET SEQ.; Williams-Steiger

Occupational Safety and Health Act. The laws cited above shall be deemed to include any amendments to them and regulations promulgated under them from time to time.

      "ENVIRONMENTAL PERMITS" means any permit, license, certificate, registration, waste identification number, application, consent, variance, notice of intent, exemption, approval or other authorization relating to the business or operations of the Company or any Subsidiary, or any Business Facility required to comply with any Environmental Law.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

      "GAAP" means generally accepted United States accounting principles, consistently applied. As applied to the Company, GAAP means those accounting principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the Company furnished to the Purchaser, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and cash flows, of the Company.

      "GOVERNMENTAL AUTHORITY" means any governmental authority, including, but not limited to, any foreign governmental authority, the United States of America, any State of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

      "GOVERNMENTAL AUTHORIZATION" means any permit (including, but not limited to, any Environmental Permit), license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder.

      "INTELLECTUAL  PROPERTY  ASSETS"  shall  have the  meaning  set forth in
SECTION 2.22.

      "KNOWLEDGE" or "KNOWN" - An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. An Entity shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, employee, general partner, executor or trustee (or in any similar capacity) of such Entity who devoted substantive attention to or was responsible for matters of such nature during the ordinary course of his employment has, or at any time had, knowledge of such fact or other matter.

      "LEGAL REQUIREMENT" means any law (including, but not limited to, Environmental Laws), statute, ordinance, decree, requirement, Order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority which exists on the date of this Agreement and/or exists up to and including the Closing Date.

      "LIABILITY" means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, strict, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

      "LOSS" means any loss, damage, injury, harm, detriment, decline in value, lost opportunity, Liability, exposure, claim, demand, Proceeding, settlement, judgment, award, punitive damage award, fine, penalty, Tax, fee, charge, cost or expense (including, but not limited to, costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors), as well as with, respect to compliance with the Requirements of Environmental Law, expenses of Remediation and any other remedial, removal, response, abatement, cleanup, investigative, monitoring, or record keeping costs and expenses.

      "MATERIAL ADVERSE CHANGE" means any material adverse change in the condition (financial or otherwise), business, operations, properties, prospects, assets or Liabilities of the Company or any Subsidiary, taken as a whole.

      "MATERIALS OF ENVIRONMENTAL CONCERN" means: (i) those substances included within any applicable federal, state, West Virginia, South Carolina, Oregon, or local statutory and/or regulatory definitions or listings of "hazardous substance," "contaminant," "medical waste," "special waste," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) those substances listed in 49 C.F.R. ss.172.01 and in 40 C.F.R. Part 302, (iii) any material, waste or substance which is or contains: (A) petroleum, oil or a constituent or a fraction thereof, (B) ACM, (C) polychlorinated biphenyls (D) formaldehyde (E) designated as a "hazardous substance" pursuant to 33 U.S.C. ss.1321 or listed pursuant to 33 U.S.C. ss.1317, (F) explosives, (G) radioactive materials (including naturally occurring radioactive materials), (iv) Solid Wastes that post imminent and substantial endangerment to health or the environment, (v) electromagnetic fields above any applicable statutory or regulatory standard,
(vi) radon gas in an
ambient air concentration exceeding four picocuries per liter (4 pCiII); (vii) any Underground Storage Tank or Aboveground Storage Tank or (viii) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation.

      "NET WORKING CAPITAL" means the current assets of the Company less the current liabilities of the Company, excluding cash, cash equivalents and marketable securities. All financial statements from which Net Working Capital is calculated shall be prepared in conformance with GAAP (excluding footnotes).

      "ORDER" means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator with jurisdiction to do so.

      "ORDINARY COURSE OF BUSINESS" means an action taken by a Person shall be deemed to have been taken in the "ordinary course of business" if:

            (i) such action is recurring in nature, is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (ii) if such Person is an Entity such action is not required to be authorized by the board of directors of such Entity (or by any Person or group of Persons exercising similar authority), is not required to be authorized by the shareholders or other equity owners (if any) of such Entity, and does not require any other separate or special authorization of any nature; and

            (iii) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other persons that are in the same line of business as such Person.

      "ORGANIZATIONAL DOCUMENTS" means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a general partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture; with respect to a limited partnership, the limited partnership agreement and the certificate of limited partnership of such limited partnership; with respect to a trust, the instrument establishing such trust; and with respect to any other Entity, any charter document or other document executed, adopted, approved, ratified or filed in connection with the formation, creation, constitution or organization of such Entity, in each case including any and all amendments or modifications thereof.

      "PERSON" means any individual, Entity or Governmental Authority.

      "PLAN" means any "employee benefit plan," as defined in Section 3(3) of ERISA, that covers any employee or former employee of any Company or any of its Subsidiaries.

      "PROCEEDING" means any action, suit, litigation, arbitration, lawsuit, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), review, prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation, challenge, controversy or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

      "PURCHASER'S  INDEMNIFIED  PERSONS"  shall have the meaning set forth in
SECTION 9.1.

      "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 ET SEQ.

      "RELEASE" (or "RELEASED") shall have the meaning specified in CERCLA.

      "REMEDIATION" means any action necessary to ensure compliance with the Requirements of Environmental Law including (i) the removal and disposal or containment (if containment is practical under the circumstances and is permissible within Requirements of Environmental Law) or monitoring of any and all Materials of Environmental Concern at any Business Facility; (ii) the taking of reasonably necessary precautions to protect against the release or threatened release of Materials of Environmental Concern at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at any Business Facility or any surrounding areas thereof; (iii) any action necessary to mitigate the usurpation of wetlands, pinelands or other protected land or reclaim the same or to protect and preserve wildlife species; (iv) any action necessary to meet the requirements of an Environmental Permit or (v) any other action reasonably required to satisfy Requirements of Environmental Law imposed upon the Company, any Subsidiary, any Business Facility and/or any operation thereon.

      "REQUIREMENTS OF ENVIRONMENTAL LAW" means all requirements, conditions, restrictions or stipulations of Environmental Permits and/or Environmental Laws imposed upon or related to the Company, any Subsidiary, any Business Facility or any operation conducted on any Business Facility and any other Legal Requirement that applies with regard to any Remediation.

      "SHAREHOLDERS" mean the owners of all of the issued and outstanding capital stock (of all classes) of the Company.

      "SHAREHOLDERS'  INDEMNIFIED  PERSONS"shall have the meaning set forth in
SECTION 9.4.

      "SOLID WASTE" shall have the meaning ascribed to it in RCRA.

      "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, joint stock association, business trust or other Entity (which shall not include joint operating arrangements in oil and gas properties) of which such Person or another Subsidiary of such Person directly or indirectly owns more than 20% of the outstanding capital stock or other equity interest. When used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

      "TAX" means any tax (including, but not limited to, any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, inventory tax, occupancy tax, withholding tax or payroll tax, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any federal, state or local taxing authority.

      "TAX RETURN" means any return (including any information return), report, statement, declaration, schedule, notice, notification, form, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any federal, state or local taxing authority.

      "THREATENED" - A Proceeding, dispute or other matter shall be deemed to have been "threatened" if any demand or statement shall have been made (orally or in writing) or any notice shall have been given (orally or in writing), or if any other event shall have occurred or any other circumstances shall exist, that reasonably would be anticipated to lead a prudent Person to conclude that such a Proceeding, dispute or other matter is reasonably anticipated to be asserted, commenced, taken or otherwise pursued in the future.

      "UNDERGROUND STORAGE TANK" shall have the meaning ascribed to it in RCRA.

                                    EXHIBIT B

                          FORM OF EMPLOYMENT AGREEMENT

                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of ______________, 1998 between Colonial Guild, Ltd., a West Virginia corporation (the "COMPANY"), and _____________________ ("EMPLOYEE").

      WHEREAS, Employee has been an employee of the Company, which is being acquired by The York Group, Inc., a Delaware corporation ("YORK"), pursuant to an Agreement and Plan of Merger dated , 1998; and

      WHEREAS, the Company desires to retain Employee to provide services to the Company, and Employee desires to provide services to the Company, pursuant to the terms and conditions hereof; and

      WHEREAS, the Company desires to entrust Employee with access to certain Confidential Information (as hereinafter defined), including, without limitation, information concerning the Company's business and the relationships between the Company and its customers, but only if Employee agrees and covenants not to use or disclose such Confidential Information in competition with the Company; and

      WHEREAS, Employee recognizes that the Company will not entrust such Confidential Information to him unless he agrees to the terms of this Agreement; and

      WHEREAS, the Company and Employee recognize that the agreements and covenants contained in this Agreement are essential to protect the business of the Company and York.

      NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree, as follows:

1. EMPLOYMENT. The Company agrees to employ Employee and Employee hereby accepts such employment on the terms and conditions set forth in this Agreement. Employee agrees to provide services commensurate with such capacity as may be determined by the Company or as otherwise set forth herein.

2. EXTENT OF SERVICES. During the Term of Employment (as hereinafter defined), Employee shall devote his full business time and efforts to the performance of the duties assigned to him pursuant hereto, except that Employee may attend to his personal investments to the extent such activities do not interfere with his duties hereunder. Employee hereby agrees and represents that his employment, and the performance of his duties as required by this Agreement, do not violate any agreements or relationships existing between Employee and any other person.

3. TERM OF EMPLOYMENT. Employee's employment shall commence as of the effective date hereof (the "EFFECTIVE DATE") and shall continue (unless sooner terminated as provided herein) for a period of 2 years from the Effective Date (the "TERM OF EMPLOYMENT").

4. POSITION AND RESPONSIBILITIES. Employee will be engaged by the Company in said capacity to provide such services as may be determined from time to time by any senior executive officer of the Company or York or other person exercising supervisory responsibilities over Employee.

5. ACCESS TO CONFIDENTIAL INFORMATION. The Company agrees to provide Employee with access to the Confidential Information (as defined below) and with any specialized training necessary to enable Employee to perform the duties assigned to him pursuant to this Agreement.

6. COMPLIANCE WITH RULES. Employee agrees to observe and comply with the lawful rules and regulations of the Company and York as adopted by the Company or York from time to time with respect to the performance of Employee's duties, and to carry out and to perform lawful orders of any senior executive officer of the Company or York or other person exercising supervisory responsibility over Employee, and the rules, directions, and policies adopted by the Company or York.

7. COMPENSATION AND BENEFITS. The Company shall pay Employee for all services of Employee pursuant to this Agreement and any other duties assigned to him by the Company or York, an annual base salary of $_______ per year which shall be payable in accordance with the Company's customary payroll practices with respect to amount, time, and manner of payment. Such base salary may not be decreased but may be increased from time to time during the term hereof in the sole discretion of the Company or York. During the term of this Agreement, the Company shall provide Employee such other compensation and benefits as are made generally available to employees of equal position and salary on the same basis as York makes such benefits available to York's other employees.

8. TERMINATION OF EMPLOYMENT. Employee's employment shall be terminated upon the occurrence of any one or more of the following events:

            (a) The Company gives written notice of termination for cause to Employee. For purposes of this Agreement, "cause" shall mean solely the following:

                  (i) Employee has failed or refused to perform or observe the terms or provisions hereof or to otherwise follow and satisfactorily perform (in the Company's reasonable discretion) the lawful directions of any senior executive officer of the Company or York or other person exercising supervisory responsibility over Employee;

                  (ii) Employee has been convicted of, or has pleaded guilty or nolo contendere to a charge that he committed, a felony or an indictable criminal offense;

                  (iii) Employee has perpetrated an act of fraud or dishonesty against or involving, or theft of property of, the Company, York or any affiliate of either;

                  (iv) Employee has violated any applicable federal, state or local law or regulation and, as a result of such violation, has become, or has caused the Company or York to become, the subject of any legal action or administrative proceeding or a suspension of any right or privilege;

                  (v) Employee has committed any act that causes, or shall knowingly or recklessly fail to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or York;

                  (vi) Chronic alcoholism, drug addiction or any other form of addiction that materially impairs Employee's ability to perform the terms and provisions of this Agreement, as determined by a physician retained by the Company or York (and the conclusion of such physician shall be determinative); or

                  (vii) Employee has violated any of the material provisions of any noncom-petition or nondisclosure agreement with the Company or York.

With respect to the events described in subparagraphs (i), (v) and (vii), the Company shall provide to Employee written notice of such an event and provide Employee with a reasonable period of time not exceeding 30 days from the date of such notice to endeavor to cure or remedy such event.

            (b)   Death of Employee.

            (c) Disability of Employee. For purposes of this Agreement, "disability" shall mean a mental or physical condition resulting from an injury or illness which shall render Employee incapable of performing the essential functions of his position with reasonable accommodations from the Company for 90 days out of any 120 day period.

            (d) The Company may terminate this Agreement without cause, but in such event the Company shall pay to Employee his base salary for the remainder of the Term of Employment.

9.    CONFIDENTIALITY; NON-SOLICITATION.

            (a) In the course of performing his duties for the Company, Employee acknowledges that he will have access to certain proprietary information of York, the Company and their respective subsidiaries and affiliates, including but not limited to: the database of customer accounts; customer, supplier and distributor lists of the Company and York; customer profiles; information regarding sales and marketing activities and strategies of the Company and York; trade secrets of the Company and York; data regarding technology, products and services of the Company and York; information regarding pricing, pricing techniques and procurement by the Company and York;

      financial data regarding the Company and customers, suppliers and distributors of the Company and York; software programs; and other sales, marketing, technical and financial information and know-how (collectively "CONFIDENTIAL INFORMATION"). Employee further acknowledges that this Confidential Information is a valuable, special and unique asset of York and the Company and that his access to and knowledge of the Confidential Information is essential to the performance of his duties as an Employee of the Company. In light of the competitive nature of the businesses in which the Company and York are engaged, Employee agrees that, so long as such information is not otherwise available to the public or required by a governmental authority to be disclosed, he will maintain the strict confidentiality of all Confidential Information known or obtained by him or to which he has access in connection with his employment by the Company and that he will not (i) disclose any Confidential Information to any person or entity, or (ii) make any use of any Confidential Information for his own purposes or for the direct or indirect benefit of any person or entity other than the Company or York without the express prior written consent of the Company or York. The agreements contained in this SECTION 9(A) shall survive the termination of this Agreement.

            (b) Employee agrees that all documents, records, notes, forms, manuals, notebooks, drawings, reports, books and other documents of any nature, or copies thereof, pertaining to the business or operations of the Company or York and received or made by Employee or made known to him in any manner in connection with his employment by the Company and any other Confidential Information are and will be the exclusive property of the Company. Employee agrees not to copy or remove any of such Confidential Information from the premises and custody of the Company except as expressly agreed by the Company, or to disclose the contents thereof to any person or entity. Employee acknowledges that all such Confidential Information will be subject to the control of the Company, and Employee agrees to surrender same upon the request of the Company or York and that he will surrender same immediately upon any termination of his employment with the Company for any reason.

            (c) (i) In furtherance of the agreements contained in this SECTION 9, from the date hereof and for a period of two (2) years after Employee's employment with the Company is terminated for any or no reason, Employee, on behalf of himself and his present and future affiliates and employers, agrees not to and shall, not directly or indirectly, (i) induce any customer of the Company or York or any of their respective subsidiaries to patronize any other entity engaged in any of the businesses conducted by the Company or York or any of their respective subsidiaries or request or advise any such customer to withdraw, curtail or cancel any such customer's business with the Company or York or any of their respective subsidiaries, (ii) solicit the employment or services of, or cause or attempt to cause to leave the employment or services of the Company or York or any of their respective subsidiaries, any person employed by, or otherwise engaged to perform services for the Company or York or any of their respective subsidiaries (whether in the capacity of employee, consultant, independent contractor or otherwise), or (iii) interfere with, disrupt or attempt to disrupt the past, present or prospective relationships, contractual or otherwise, between the Company or York or any of their respective subsidiaries and any person or entity with whom Employee had material contact during Employee's employment with the Company.

                  (ii) In addition to and not in lieu of the restrictions set forth in clause (i) above, from the date hereof and for a period of two
      (2) years after Employee's employment with the Company is terminated for "cause" (as defined in SECTION 8(A)), Employee, on behalf of himself and his present and future affiliates and employers, agrees not to and shall not, directly or indirectly, (i) in any state or territory where the Company or any of its subsidiaries are doing business, whether Employee is acting as owner, partner, joint venturer, lender, shareholder, director, officer, employee, consultant or otherwise, engage, invest or participate in any business that is competitive with any business conducted or previously conducted by the Company or any of its subsidiaries, except by owning for investment purposes only less than 1% of the publicly traded stock of a company competing in any of the businesses conducted by the Company or any of its subsidiaries, or (ii) compete for or solicit any of the business conducted by the Company or any of its subsidiaries from any customer of the Company or any of its subsidiaries.

            (d) In the event of a breach or threatened breach by Employee of any provision of this SECTION 9, the Company shall be entitled to temporary or permanent injunctions and other appropriate relief restraining Employee from using, disclosing or retaining, in whole or in part, such Confidential Information and from violating the terms of SECTION 9(C). Employee hereby waives any requirement that the Company or York post any bond in connection with obtaining any such relief. Nothing herein shall be construed as prohibiting the Company or York from pursuing any other remedies available to it.

            (e) Employee recognizes, agrees and represents that neither the Company nor York would permit Employee access to the Confidential Information or provide any specialized training unless Employee agrees to the restrictions contained herein, and that the Company and York are relying on the agreements of Employee contained in this Agreement in permitting Employee access to the Confidential Information. Employee represents that being permitted access to the Confidential Information, the specialized training and the compensation described in this Agreement constitutes significant and valuable consideration for his agreements hereunder. Employee has read and considered the provisions of this SECTION 9 and, having done so, agrees, states, and covenants that the restrictions on competition set forth herein are fair and reasonable as to time, geographical area, and scope of activities to be restrained, and are reasonably required for the protection of the goodwill and other business interests of the Company and York. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of
      SECTION 9 are unreasonable or overbroad, the parties expressly allow such court to reform this Agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed. Employee acknowledges and agrees that the covenants and obligations of the Employee contained in this SECTION 9 are independent of (and may for a period of time run concurrently with) any covenants or obligations of the Employee contained in any other document or instrument to which the Employee and the Company, York or any of their respective affiliates may be parties.

10. NOTICES. Any notice required or desired to be given under this Agreement shall be deemed given if in writing and mailed, facsimiled, or delivered to the Company c/o The

      York Group, Inc., 9430 Old Katy Road, Houston, Texas 77055, Facsimile:
      (713) 984-5517, Attention: General Counsel, and to Employee at the address set forth on the signature page hereof.

11. ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties regarding the employment of Employee by the Company and supersedes any prior Agreement, arrangement or understanding, whether oral or written, between the Company or York and Employee concerning Employee's employment hereunder.

12. CHOICE OF LAW. This Agreement shall be governed by, and enforced according to, the laws of the State of Texas, with respect to principles of conflicts of laws thereof. The invalidity of any provision shall be automatically reformed to the extent permitted by applicable law and shall not affect the enforceability of the remaining provisions hereof.

13. ASSIGNMENTS. The rights and obligations under this Agreement of the Company and Employee may not be assigned, except that the Company may, at its option, assign one or more of its rights or obligations under this Agreement to any of its subsidiaries or affiliates, or in connection with a transfer of all or substantially all of the assets or stock of the Company or a merger or consolidation of the Company with and into another corporation or other entity.

14. COUNTERPARTS. This Agreement may be executed in several identical counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

15. MODIFICATION; TERMINATION. This Agreement may be modified only by written Agreement signed by Employee and the [Chairman] of the Company. The failure to insist upon compliance with any provision hereof shall not be deemed a waiver of such provision or any other provision hereof.

16. OTHER AGREEMENTS. The parties hereto expressly agree that the provisions and covenants of this Agreement shall be in addition to and shall not supersede or replace any similar provisions or covenants in any other contracts or agreements between the parties.

17.   SEVERABILITY.     The   unenforceability   of  any   provision  of  this
      Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

18. WAIVERS. No delay of omission by the Company in exercising any right of the Company under this Agreement shall operate as a waiver of that or any other right. A waiver by the Company on any one occasion of any particular right shall be effective only in that particular instance and shall not be construed as a waiver of that or any other right on any other occasion.

      IN WITNESS WHEREOF, this Agreement is executed by the parties as of the day and year first above written.

                                    COLONIAL GUILD, LTD.


                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________




                                    _________________________________________
                                    [Typed Name of Employee]



                                    Address of Employee

                                    _________________________________________
                                    _________________________________________
                                    Facsimile:_______________________________

                                    EXHIBIT C

                                RELEASE OF CLAIMS

                                RELEASE OF CLAIMS

      THIS RELEASE OF CLAIMS ("RELEASE") dated the __ day of March, 1998, is executed and delivered by the undersigned to Colonial Guild, Ltd, a West Virginia corporation ("COLONIAL"), and The York Group, Inc., a Delaware corporation ("YORK").

      WHEREAS, York, Colonial Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of York ("YORK SUB"), and Colonial have executed an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated February 17, 1998, whereby York Sub shall be merged with and into Colonial, with Colonial continuing as the surviving corporation; and

      WHEREAS, York has required as a condition to closing the transaction contemplated by the Merger Agreement that the undersigned execute and deliver this Release to confirm the absence of any claims by the undersigned against York, York Sub, Colonial and/or any of their respective subsidiaries or affiliates.

      NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

      Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

      Section 1. RELEASE. The undersigned hereby RELEASES and FOREVER DISCHARGES York, York Sub, Colonial, and each of their respective Subsidiaries and Affiliates from all manners of action, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever in law or in equity (collectively, the "CLAIMS") which the undersigned ever had, now has, or hereafter can, shall or may have against York, York Sub, Colonial and/or any of their respective Subsidiaries or Affiliates in respect of any and all agreements, obligations and events incurred on or prior to the date hereof; provided, however, that nothing herein shall be deemed to release York or York Sub from any Claims by the undersigned arising out of or related to the representations, warranties, covenants and agreements of York and York Sub as set forth in the Merger Agreement.

      Section 2. SUCCESSORS. This Release shall be binding upon the undersigned and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of York, York Sub, Colonial, their respective Subsidiaries and Affiliates and each of their respective successors and assigns.

      Section 3. GOVERNING LAW. This Release shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to principles of conflicts of laws.

      Section 4. MODIFICATION. This Release may be modified only by a written instrument executed by the undersigned, York and Colonial.

      IN WITNESS WHEREOF, the undersigned has executed this Release effective as of the date first above written.

                                    _________________________________________
                                    Printed Name:____________________________

                                     2 of 2

                                    EXHIBIT D

                        FORM OF NONCOMPETITION AGREEMENT

                            NONCOMPETITION AGREEMENT

      This Noncompetition Agreement dated March __, 1998 (this "AGREEMENT") is entered into by and between (the "STOCKHOLDER") and THE YORK GROUP, INC., a Delaware corporation (the "PURCHASER").

                                   WITNESSETH

      WHEREAS, the Purchaser has entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated February 17, 1998, with Colonial Guild, Ltd., a West Virginia corporation ("COLONIAL"), pursuant to which Colonial Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Purchaser, will be merged with and into Colonial as set forth in the Merger Agreement (the "MERGER TRANSACTION"); and

      WHEREAS, the Stockholder is the [_________] of Colonial, and beneficial owner of certain of the outstanding shares of the capital stock of Colonial; and

      WHEREAS, the Purchaser wishes to secure from the Stockholder his agreement not to compete with the Purchaser and not to disclose certain information belonging to the Purchaser in order to enable the Purchaser to successfully continue the business previously conducted by Colonial.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations contained herein, the parties hereto agree as follows:

      1. ACKNOWLEDGMENTS AND AGREEMENTS BY THE STOCKHOLDER. The Stockholder hereby acknowledges and agrees that:

            (a) the Purchaser would not have entered into the Merger Transaction if the Stockholder had not executed and delivered this Agreement to the Purchaser;

            (b) the Stockholder has had, as a major stockholder and/or [senior officer/director] of Colonial, access to information that is confidential to the Purchaser, constitutes a valuable, special and unique asset of the Purchaser, and with respect to which the Purchaser is entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Agreement provided by law or in equity (including, without limitation, those remedies the availability of which may be within the discretion of the court in which any action for enforcement of this Agreement is brought); and

            (c) in consideration of the Merger Transaction, the Stockholder received substantial consideration, the receipt of which by the Stockholder will enable the Stockholder wholly or in part to support himself and his financial dependents in a manner consistent with his past practices and without the necessity of engaging in any business of a type conducted by the Purchaser.

      2.    CONFIDENTIALITY; NONCOMPETITION COVENANTS.

            (a) Stockholder acknowledges that he has had access and will continue to have access to certain proprietary information of Colonial and Purchaser, including but not limited to: the database of customer accounts; customer, supplier and distributor lists of Colonial and Purchaser; customer profiles; information regarding sales and marketing activities and strategies of Colonial and Purchaser; trade secrets of Colonial and Purchaser; data regarding technology, products and services of Colonial and Purchaser; information regarding pricing, pricing techniques and procurement by Colonial and Purchaser; financial data regarding Colonial and Purchaser and customers, suppliers and distributors of Colonial and Purchaser; software programs; and other sales, marketing, technical and financial information and know-how (collectively "CONFIDENTIAL INFORMATION"). Stockholder further acknowledges that this Confidential Information is a valuable, special and unique asset of the Purchaser. Stockholder agrees that, so long as such information is not otherwise available to the public or required by a governmental authority to be disclosed, he will maintain the strict confidentiality of all Confidential Information known or obtained by him or to which he has access and that he will not (i) disclose any Confidential Information to any person or entity, or (ii) make any use of any Confidential Information for his own purposes or for the direct or indirect benefit of any person or entity other than the Purchaser without the express prior written consent of the Purchaser. The agreements contained in this SECTION 2(A) shall survive the termination of this Agreement.

            (b) In furtherance of the agreements contained in SECTION 2(A) hereof, during the period commencing on the date hereof and ending on the fifth anniversary of the date of this Agreement, Stockholder, on behalf of himself and his present and future affiliates and employers, agrees not to and shall not directly or indirectly (i) in any state of territory where Colonial is doing business, whether as owner, partner, joint venturer, lender, shareholder, director, officer, stockholder, consultant or otherwise, engage, invest or participate in any business that is competitive with any business conducted or previously conducted by Colonial, except by owning for investment purposes only less than 1% of the publicly traded stock of a company competing in any of the businesses conducted by Colonial, (ii) compete for or solicit any of the business conducted by Colonial from any customer of Colonial, (iii) induce any customer of Colonial to patronize any other entity engaged in any of the businesses conducted by Colonial or request or advise any such customer to withdraw, curtail or cancel any such customer's business with Colonial, or
      (iv) solicit the employment or services of, or cause or attempt to cause to leave the employment or services of Colonial, any person employed by, or otherwise engaged to perform services for Colonial (whether in the capacity of employee, consultant, independent contractor or otherwise).

            (c) The Stockholder recognizes, agrees and represents that the Purchaser is relying on the agreements of the Stockholder contained in this Agreement in entering into the Merger Agreement. The Stockholder represents that the consideration paid to the Stockholder pursuant to the Merger Agreement hereof constitutes significant and valuable consideration for his agreements hereunder. The Stockholder has read and considered the provisions of this SECTION 2 and, having done so, agrees, states, and covenants that the restrictions on competition set forth herein are fair and reasonable as to time, geographical area, and scope of activities to be restrained, and are reasonably required for the protection of the goodwill and other business interests of the Purchaser. In the event a court of competent jurisdiction determines as a matter of law that any of the terms of SECTION 2 are unreasonable or overbroad, the parties expressly allow such court to reform this agreement to the extent necessary to make it reasonable as a matter of law and to enforce it as so reformed. [Stockholder acknowledges and agrees that the covenants and obligations of the Stockholder contained in this SECTION 2 are independent of (and may for a period of time run concurrently with) any covenants or obligations of the Stockholder contained in any other document or instrument to which the Stockholder and the Purchaser or any of its affiliates may be parties.]

      3. REMEDIES. The Stockholder acknowledges that if he violates or threatens to violate any of the provisions of this Agreement, the Purchaser and its affiliates may have no adequate remedy at law. In that event, the Purchaser and its affiliates shall have the right, in addition to any other rights that may be available to them and without the posting of any bond, to obtain in any court of competent jurisdiction injunctive relief to restrain any violation or threatened violation by the Stockholder of any provision of this Agreement or to compel specific performance by the Stockholder of one or more of his obligations under this Agreement. The seeking or obtaining by the Purchaser and its affiliates of such injunctive relief shall not foreclose or in any way limit the right of the Purchaser and its affiliates to obtain a money judgment against the Stockholder for any damage to the Purchaser or any affiliate of the Purchaser that may result from any breach by the Stockholder of any provision of this Agreement.

      4.    MISCELLANEOUS.

            (a) SEVERABILITY. The unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (b) WAIVERS. No delay or omission by the Purchaser in exercising any right of the Purchaser under this Agreement shall operate as a waiver of that or any other right. A waiver by the Purchaser on any one occasion of any particular right shall be effective only in that particular instance and shall not be construed as a waiver of that or any other right on any other occasion.

            (c) AMENDMENT OF THIS AGREEMENT. This Agreement may be amended only by an amendment hereto in writing that is executed by the Purchaser and the Stockholder.

            (d) HEADINGS FOR CONVENIENCE ONLY. The headings contained in this Agreement are intended solely for the convenience of the parties to this Agreement and shall not affect their rights.

            (e) NOTICES. All notices and other communications required or permitted to be delivered pursuant to any provision of this Agreement shall be in writing and addressed as follows:

                  (i)   If to the Purchaser, to:

                        The York Group, Inc.
                        9430 Old Katy Road
                        Houston, Texas 77055
                        Attn: General Counsel

                        With a copy to:

                        Marcus A. Watts
                        Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                        3500 Texas Commerce Tower
                        Houston, Texas 77002

                  (ii) If to the Stockholder, to:

                        With a copy to:

                        Charles D. Dunbar, Esq.
                        Jackson & Kelly
                        1600 Laidley Tower
                        P.O. Box 553
                         Charleston, West Virginia 25322

      The address of either party set forth above may be changed by such party by delivering notice of such change to the other party to this Agreement. Any notice mailed shall be deemed to have been given and received on the third business day following the day of deposit in the United States mail.

            (f) ASSIGNMENTS. The rights and obligations under this Agreement of the Stockholder and the Purchaser may not be assigned, except that the Purchaser may, at its option, assign one or more of its rights or obligations under this Agreement to any of its subsidiaries or affiliates, or in connection with a transfer of all or substantially all of the assets or stock of Purchaser or a merger or consolidation of Purchaser with and into another corporation or other entity.

            (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without respect to principles of conflicts of laws thereof. Stockholder hereby waives any objection which he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the District Court at Harris County, State of Texas, or in the United States District Court for the Southern District of Texas,

      Houston Division, and hereby further waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            (h) OTHER AGREEMENTS. The parties hereto expressly agree that the provisions and covenants of this Agreement shall be in addition to and shall not supersede or replace any similar provisions or covenants in any other contracts or agreements between the parties hereto.

            (i) COUNTERPARTS. This Agreement may be executed in several identical counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                    _________________________________________
                                    [STOCKHOLDER]


                                    THE YORK GROUP, INC.

                                    By:_____________________________________
                                        Bill W. Wilcock, President

                                    EXHIBIT E

                       OPINION OF COUNSEL FOR THE COMPANY

            OPINION OF COUNSEL FOR THE COMPANY AND THE SHAREHOLDERS

         [LETTERHEAD OF COUNSEL FOR THE COMPANY AND THE SHAREHOLDERS]

                             ________________, 1998

The York Group, Inc.
9430 Old Katy Road
Houston, Texas 77055

Attention:  Bill W. Wilcock, President

      Re: Agreement and Plan of Merger (the "MERGER AGREEMENT") by and among The York Group, Inc., a Delaware corporation ("YORK"), Colonial Acquisition Corp., a Delaware corporation ("YORK SUB"), Colonial Guild, Ltd., a West Virginia corporation ("COLONIAL"), and certain Shareholders of Colonial (the "SHAREHOLDERS")

Gentlemen:

      We have acted as counsel for Colonial and the Shareholders in connection with the Merger Agreement. In such capacity, we have reviewed the Merger Agreement, together with the Exhibits and Schedules thereto, and all documents executed in connection therewith.

      We have assumed, with your approval, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the authenticity of the original of such latter documents. As to matters of fact material to this opinion, we have relied upon the statements, certificates and representations of the officers and directors of Colonial and of the Shareholders. As to the existence and good standing of Colonial and the Subsidiaries, we have relied solely on the certificates of public officials. We have made no independent investigation regarding such statements, certificates and representations.

      We have further assumed that each document is the legal, valid and binding obligation of each party thereto other than our client; that all terms, provisions and conditions of, or relating to, the transactions contemplated by the Merger Agreement are correctly and completely embodied in the documents examined; that there is no usage of trade or course of prior dealing that would, in either case, define, supplement or qualify the terms of the Merger Agreement or related documents; and that there has not been any mutual mistake of fact, misunderstanding, fraud, duress or undue influence.

      Based on the foregoing, subject to the qualifications, exceptions and assumptions herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

The York Group, Inc.
_____________, 1998
Page 2

1. Colonial is a corporation duly incorporated, validly existing and in good standing under the laws of the State of West Virginia, has all requisite corporate power and authority to own its property and assets and to carry on its business as, and in the places where, such property and assets are owned or such business is conducted, and is duly qualified as a foreign corporation to do business and is in good standing in each state or other jurisdiction in which the properties and assets owned or leased and operated by it or the nature of the business conducted by it make such qualification necessary.

2. Except as disclosed in Schedule 2.1 to the Merger Agreement, each subsidiary of Colonial (each a "Subsidiary") is duly organized, validly existing and in good standing under all applicable laws, has all requisite power and authority to own its property and assets and to carry on its business as, and in the places where, such property and assets are owned or such business is conducted, and is duly qualified to do business and is in good standing in each state or other jurisdiction in which tile failure to be so qualified would have a Material Adverse Effect on Colonial.

3. Colonial has full corporate power and authority and, to our knowledge without independent investigation, the Shareholders have the absolute and unrestricted right, power, authority and capacity, to execute and deliver the Merger Agreement, to perform their obligations thereunder and to consummate the transaction contemplated thereby. The execution and delivery of the Merger Agreement, the performance of the obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by all necessary corporate action, and no further corporate actions or proceedings on the part of Colonial are necessary to authorize the execution and delivery of the Merger Agreement, the performance of the obligations thereunder or the consummation of the transactions contemplated thereby.

4. The Merger Agreement has been duly and validly executed and delivered by Colonial and the Shareholders and constitutes the legal, valid and binding agreement of Colonial and the Shareholders enforceable jointly and severally against Colonial and the Shareholders in accordance with its terms.

5. Neither the execution and delivery of the Merger Agreement, the consummation of the transaction contemplated thereby, or the compliance by Colonial and the Shareholders with any of the provisions thereof will (i) conflict with or violate any provision of the Certificate or Articles of Incorporation or Bylaws or other organizational document of Colonial or any Subsidiary, (ii) to our knowledge without independent investigation, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, cornmitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which the Shareholders, Colonial or any Subsidiary is a party

The York Group, Inc.
_____________, 1998
Page 3

      or by which the Shareholders, Colonial or any Subsidiary or any of their respective properties or assets may be bound, (iii) violate or conflict with any provision of any Governmental Authorization or Legal Requirement (as each such term is defined by the Merger Agreement) binding upon Colonial or any Subsidiary; or (iv) to our knowledge without independent investigation, result in, or require, the creation or imposition of, any Encumbrance (as defined by the Merger Agreement) upon or with respect to any of the properties now owned or used by Colonial or any Subsidiary.

6. Except as disclosed in the Merger Agreement, to our knowledge there are no existing subscriptions, rights, warrants, calls, options, commitments or agreements of any character relating to the capital stock of Colonial which is authorized but unissued or held in treasury or relating to the purchase or redemption of Colonial's issued and outstanding capital stock, and there are no outstanding securities or other instruments convertible into or exchangeable for shares of such capital stock and no commitments to issue such securities or instruments.

                          QUALIFICATIONS AND EXCEPTIONS

      This opinion is limited to federal law and the laws of the State of West Virginia now in effect. No opinion is expressed as to any matter governed by the laws of any other jurisdiction. This opinion is as of the date hereof, and we undertake no obligation to advise you of any changes which might affect the matters and opinions herein after the date hereof.

      The validity and enforceability of the aforementioned documents may be limited by bankruptcy (including but not limited to preference, fraudulent conveyance and fraudulent transfer provisions), insolvency, reorganization, rearrangement, moratorium, liquidation, conservatorship and other similar laws (including court decisions) now or hereafter in effect and affecting the rights of creditors generally; and by general principles of equity (regardless of whether such validity and enforceability is considered in a proceeding in equity or at law).

      We express no opinion as to whether a court would grant specific performance or any other equitable remedy with respect to any of the aforementioned documents or any particular remedy under such documents as opposed to any other remedy available under such documents, at law or in equity.

      We express no opinion as to the validity or enforceability of any indemnification or contribution provision contained in any of the aforementioned documents, as to compliance with federal or state securities laws and regulations, or as to the enforceability of covenants and agreements not to compete.

      Our opinion as to validity and enforceability of the aforementioned documents is further subject to the qualification that certain provisions of such documents are and may be

The York Group, Inc.
_____________, 1998
Page 4

unenforceable, in whole or in part, under the laws of the State of West Virginia, but the inclusion of such provisions does not affect the validity of each document taken as a whole, and each document taken as a whole, together with applicable law, contains adequate provisions for its enforcement and for the practical realization of the rights and benefits afforded thereby, except for the economic consequences of any delay occasioned thereby.

      This opinion is solely for the benefit of and may be relied upon only by York and York Sub in connection with the transactions described in the Merger Agreement. This opinion may not be relied upon, quoted, circulated, published or otherwise referred to for any other purpose, or by any other person or entity for any purpose, in whole or in part, without our express prior written consent.

[The opinion delivered at Closing will contain standard qualifications and exceptions normally included in opinions delivered in connection with transactions of a similar nature.]

                                          Very truly yours,

                                          [COUNSEL TO THE COMPANY AND
                                          THE SHAREHOLDERS]


                                          By:   ______________________________

                                    EXHIBIT F

                      OPINION OF COUNSEL FOR THE PURCHASER

                      OPINION OF COUNSEL FOR THE PURCHASER

                   [LETTERHEAD OF COUNSEL FOR THE PURCHASER]


                                 March 16, 1998


Colonial Guild, Ltd.
125 Sisler Street
P.O. Box 790
Kingwood, West Virginia 26537

      Re: Agreement and Plan of Merger (the "MERGER AGREEMENT") by and among The York Group, Inc., a Delaware corporation ("YORK"), Colonial Acquisition Corp., a Delaware corporation ("YORK SUB"), and Colonial Guild, Ltd., a West Virginia corporation ("Colonial").

Gentlemen:

      We have acted as special counsel to York in connection with the Merger Agreement and are rendering this opinion pursuant to Section 6.5 of the Merger Agreement. In such capacity we have reviewed the Merger Agreement, together with the Exhibits and Schedules thereto, and all documents executed in connection therewith.

                                   ASSUMPTIONS

      We have assumed, with your approval, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the authenticity of the original of such latter documents. As to matters of fact material to this opinion, we have relied upon the statements, certificates and representations of the officers and directors of York. As to the existence and good standing of York and York Sub, we have relied solely on the certificates of public officials. We have made no independent investigation regarding such statements, certificates and representations.

      We have further assumed that each document is the legal, valid and binding obligation of each party thereto other than our client; that all terms, provisions and conditions of, or relating to, the transactions contemplated by the Merger Agreement are correctly and completely

Colonial Guild, Ltd.
_________, 1998
Page 3

embodied in the documents examined; that there is no usage of trade or course of prior dealing that would, in either case, define, supplement or qualify the terms of the Merger Agreement or related documents; and that there has not been any mutual mistake of fact, misunderstanding, fraud, duress or undue influence.

      Based on the foregoing, subject to the qualifications, exceptions and assumptions herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

      1. York is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      2. York has full corporate power and authority to execute and deliver the Merger Agreement, to perform its obligations thereunder, and to consummate the transactions contemplated thereby. York's execution and delivery of the Merger Agreement, the performance of its obligations thereunder, and the consummation of the transactions contemplated thereby have been duly and validly authorized and approved by the board of directors of York and no other corporate proceedings on the part of York are necessary to authorize the Merger Agreement, the performance of its obligations thereunder or the consummation of the transactions contemplated thereby.

      3. The Merger Agreement has been duly and validly executed and delivered by each of York and York Sub and constitutes the legal, valid and binding obligation of both York and York Sub, enforceable against each of them in accordance with its terms.

      4. Neither the execution and delivery of the Merger Agreement, the consummation of the transactions contemplated thereby, nor the compliance by York with any of the provisions thereof will (i) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of York, (ii) to our knowledge without independent investigation result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which York is a party or by which York or any of its properties or assets may be bound, (iii) violate or conflict

Colonial Guild, Ltd.
_________, 1998
Page 4

 with any provision of any Legal Requirement binding upon York; or (iv) to our knowledge without independent investigation result in, or require, the creation or imposition of any Encumbrance upon or with respect to any of the properties now owned or used by York.

                          QUALIFICATIONS AND EXCEPTIONS

      This opinion is limited to the federal law of the United States, the laws of the State of Texas and the Delaware General Corporation Law, in each case as now in effect, which have been published and are generally available in a format that makes legal research generally feasible. No opinion is expressed as to any matter governed by the laws of any other jurisdiction. This opinion is as of the date hereof and we undertake no obligation to advise you of any changes which might affect the matters and opinions herein after the date hereof.

      The validity and enforceability of the aforementioned documents may be limited by bankruptcy (including but not limited to preference, fraudulent conveyance and fraudulent transfer provisions), insolvency, reorganization, rearrangement, moratorium, liquidation, conservatorship and other similar laws (including court decisions) now or hereafter in effect and affecting the rights of creditors generally; and by general principles of equity (regardless of whether such validity and enforceability is considered in a proceeding in equity or at law).

      We express no opinion as to whether a court would grant specific performance or any other equitable remedy with respect to any of the aforementioned documents or any particular remedy under such documents as opposed to any other remedy available under such documents, at law or in equity.

      We express no opinion as to the validity or enforceability of any indemnification or contribution provision contained in any of the aforementioned documents, or as to compliance with federal or state securities laws and regulations.

      Our opinion as to validity and enforceability of the aforementioned documents is further subject to the qualification that certain provisions of such documents are and may be unenforceable in whole or in part under the laws of the State of Texas, but the inclusion of such provisions does not affect the validity of each document taken as a whole, and each document taken as a whole, together with applicable law, contains adequate provisions for its enforcement and for the practical realization of the rights and benefits afforded thereby, except for the economic consequences of any delay occasioned thereby.

      This opinion is solely for the benefit of and may be relied upon only by Colonial in connection with the transactions described in the Merger Agreement. This opinion may not be relied upon, quoted, circulated, published or otherwise referred to for any other purpose, or by any other person or entity for any purpose, in whole or in part, without our express prior written

Colonial Guild, Ltd.
_________, 1998
Page 5

consent.

                                    Very truly yours,


                                    Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

                                    EXHIBIT G

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

      This Escrow Agreement (this "AGREEMENT") dated as of ____________, 1998, is entered into by and among The York Group, Inc., a Delaware corporation ("DEPOSITOR"), Harry Van Iderstine, Paul Wilson and Buford Sears (collectively, the "SHAREHOLDER REPRESENTATIVES"), and Chase Bank of Texas, National Association, a national banking association with its principal offices in Houston, Harris County, Texas (the "ESCROW AGENT").

                                   WITNESSETH:

      WHEREAS, Depositor and Colonial Guild, Ltd. a West Virginia corporation ("COLONIAL"), among others, have entered into that certain Agreement and Plan of Merger dated _________ __, 1998 (the "MERGER AGREEMENT"), pursuant to which Colonial Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Depositor, is being merged with and into Colonial;

      WHEREAS, Section 1.15 of the Merger Agreement provides that the Depositor shall deliver to the Escrow Agent the sum of $10,500,000 (the "ESCROW FUND" or "ESCROWED FUNDS"), which shall be paid from the Initial Cash Consideration (as such term is defined by the Merger Agreement);

      WHEREAS, each shareholder of Colonial (collectively, the "Shareholders") has appointed each of the Shareholder Representatives, or any of them acting alone, as his or her agent and attorney-in-fact in consummating the transactions contemplated by the Merger Agreement, including, without limitation, the execution and delivery of this Agreement for and on behalf of each Shareholder; and

      WHEREAS, all terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto hereby agree as follows:

      1. APPOINTMENT. Depositor and the Shareholders, through the Shareholder Representatives, hereby appoint Escrow Agent as the escrow agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment. Capitalized terms used herein shall have the meaning given to them in the Merger Agreement and related agreements unless a different meaning is specifically ascribed to them herein.

      2. PURPOSE OF ESCROW. The Escrow Fund provided for in this Escrow Agreement is being created to secure certain obligations of the Shareholders to indemnify the Depositor and pay certain costs and expenses as identified under the Merger Agreement.

      3. ESCROW FUND. Upon the execution of the Merger Agreement, Depositor has deposited with Escrow Agent pursuant to the Merger Agreement the Escrow Fund, and the

Escrow Agent hereby acknowledges receipt of such Escrow Fund.

      4. INDEMNIFICATION AND OTHER PAYMENTS; DISTRIBUTIONS TO Shareholders.

            (a) PAYMENTS. Depositor may from time to time provide a written instruction to the Escrow Agent, with a copy to the Shareholder Representatives, to deliver to Depositor an amount from the Escrow Fund necessary to satisfy an indemnification or payment obligation of the Shareholders under the Merger Agreement. Upon receipt of such a written instruction from Depositor and upon written consent of any Shareholder Representative (which shall not be unreasonably withheld), the Escrow Agent shall deliver such amount to Depositor. With respect to those indemnification claims that are undisputed, any Shareholder Representative shall promptly authorize the payment of the amount so claimed from the Escrow Deposit.

            (b)    DISTRIBUTIONS.

                   (i) Upon written notification from the Depositor (a "DISTRIBUTION NOTICE"), the Escrow Agent shall distribute to WesBanco Bank Kingwood, Inc. (the "PAYING AGENT") annual Escrow Deposit Releases (as defined in the Merger Agreement), the amount of each such Escrow Deposit Release to be set forth in the Distribution Notice along with such other information as the Escrow Agent shall reasonably require. The Escrow Agent shall have no responsibility as to any payments to the Shareholders; its sole responsibility being to make payments to the Paying Agent as set forth in this SECTION 4(B).

                   (ii) Except as expressly set forth in SECTION 4(B)(III) and
      SECTION 4(C), in calculating the amount of claims for indemnification pursuant to ARTICLE IX of the Merger Agreement for the purpose of retaining Escrow Funds for the payment thereof, the Purchaser shall be entitled to rely on and make reasonable estimates of Losses in connection therewith and will provide the Shareholder Representatives with reasonable documentation to support the estimates of such Losses.

                   (iii)In calculating the amount of any Escrow Deposit Release, the Depositor shall be entitled to deduct a Tax Claim against the amount of the scheduled Escrow Deposit Release only if (i) (A) either the Depositor or Colonial and (B) the majority of the Shareholders' Representatives mutually agree in writing (each in its or his own discretion) to extend the time period within which an assessment of any tax can be made by the IRS against Colonial (or Depositor solely as the parent corporation of Colonial) with respect to any of Colonial's taxable years 1994-1997 or the Short Period, (ii) the IRS issues a notice of any tax deficiency against Colonial (or Depositor solely as the parent corporation of Colonial) for any such year or the Short Period or (iii) the occurrence of some other similar event.

                   (iv) It shall not be necessary for Depositor to have spent any sum of money, or regarding environmental matters, have received any notice alleging noncompliance with Environmental Laws, or have pursued any matter to final judgment for the indemnification obligations of the Shareholders or the right to receive a distribution from the Escrow Deposit to be effective.

            (c) DISPUTE RESOLUTION PROCEDURE FOR ENVIRONMENTAL MATTERS. In the event that a dispute exists (i) as to whether the Completion Evidence establishes that the Shareholders Escrow Obligations have been fulfilled in accordance with the Merger Agreement; (ii) regarding the existence of an Environmental Claim or whether any other matter which is subject to environmental indemnification or payment under Section 9.2 or SECTION 9.3 of the Merger Agreement shall be paid from the Escrow Deposit; (iii) regarding the reasonableness of any cost or expense proposed or incurred, or otherwise associated with any Response Action by the Shareholders or Depositor, or of any Projected Environmental Costs; or (iv) as to the appropriateness of any action taken (or proposed to be taken) or any remedy proposed or selected by either party for any Response Action, then the following procedure shall apply. Within five (5) business days of a party's receipt of documents, instruments or agreements described or relating to the matters described in items (i) - (iv) above, such party will provide to the other party notice that it objects to the matter at issue (an "OBJECTION NOTICE"). Within five (5) business days after receipt of the Objection Notice, each party shall appoint an independent third party environmental expert (collectively, the "SELECTING CONSULTANTS") who, within five (5) business days after their appointment, collectively shall designate a third party environmental consultant (the "THIRD PARTY ENVIRONMENTAL CONSULTANT") to make a determination with respect to such matter. The Third Party Environmental Consultant must be unaffiliated with each of the Selecting Consultants and have neither any relationship nor conflict of interest with Colonial, the Shareholders or Depositor. Colonial, Depositor, and the Shareholders' Representatives shall agree to release the Third Party Environmental Consultant of and from liability for the ultimate correctness of its decision, except for gross negligence, clear abuse of discretion, or fraud. The Selecting Consultants will provide simultaneous written notice to the parties of the Third Party Environmental Consultant's designation within five (5) business days after its or his appointment. Within ten (10) business days thereafter, the Depositor and any Shareholder Representative will each send to the Third Party Environmental Consultant all information it deems relevant to the dispute including, but not limited to, an outline of the party's position regarding to the disputed matter. Such Third Party Environmental Consultant will review such information within ten (10) business days of the day it receives the information package from each of the Depositor and Shareholder Representatives and select either the Depositor's or the Shareholder Representative's position as fair and reasonable, and provide written notice of the same to each party. Such determination will bind both Depositor and Shareholder Representative. The Third Party Environmental Consultant's costs of review will be borne by the party whose position is not adopted by the Third Party Environmental Consultant. If the Shareholder Representatives are such party, the Third Party Environmental Consultant's costs of review will be deducted from the Escrow Deposit. Any costs charged by or associated with the Selecting Consultants shall be borne by the party that appointed the specific Selecting Consultant. With respect to time periods identified in this
      SECTION 4(C), where
      notice is directed to more than one person or entity, the date of receipt of such notice shall be deemed the date the last party receives the notice at issue.

            As an alternative to the dispute resolution provisions herein, the Shareholder Representatives may, at their option, provide written evidence in form and substance acceptable to Depositor in its reasonable discretion of completion of the Shareholders' Environmental Escrow Obligations from applicable Governmental Authorities pursuant to SECTION 9.3 of the Merger Agreement by notice to Depositor within five (5) business days of receipt of an Objection Notice from the Depositor concerning or relating to Completion Evidence.

      5.    INVESTMENT OF ESCROW FUND.

            (a) The Escrow Agent shall be restricted to investing the available amounts in the Escrowed Fund in the following instruments:

                   (i)  United States Government and agency bonds.

                   (ii) Any  evidence of  indebtedness,  the  principal of and interest on which is absolutely and unconditionally guaranteed by the full faith and credit of the United States Government.

                   (iii)Bonds, debentures, notes and other evidence of
            indebtedness issued by United States "domestic" corporations which receive a rating of investment grade by one of the major rating agencies.

                   (iv) Other "dollar" denominated securities (Yankees,
            Eurodollars, etc.)

                   (v) Cash equivalent holdings meeting the following criteria:

                        A. Repurchase Agreements -- providing that the physical
                   receipt by the Escrow Agent of United States Government securities of collateral having a market value at least equal to the amount of the disbursement coincides with the disbursement of the amount of Escrowed Funds.

                        B. Money market funds and other commingled vehicles
                   where safety and stability of principal are paramount in the structure.

                        C. Commercial paper not exceeding, at the time of purchase, 180 days to maturity.

                        D.    Bankers' acceptances.

                        E.    Certificates of deposit.

                        F.    United States Government and agency obligations.

                   (vi) Shares of mutual funds encompassing by criteria
            mentioned in this paragraph.

                   (vii)Such other investments, including stock in domestic
            corporations, as are mutually agreeable to Buyer and the Shareholder Representatives.

            (b) There shall be no limit on the amount of holdings of United States Government bonds, notes, bills, agency obligations or obligations, interest on and principal of which are fully and unconditionally guaranteed by the full faith and credit of the United States Government. Otherwise, no fixed income holding in the fixed income obligations of a single issuer shall exceed, at any point in time, more than 10% of the Escrow Fund's assets.

            (c) Except as set forth herein, the Escrow Fund shall have no investment in any fixed income obligations rated below investment grade by Moody's and/or Standard's and Poor's and/or Duff & Phelps. Should an issue have a split rating, the lower rating shall apply. Commercial paper must be rated A-1/P-1 by at least one rating service. Bankers' acceptances and certificates of deposit must be issued by a bank having a Keefe, Bruyette & Woods rating of A or A/B or B.

            (d) Receipt, investment and reinvestment of the Escrow Fund shall be confirmed by the Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by the Depositor and the Shareholder Representatives within 30 calendar days after receipt thereof. Failure to inform the Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" after the deposit thereof in the United States Mail, postage prepaid. "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in Houston, Texas.

      6. SCOPE OF UNDERTAKING. Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement. Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and the Escrow Fund, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, invest and deliver the Escrow Fund as herein provided.

      7. RIGHT OF INTERPLEADER. Should any controversy arise involving Depositor or any other person, firm or entity with respect to this Agreement, the Escrow Fund, or any part thereof, or the right of any party or other person to receive amounts from the Escrowed Funds, should Escrow Agent become subject to conflicting demands, should Depositor fail to designate another escrow agent as provided in Section 15 hereof, or should Escrow Agent be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the Escrowed Funds until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved, or
(b) institute a bill of interpleader in a district court of Harris County, Texas, to determine the rights of the parties hereto. The right of Escrow Agent to institute such a bill of interpleader shall not, however, be deemed to modify the manner in which Escrow Agent is entitled to make disbursements from the Escrow Fund as hereinabove set forth other than to tender the Escrow Fund into the registry of such court. Should a bill of interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Fund, then, as between itself and Escrow Agent, Depositor hereby binds itself, its successors and assigns, to pay to Escrow Agent prior to any disbursements hereunder its attorney's fees and any and all other disbursements, expenses, losses, costs and damages of Escrow Agent in connection with or resulting from such threatened or actual litigation; provided that Depositor shall be entitled to reimbursement from the Escrow Fund of one-half (1/2) of all such amounts.

      8. RELIANCE; LIABILITY. Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written or oral notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall be responsible for holding, investing, reinvesting and disbursing the Escrow Fund pursuant to this Agreement; provided, however, that in no event shall Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages in excess of Escrow Agent's fee hereunder; and provided, further, that Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) the act, failure or neglect of any agent or correspondent prudently selected by Escrow Agent for the remittance of funds;
(b) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; (c) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers; or
(d) act of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees.

      9. SCOPE OF DUTIES AND ERRORS IN JUDGMENT. Without in any way limiting any other provisions of this Agreement, it is expressly understood and agreed that Escrow Agent shall be under no duty or obligation to give any notice, or to do or to omit the doing of any action or any thing with respect to the Escrow Fund, except to receive, hold, invest and disburse the Escrow Fund in accordance with the terms of this Agreement. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own wilful misconduct or gross negligence. It is agreed that Escrow Agent's duties are purely ministerial in nature, and it is the intention of Depositor that Escrow Agent shall never be required to use or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

      10. INDEMNIFICATION. Depositor and the Shareholders hereby agree to indemnify Escrow Agent, its partners, employees, agents and counsel (each herein called an "INDEMNIFIED PARTY") against, and hold each Indemnified Party harmless from, any and all losses, costs, damages, expenses, claims and attorney's fees, including but not limited to costs of investigation suffered or incurred by any Indemnified Party in connection with or arising out of this Agreement, except such acts or omissions as may result from the wilful misconduct or gross negligence of such Indemnified Party.

      11. NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and (a) delivered against receipt therefor, or (b) mailed by registered or certified mail, return receipt requested and postage prepaid, or (c) sent by telecopy, in each case addressed as follows:

      If to Escrow Agent:           Chase Bank of Texas, National Association
                                    Corporate Trust/Escrow Section
                                    600 Travis, Suite 1150
                                    Houston, Texas 77002
                                    Attention: May Ng
                                    Telecopy: (713) 216-5476

      If to Depositor:              The York Group, Inc.
                                    9430 Old Katy Road
                                    Houston, Texas 77055
                                    Attention: Cristen Cline
                                    Telecopy:  (713) 984-5517


      If to Shareholders:           Harry Van Iderstine
                                    812 Timberlane Drive
                                    New Smyrna Beach, Florida 32168
                                    Attention:  Harry Van Iderstine
                                    Telecopy No.:  904/428-9725

                                    Paul B. Wilson
                                    4782 N.W. Aberdeen Circle
                                    Palm City, Florida 34990
                                    Telecopy No.:  561/287-8421

                                    R. Buford Sears
                                    M&T Bank
                                    One Fountain Plaza, 12th Floor
                                    Buffalo, New York 14203-1495
                                    Telecopy No.:   716/848-7318

All notices given in accordance herewith shall be deemed to have been received by the parties to whom such notices are directed (x) upon delivery, if delivered personally or sent by telecopy, or (y) three (3) days after the date of transmittal thereof, if sent by mail. Any party to this Agreement may change the address to which such communications are to be addressed by giving written notice to the other party in the manner provided in this section.

      12. CONSULTATION WITH LEGAL COUNSEL. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question related to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by Escrow Agent in good faith upon the advice of such counsel.

      13. GOVERNING LAW. This Agreement shall be construed and controlled in all respects in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable conflicts of laws thereof.

      14. COMPENSATION AND REIMBURSEMENT OF EXPENSES. Depositor hereby agrees to pay Escrow Agent for its services hereunder in accordance with Escrow Agent's fee schedule as in effect from time to time and to pay all expenses incurred by Escrow Agent in connection with the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys' fees, brokerage costs and related expenses incurred by Escrow Agent; provided that Depositor shall be entitled to the reimbursement from the Escrow Fund of one-half (1/2) of all such amounts. The foregoing notwithstanding, the Shareholders shall be jointly and severally liable to Escrow Agent for the payment of all such fees and expenses not otherwise paid by the Depositor. In the event the Depositor for any reason fails to pay any such fees and expenses as and when the same are due, such unpaid fees and expenses shall be charged to and set-off and paid from the Escrow Fund by Escrow Agent without any further notice.

      Each of Depositor and the Shareholders shall provide Escrow Agent with its taxpayer identification number documented by an appropriate Form W-8 or Form W-9 upon execution of this Escrow Agreement. Failure to so provide such forms may prevent or delay disbursements from the Escrow Fund and may also result in the assessment of a penalty and Escrow Agent's being required to withhold tax on any interest or other income earned on the Escrow Fund. Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.

      15. RESIGNATION. Escrow Agent may resign and be discharged from its duties or obligations hereunder upon 10 days prior written notice to Depositor and the Shareholder Representatives, and upon the instruction of Depositor, shall deliver the Escrow Fund to any designated substitute Escrow Agent selected by Depositor, which substitute Escrow Agent shall be consented to by any Shareholder Representative. If Depositor fails to designate a substitute Escrow Agent within 10 days after the giving of such notice, or fails to obtain the required consent, Escrow Agent may institute a bill of interpleader as contemplated by Section 7 hereof in the registry of a district court of Harris County, Texas, as provided for in this Agreement.

      16. SEVERABILITY. If one or more of the provisions hereof shall for any reason be held invalid, illegal or unenforceable in any respect under applicable law, such invalidity or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      17. TERMINABILITY. (a) Upon disbursement of all the Escrow Fund in accordance with Sections 4 or 15 hereof, this Agreement shall terminate; provided, that the provisions of Sections 7, 10 and 14 shall remain in full force and effect for so long as Escrow Agent may have any liability.

            (b) At any time during the term of this Agreement, upon 10 days prior written notice to the Escrow Agent, Depositor and any Shareholder Representative may jointly terminate and discharge the Escrow Agent from its duties and obligations hereunder and may designate a substitute escrow agent as mutually agreed by Depositor and such Shareholder Representative. In the event of such termination, the Escrow Agent shall promptly deliver the Escrowed Funds to the substitute escrow agent and the Escrow Agent shall have no further duties or obligations hereunder.

      18. ASSIGNMENT. The Agreement shall not be assigned by either the Depositor or the Shareholders without the prior written consent of the Escrow Agent, which consent shall not be unreasonably withheld.

      19. GENERAL. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the parties hereto or their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person rights or remedies under or by reason of this Agreement. Neither the existence of this Agreement nor the disbursement of the Escrow Fund or any portion thereof to Depositor in accordance with its instructions shall be construed or interpreted as a limitation or waiver of any rights, remedies or claims Depositor may have under any agreement, at law, in equity or otherwise.

      IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed the date and year first written above.

                                    THE YORK GROUP, INC.


                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________


                                    SHAREHOLDER REPRESENTATIVES


                                    Harry Van Iderstine


                                    Paul Wilson


                                    Buford Sears



                                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Escrow Agent

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________

                                    EXHIBIT H

                                LOCKUP AGREEMENT

                                LOCK-UP AGREEMENT

      THIS LOCK-UP AGREEMENT ("Agreement"), is made and entered into as of the ______ day of February, 1998, by and between THE YORK GROUP, INC., a Delaware corporation ("York"), and the Shareholder executing this Agreement at the foot hereof ("Shareholder").

                                    RECITALS:

             A. York has entered into an Agreement and Plan of Merger, by and among York, Colonial Acquisition Corp. ("Acquisition"), and Colonial Guild, Ltd. ("Colonial"), dated as of the day of February, 1998 ("Merger Agreement"), which contemplates the acquisition by York of the common stock of Colonial, pursuant to the merger of Acquisition with and into Colonial (the "Merger");

             B. In order to induce York to enter into the Merger Agreement, the Shareholder is willing to enter into this Agreement;

             NOW, THEREFORE, in consideration of the premises and the respect to representations, warranties, covenants, agreements and conditions contained herein and in the Merger Agreement, the parties hereto agree as follows:

                                    SECTION 1

                            COVENANTS OF SHAREHOLDER

             1.1 VOTE OF SHAREHOLDER. At the meeting of shareholders of Colonial referred to in the Merger Agreement (the "Meeting"), the Shareholder shall vote or cause to be voted the shares of Colonial common stock indicated to be owned by such Shareholder at the foot hereof and any other shares of Colonial common stock now owned or hereafter acquired by such Shareholder in favor of, and to approve the principal terms of, the Merger and any other matters contemplated by the Merger Agreement which require the approval of the shareholders of Colonial.

                                    SECTION 2

                                COVENANT OF YORK

             2.1 TAKING OF NECESSARY ACTION. York shall take or cause to be taken all such action as may be reasonably necessary or appropriate in order to effectuate the transactions contemplated hereby and by the Merger Agreement on and subject to the terms and conditions set forth therein.

                                    SECTION 3

             REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

             3.1 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. The Shareholder represents and warrants to, and agrees with, York as follows:

                   A. CAPACITY. The Shareholder has all requisite capacity to enter into and perform such Shareholder's obligations under this Agreement.

                   B. BINDING AGREEMENT. This Agreement constitutes a valid and legally binding agreement of such Shareholder.

                   C. OWNERSHIP OF SHARES. ETC. The number of shares of Colonial common stock owned by such Shareholder is correctly set forth at the foot hereof. Such Shareholder has good title to all shares of Colonial common stock indicated to be owned by such Shareholder on the date of the Meeting, will have good title to all such shares, and as of the Closing Date will have title thereto, free and clear of any liens, security interests, charges or other encumbrances, provided that such Shareholder may sell or transfer his shares to any person who, prior to the sale, agrees in writing to be bound fully by the terms hereof.

                                    SECTION 4

                              UPDATING INFORMATION

             4.1 UPDATING INFORMATION. In the event that the Shareholder shall discover that any representation or warranty made herein by such party was or is false or misleading in any material respect when made or that any event has occurred so that such representation or warranty or such party made herein would, if made at and as of the occurrence of such event, or thereafter, be incorrect in any material respect, the Shareholder shall deliver to York a statement specifying that it is delivered pursuant to this Section 4.1 and stating in reasonable detail the facts with respect thereto.

                                    SECTION 5

                             TERMINATION ABANDONMENT

             5.1 AUTOMATIC TERMINATION. This Agreement shall automatically be terminated and of no further force and effect if the Merger Agreement is terminated and abandoned in accordance with the terms thereof.

                                    SECTION 6

                                  MISCELLANEOUS

             6.1 AMENDMENT., SUPPLEMENT AND WAIVER. This Agreement may be amended or supplemented, and compliance with the provisions hereof may be waived, only by an

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instrument in writing signed by the party against whom enforcement of such amendment, supplement or waiver of compliance is sought.

             6.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             6.3 HEADINGS. ETC. The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The terms used herein which are not otherwise defined herein and which are defined in the Merger Agreement shall have the meanings therein assigned.

             6.4 SURVIVAL. All representations, warranties and agreements of the Shareholder made in this Agreement shall survive the Closing Date of the Merger and shall be binding on the heirs, distributees and personal representatives of the Shareholder.

             6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, USA, without regard to provisions of conflicts of law.

             6.6 SPECIFIC PERFORMANCE. It is recognized and agreed that monetary damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his or its obligation shall be enforceable by a court order requiring specific performance.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          THE YORK GROUP, INC.


                                          By:______________________________
                                          Its:_____________________________


                                          SHAREHOLDER:

                                          _________________________________
                                          PAUL B. WILSON

                                          NUMBER OF SHARES:________________

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                          THE YORK GROUP, INC.


                                          By:______________________________
                                          Its:_____________________________


                                          SHAREHOLDER:

                                          _________________________________
                                          R. BUFORD SEARS

                                          NUMBER OF SHARES:________________

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                          THE YORK GROUP, INC.


                                          By:______________________________
                                          Its:_____________________________


                                          SHAREHOLDER:

                                          _________________________________
                                          MICHAEL C. MATUSKA

                                          NUMBER OF SHARES:________________

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          THE YORK GROUP, INC.


                                          By:______________________________
                                          Its:_____________________________


                                          SHAREHOLDER:

                                          _________________________________
                                          KAREN L. BAYLOR

                                          NUMBER OF SHARES:________________

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          THE YORK GROUP, INC.


                                          By:______________________________
                                          Its:_____________________________


                                          SHAREHOLDER:

                                          _________________________________
                                          JOHN CRERAR

                                          NUMBER OF SHARES:________________

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          THE YORK GROUP, INC.


                                          By:______________________________
                                          Its:_____________________________


                                          SHAREHOLDER:

                                          MEGAMIKE, L.P.

                                          By:______________________________
                                          Its:_____________________________

                                          NUMBER OF SHARES:________________

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                          THE YORK GROUP, INC.


                                          By:______________________________
                                          Its:_____________________________


                                          SHAREHOLDER:

                                          _________________________________
                                          THOMAS HARRIMAN

                                          NUMBER OF SHARES:________________